Filed Pursuant to Rule 424(b)(2)
Registration No. 333-269222

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated August 7, 2023

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 13, 2023)

$

% Notes due

We are offering $        in aggregate principal amount of    % notes due        , which we refer to as the Notes. The Notes will mature on        ,        . We will pay interest on the Notes on        and        of each year, beginning on        , 2024. We may redeem the Notes in whole or in part at any time or from time to time at the redemption price discussed under the caption “Description of Notes—Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase the Notes at 100% of their principal amount upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our direct, general unsecured obligations and rank pari passu, or equal, with all existing and future unsecured unsubordinated indebtedness issued by us, but will rank senior to our future indebtedness that is expressly subordinated in right of payment to the Notes. We are a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. We seek to generate current income primarily through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities.

As of June 30, 2023, our investment portfolio consisted of investments in 130 portfolio companies (including 44 structured credit investments, which include each series of collateralized loan obligation as a separate portfolio company investment) with an aggregate fair value of $3,089.0 million. We intend to continue to pursue an investment strategy focused primarily on direct origination of loans to middle-market companies domiciled in the United States.

We are an externally managed, closed-end, non-diversified management investment company. Sixth Street Specialty Lending Advisers, LLC, or the Adviser, acts as our investment adviser and administrator. We and the Adviser are part of Sixth Street Partners, LLC, a global investment firm with over $65 billion in assets under management as of June 30, 2023.

The companies in our investment portfolio are typically highly leveraged, and, in many cases, our investments in these companies are not rated by any rating agency. If these investments were rated, we believe that most would likely receive a rating of below investment grade (that is, below BBB- or Baa3, which is often referred to as “junk”). Our exposure to below investment grade instruments involves certain risks, including speculation with respect to the borrower’s capacity to pay interest and repay principal. The debt investments in our portfolio generally have a significant portion of principal due at the maturity of the investment, which would result in a substantial loss to us if such borrowers are unable to refinance or repay their debt at maturity.

Substantially all of our debt investments have variable interest rates that reset periodically based on interest rate benchmarks such as the London Interbank Offered Rate, the Euro Interbank Offered Rate, the Canadian Dollar Offered Rate, the Secured Overnight Financing Rate, the Sterling Overnight Interbank Average Rate or the Prime Rate. As a result, significant increases in such interest rate benchmarks (or any replacement benchmarks) in the future would make it more difficult for these borrowers to service their obligations under the debt investments that we hold.

Investing in the Notes involves risks, including the risk of leverage, that are described in the “Risk Factors” section beginning on page S-8 of this prospectus supplement and page 22 of the accompanying prospectus and the matters discussed in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Please read this prospectus supplement and the accompanying prospectus, including any information incorporated by reference herein or therein, before investing and keep such documents for future reference. This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein or therein, contain important information about us that a prospective investor ought to know before investing in our securities. Information required to be included in a Statement of Additional Information may be found in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. We also file periodic and current reports, proxy statements and other information about us with the Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 888 7th Avenue, 41st Floor, New York, NY 10106, Attention: TSLX Investor Relations, by emailing us at IRTSLX@sixthstreet.com or visiting our website at http://www.sixthstreetspecialtylending.com. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount (sales load)		%	$
Proceeds to us, before expenses(2)		%	$

(1)	The public offering price set forth above does not include accrued interest, if any. Interest on the Notes must be paid by the purchaser if the Notes are delivered after , 2023.
(2)	Before deducting expenses payable by us related to this offering, estimated at $ .

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Notes in book-entry form only through The Depository Trust Company will be made on or about        , 2023.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	SMBC Nikko

The date of this prospectus supplement is        , 2023.

We have not, and the underwriters have not, authorized anyone to give you any information other than in this prospectus supplement, the accompanying prospectus or any information that we have incorporated by reference herein or therein, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein or therein, is accurate only as of the date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date. We will update these documents to reflect material changes only as required by law.

Prospectus Supplement

Prospectus

S-i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

In addition to factors identified elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•

an economic downturn, including the current and future economic effects of the COVID-19 pandemic, could impair our portfolio companies’ abilities to continue to operate, which could lead to the loss of some or all of our investments in those portfolio companies;

•

such an economic downturn could disproportionately impact the companies in which we have invested and others that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;

•	such an economic downturn could also impact availability and pricing of our financing;

•	an inability to access the capital markets could impair our ability to raise capital and our investment activities;

•	inflation could negatively impact our business, including our ability to access the debt markets on favorable terms, or could negatively impact our portfolio companies; and

•

the risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), Part I, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “1Q 2023 Quarterly Report”), Part I, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “2Q 2023 Quarterly Report”), any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and those discussed in other documents we file with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, some of those assumptions are based on the work of third parties and any of those assumptions could prove to be inaccurate; as a result, forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement or the accompanying prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include, among other things, those described or identified in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in Part I, Item 1A of our 2022 Annual Report and in Part I, Item 1A of our 1Q 2023 Quarterly Report and our 2Q 2023 Quarterly Report, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and those discussed in other documents we file with the SEC and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein or therein, except as required by applicable law.

THE COMPANY

This summary highlights some of the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully. In particular, you should read the more detailed information set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus and the consolidated financial statements and the related notes included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

As used in the prospectus supplement and the accompanying prospectus, except where the context suggests otherwise, references to:

•

“TSLX,” “Sixth Street Specialty Lending,” “we,” “us,” “our,” the “Company,” and the “Registrant” refer to Sixth Street Specialty Lending, Inc., a Delaware corporation, and its consolidated subsidiaries;

•

the consolidated subsidiaries of Sixth Street Specialty Lending, Inc. refers to TC Lending, LLC, Sixth Street SL SPV, LLC, Sixth Street SL Holding, LLC, each a Delaware limited liability company, and Sixth Street Specialty Lending Sub, LLC, a limited liability company incorporated under the laws of the Cayman Islands;

•	“Adviser” refers to Sixth Street Specialty Lending Advisers, LLC, a Delaware limited liability company; and

•	“Sixth Street” refers to Sixth Street Partners, LLC together with its affiliates.

We have elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended, or the 1940 Act. In addition, for U.S. federal income tax purposes we have elected to be treated as a regulated investment company, or RIC, under the Internal Revenue Code of 1986, as amended, or the Code.

Sixth Street Specialty Lending

We are a specialty finance company focused on lending to middle-market companies. Since we began our investment activities in July 2011, through June 30, 2023, we have originated more than $27.6 billion aggregate principal amount of investments and retained approximately $9.6 billion aggregate principal amount of these investments on our balance sheet prior to any subsequent exits and repayments. We seek to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds, equity securities and other instruments.

By “middle-market companies,” we mean companies that have annual earnings before interest, income taxes, depreciation and amortization, or EBITDA, which we believe is a useful proxy for cash flow, of $10 million to $250 million, although we may invest in larger or smaller companies on occasion. As of June 30, 2023, our core portfolio companies, which excludes certain investments that fall outside of our typical borrower profile and represent 91.3% of our total investments based on fair value, had weighted average annual revenue of $205.3 million and weighted average annual EBITDA of $67.3 million.

We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on direct equity investments, capital gains on the sale of investments and various loan origination and other fees.

We have operated as a BDC since we began our investment activities in July 2011, and we are currently one of the largest BDCs by total assets. In conducting our investment activities, we believe that we benefit from the significant scale and resources of our Adviser and its affiliates.

Investment Portfolio

The companies in which we invest use our capital to support organic growth, acquisitions, market or product expansion and recapitalizations (including restructurings).

We invest in first-lien debt, second-lien debt, mezzanine and unsecured debt and equity and other investments. Our first-lien debt may include stand-alone first-lien loans; “last out” first-lien loans, which are loans that have a secondary priority behind super-senior “first out” first-lien loans; “unitranche” loans, which are loans that combine features of first-lien, second-lien and mezzanine debt, generally in a first-lien position; and secured corporate bonds with similar features to these categories of first-lien loans. Our second-lien debt may include secured loans, and, to a lesser extent, secured corporate bonds, with a secondary priority behind first-lien debt.

As of June 30, 2023, our portfolio based on fair value consisted of 90.6% first-lien debt investments, 1.3% second-lien debt investments, 1.3% mezzanine debt investments, 5.0% equity and other investments and 1.8% structured credit investments. As of June 30, 2023, 99.2% of our debt investments based on fair value bore interest at floating rates, with 100.0% of these subject to interest rate floors, which we believe helps act as a portfolio-wide hedge against inflation.

As of June 30, 2023, we had investments in 130 portfolio companies (including 44 structured credit investments, which include each series of collateralized loan obligation as a separate portfolio company investment) with an aggregate fair value of $3,089.0 million. For the three months ended June 30, 2023, the principal amount of new investments funded was $240.0 million in six new portfolio companies and four existing portfolio companies. For this period, we had $114.1 million aggregate principal amount in exits and repayments.

As of June 30, 2023, the largest single investment based on fair value represented 2.5% of our total investment portfolio. As of June 30, 2023, the average investment size in each of our portfolio companies was approximately $23.8 million based on fair value. Portfolio companies includes investments in structured products including each series of collateralized loan obligation as a portfolio company investment. When excluding investments in structured credit investments, the average investment in our remaining portfolio companies was approximately $35.3 million as of June 30, 2023. As of June 30, 2023, the largest industry represented 15.7% of our total portfolio based on fair value.

Since we began investing in 2011 through June 30, 2023, weighted by capital invested, our exited investments have generated an average realized gross internal rate of return to us of 17.5% (based on total capital invested of $6.8 billion and total proceeds from these exited investments of $8.5 billion). Ninety percent of these exited investments resulted in a realized gross internal rate of return to us of 10% or greater. For a description of how we calculate gross internal rates of return, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Realized Gross Internal Rate of Return” in Part I, Item 2 of our 2Q 2023 Quarterly Report, which is incorporated herein by reference.

Corporate Structure

Sixth Street Specialty Lending, Inc. is a Delaware corporation formed on July 21, 2010. Sixth Street Specialty Lending Advisers, LLC is our external manager.

Our portfolio is subject to diversification and other requirements because we elected to be regulated as a BDC under the 1940 Act and treated as a RIC for U.S. federal income tax purposes. We made our BDC election on April 15, 2011. We intend to maintain these elections. See “Regulation as a Business Development Company” in Part I, Item 1 of our 2022 Annual Report, which is incorporated herein by reference, for more information on these requirements.

About Our Adviser

Our Adviser is a Delaware limited liability company. Our Adviser acts as our investment adviser and administrator and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940, as amended, or the Advisers Act.

Our Adviser sources and manages our portfolio through our Investment Team, a dedicated team of investment professionals predominately focused on us. Our Investment Team is led by our Chairman and Chief Executive Officer and our Adviser’s Co-Chief Investment Officer Joshua Easterly and our Adviser’s Co-Chief Investment Officer Alan Waxman, both of whom have substantial experience in credit origination, underwriting and asset management. Our investment decisions are made by our Investment Review Committee, which includes senior personnel of our Adviser and affiliates of Sixth Street Partners, LLC or “Sixth Street.”

Sixth Street is a global investment business with over $65 billion of assets under management as of June 30, 2023. Sixth Street’s core platforms include Sixth Street Specialty Lending, Sixth Street Lending Partners, which is aimed at U.S. upper middle-market loan originations, Sixth Street Specialty Lending Europe, which is aimed at European middle-market loan originations, Sixth Street TAO, which has the flexibility to invest across all of Sixth Street’s private credit market investments, Sixth Street Opportunities, which focuses on actively managed opportunistic investments across the credit cycle, Sixth Street Credit Market Strategies, which is the firm’s “public-side” credit investment platform focused on investment opportunities in broadly syndicated leveraged loan markets, Sixth Street Growth, which provides financing solutions to growing companies, Sixth Street Fundamental Strategies, which primarily invests in secondary credit, and Sixth Street Agriculture, which invests in niche agricultural opportunities. Sixth Street has a long-term oriented, highly flexible capital base that allows it to invest across industries, geographies, capital structures and asset classes. Sixth Street has extensive experience with highly complex, global public and private investments executed through primary originations, secondary market purchases and restructurings, and has a team of over 520 investment and operating professionals. As of June 30, 2023, forty-nine (49) of these personnel are dedicated to our business, including thirty-seven (37) investment professionals.

Our Adviser consults with Sixth Street in connection with a substantial number of our investments. The Sixth Street platform provides us with a breadth of large and scalable investment resources. We believe we benefit from Sixth Street’s market expertise, insights into industry, sector and macroeconomic trends and intensive due diligence capabilities, which help us discern market conditions that vary across industries and credit cycles, identify favorable investment opportunities and manage our portfolio of investments. Sixth Street and its affiliates will refer all middle-market loan origination activities for companies domiciled in the United States to us and conduct those activities through us. The Adviser will determine whether it would be permissible, advisable or otherwise appropriate for us to pursue a particular investment opportunity allocated to us.

Recent Developments

In connection with this offering, we intend to enter into interest rate swaps to better align the interest rates of our liabilities with our investment portfolio, which consists of predominately floating rate loans.

Corporate Information

Our principal executive offices are located at 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201 and our telephone number is (469) 621-3001. Our corporate website is located at http://www.sixthstreetspecialtylending.com. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING

This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines certain legal and financial terms of the Notes. You should read this section together with the more detailed description of the Notes under the heading “Description of Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes, as amended from time to time, the “indenture”.

Issuer	Sixth Street Specialty Lending, Inc., a Delaware corporation

Title of the Securities	% Notes due

Total Aggregate Principal Amount Being Offered	$

Initial Public Offering Price	% of the aggregate principal amount of Notes

Interest Rate	%

Yield to Maturity	%

Trade Date	, 2023

Issue Date	, 2023

Maturity Date	,

Interest Payment Dates	and , commencing , 2024

Ranking of Notes	The Notes will be our direct, general unsecured obligations and will rank:

• Senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes;

•  Pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, including, without limitation, as of June 30, 2023, approximately $347.5 million aggregate principal amount of outstanding indebtedness under our unsecured notes due November 2024, which we refer to as the 2024 Notes, and approximately $300.0 million aggregate principal amount of outstanding indebtedness under our unsecured notes due August 2026, which we refer to as the 2026 Notes;

•  Effectively subordinated, or junior, to any of our secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, including, without limitation, approximately $1,050.8 million aggregate principal amount of outstanding indebtedness as of June 30, 2023 under our Senior Secured Revolving Credit Agreement, dated August 23, 2012, as amended, which we refer to as the Revolving Credit Facility; and

• Structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of June 30, 2023, our total consolidated indebtedness was approximately $1,698.3 million aggregate principal amount outstanding, of which approximately $1,050.8 million was secured indebtedness at the TSLX level and none of which was indebtedness of our subsidiaries. After giving effect to the issuance of the Note, and assuming the net proceeds therefrom are used to repay outstanding borrowings under the Revolving Credit Facility, our total consolidated indebtedness would have been approximately $ million aggregate principal amount outstanding as of June 30, 2023. See “Capitalization”.

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	We may redeem some or all of the Notes, in whole or in part, at any time, or from time to time, at a redemption price, prior to Par Call Date, equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date; provided, however, that if we redeem any Notes on or after the Par Call Date, the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the redemption date. Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act.

Sinking Fund	The Notes will not be subject to any sinking fund. A sinking fund is a reserve fund accumulated over a period of time for the retirement of debt.

Offer to Purchase upon a Change of Control Repurchase Event	If a Change of Control Repurchase Event occurs prior to maturity, unless we have exercised our right to redeem the Notes in full, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Legal Defeasance	The Notes are subject to legal defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the Trustee an opinion of counsel as described herein under “Description of Notes—Satisfaction and Discharge; Defeasance,” we can legally release ourselves from all payment and other obligations on the Notes.

Covenant Defeasance	The Notes are subject to covenant defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the Trustee an opinion of counsel as described herein under “Description of Notes—Satisfaction and Discharge; Defeasance,” we will be released from some of the restrictive covenants in the indenture.

Form of Notes	The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, Paying Agent and Registrar	Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association

Events of Default	If an event of default (as described under “Description of Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

Other Covenants

In addition to the covenants described in the accompanying prospectus, the following covenants shall apply to the Notes:

•  We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

•  If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles, or GAAP.

No Established Trading Market	The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. See “Underwriting.” Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Global Clearance and Settlement Procedures	Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the Trustee or the paying agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law	The Notes and the indenture are governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

Investing in our securities involves a number of significant risks. You should carefully consider the risks set out below and the risk factors incorporated by reference in Part I, Item 1A, “Risk Factors,” in our 2022 Annual Report, Part I, Item IA, “Risk Factors,” in our Q1 2023 Quarterly Report and our Q2 2023 Quarterly Report, and in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, together with the other information set forth in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, including our consolidated financial statements and the related notes thereto, and any free writing prospectus that we may authorize for use in connection with this offering, as updated by our subsequent filings under the Exchange Act, before making a decision about investing in our securities. The risks and uncertainties set out below and discussed in our 2022 Annual Report, our Q1 2023 Quarterly Report, Q2 2023 Quarterly Report and in the accompanying prospectus are not the only ones we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also materially and adversely affect our business, financial condition and results of operations. In such case, our net asset value and the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to This Offering

The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.

The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated, or junior, to any secured indebtedness or other obligations we or our subsidiaries have currently incurred and may incur in the future (or any indebtedness that is initially unsecured that we later secure) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of June 30, 2023, we had approximately $1,050.8 million aggregate principal amount of outstanding indebtedness under the Revolving Credit Facility. The Revolving Credit Facility is secured by a perfected first-priority security interest in substantially all the portfolio investments held by us and each guarantor party thereto; the indebtedness thereunder is therefore effectively senior to the Notes to the extent of the value of such assets.

The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of TSLX and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes are structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by any of our subsidiaries, financing vehicles or similar facilities and any subsidiaries, financing vehicles or similar facilities that we may in the future acquire or establish. Our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.

Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

As of June 30, 2023 our total consolidated indebtedness was approximately $1,698.3 million aggregate principal amount outstanding, of which approximately $1,050.8 million was secured indebtedness at the TSLX level and none of which was indebtedness of our subsidiaries, and approximately $647.5 million aggregate principal amount was unsecured indebtedness.

The use of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding indebtedness;

•

resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in substantially all of our debt becoming immediately due and payable;

•	reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates; and

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our Revolving Credit Facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Notes, on or before it matures. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets or seeking additional equity. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to our stockholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements, including our payment obligations under the Notes.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. The Notes are rated by Moody’s Investor Service, or Moody’s, S&P Global Ratings, or S&P, and Fitch Ratings, or Fitch. There can be no assurance that their respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by Moody’s, S&P or Fitch if in any of their respective judgments future circumstances relating to the basis of the credit rating, such as adverse changes in our company, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.

The indenture governing the Notes contains limited protection for holders of the Notes.

The indenture governing the Notes offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes do not place any restrictions on our or our subsidiaries’ ability to:

•

issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be pari passu, or equal, in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the value of the assets securing such indebtedness, (3) indebtedness or other obligations of ours that are guaranteed by one or more of our subsidiaries and which therefore are structurally senior to the Notes and (4) indebtedness or obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities that would be senior to our equity interests in those entities and therefore rank structurally senior to the Notes with respect to the assets of those subsidiaries, in each case other than an incurrence of indebtedness or other obligations that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	enter into transactions with affiliates;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Certain of our current debt instruments include more protections for their holders than the indenture and the Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

The optional redemption provision may materially adversely affect your return on the Notes.

The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes being redeemed.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including a default under our Revolving Credit Facility or under the 2024 Notes or 2026 Notes, or under other indebtedness to which we may be a party, that is not waived by the required lenders or holders and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes.

If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Revolving Credit Facility or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders or holders under the agreements governing our indebtedness, or other indebtedness that we may incur in the future, to avoid being in default. If we breach our covenants under the agreements governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

If we are unable to repay debt, lenders having secured obligations, including the lenders under our Revolving Credit Facility, could proceed against the collateral securing the debt. Because our Revolving Credit Facility, 2024 Notes and 2026 Notes have, the indenture will have, and any future debt will likely have, customary cross-default provisions, if the indebtedness thereunder, hereunder or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due. See “Description of Notes” in this prospectus supplement and “Description of Our Debt Securities” in the accompanying prospectus.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event, as defined in the indenture that governs the Notes, as supplemented, subject to certain conditions, we will be required to offer to repurchase all outstanding Notes at 100% of their principal amount, plus accrued and unpaid interest. The source of funds for that purchase of Notes will be our available cash or cash generated from our operations or other potential sources, including borrowings, investment repayments, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of the Revolving Credit Facility provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the credit facility at that time and to terminate the credit facility. In addition, the indentures governing our 2024 Notes and 2026 Notes each contain a provision that would require us to offer to purchase the respective 2024 Notes or 2026 Notes upon the occurrence of a fundamental change.

Any failure to comply with these provisions would constitute an event of default under each of the other agreements governing our indebtedness, including the indenture. Our future debt instruments also may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase all the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes or our other debt. See “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

We cannot assure that an active trading market will be maintained for the Notes.

The Notes are a new issue of debt securities and there currently is no trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the underwriters have advised us that they currently intend to make a market in the Notes but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. In addition, any market-making activity will be subject to limits imposed by law. Accordingly, we cannot assure you that a liquid trading market will be maintained for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market is not maintained, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of $        million aggregate principal amount of Notes in this offering will be approximately $            million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use 100% of the net proceeds of this offering to pay down a portion of the outstanding indebtedness on the Revolving Credit Facility on or about the date of the closing of this offering. As of June 30, 2023, aggregate commitments under the facility were $1.710 billion. However, through reborrowing under the Revolving Credit Facility, we intend to make new investments in accordance with our investment objective and strategies described in this prospectus supplement and the accompanying prospectus. The stated maturity date of the Revolving Credit Facility is June 12, 2028 with respect to $1.465 billion of commitments, January 31, 2025 for $25.0 million of commitments, February 4, 2026 for $50.0 million of commitments and April 23, 2027 with respect to $170.0 million of commitments. As of June 30, 2023, amounts drawn under the facility bear interest at either the applicable reference rate plus an applicable credit spread adjustment, plus a margin of either 1.75% or 1.875%, or the base rate plus a margin of either 0.75% or 0.875%. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Revolving Credit Facility” in Part II, Item 2 of our 2Q 2023 Quarterly Report.

Affiliates of certain underwriters are lenders under the Revolving Credit Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down a portion of the outstanding indebtedness under the Revolving Credit Facility.

SENIOR SECURITIES

Information about our senior securities is shown in the following table as of the end of each fiscal year ended December 31 since we commenced operations and as of June 30, 2023. The report of our independent registered public accounting firm, KPMG LLP, on the senior securities table as of December 31, 2022 is attached as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. This information about our senior securities should be read in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2022 Annual Report, our Q1 2023 Quarterly Report and our Q2 2023 Quarterly Report.

Class and Year/Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
Revolving Credit Facilities
December 31, 2023 (as of June 30, 2023 Unaudited)	$1,050.8	$1,860.9	—	N/A
December 31, 2022	$719.3	$1,885.7	—	N/A
December 31, 2021	$316.4	$2,053.6	—	N/A
December 31, 2020	$472.3	$2,045.4	—	N/A
December 31, 2019	$495.7	$2,004.1	—	N/A
December 31, 2018	$187.5	$2,705.2	—	N/A
December 31, 2017	$486.8	$2,355.3	—	N/A
December 31, 2016	$578.7	$2,376.6	—	N/A
December 31, 2015	$540.3	$2,257.3	—	N/A
December 31, 2014	$283.9	$3,110.3	—	N/A
December 31, 2013	$432.3	$2,329.5	—	N/A
December 31, 2012	$331.8	$2,445.9	—	N/A
December 31, 2011	$155.0	$2,116.7	—	N/A
Convertible Senior Notes due 2019
December 31, 2023 (as of June 30, 2023 Unaudited)	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	—	—	—	N/A
December 31, 2020	—	—	—	N/A
December 31, 2019	—	—	—	N/A
December 31, 2018	$114.3	$2,705.2	—	N/A
December 31, 2017	$113.7	$2,355.3	—	N/A
December 31, 2016	$113.1	$2,376.6	—	N/A
December 31, 2015	$112.5	$2,257.3	—	N/A
December 31, 2014	$111.9	$3,110.3	—	N/A
Convertible Senior Notes due 2022
December 31, 2023 (as of June 30, 2023 Unaudited)	—	—	—	N/A
December 31, 2022	—	—	—	N/A
December 31, 2021	$100.0	$2,053.6	—	N/A
December 31, 2020	$142.5	$2,045.4	—	N/A
December 31, 2019	$171.9	$2,004.1	—	N/A
December 31, 2018	$171.7	$2,705.2	—	N/A
December 31, 2017	$114.7	$2,355.3	—	N/A
2023 Notes
December 31, 2023 (as of June 30, 2023 Unaudited)	—	—	—	N/A
December 31, 2022	$150.0	$1,885.7	—	N/A
December 31, 2021	$150.0	$2,053.6	—	N/A
December 31, 2020	$150.0	$2,045.4	—	N/A
December 31, 2019	$150.0	$2,004.1	—	N/A
December 31, 2018	$150.0	$2,705.2	—	N/A
2024 Notes
December 31, 2023 (as of June 30, 2023 Unaudited)	$347.0	$1,860.9	—	N/A
December 31, 2022	$346.8	$1,885.7	—	N/A
December 31, 2021	$346.4	$2,053.6	—	N/A
December 31, 2020	$346.1	$2,045.4	—	N/A
December 31, 2019	$297.2	$2,004.1	—	N/A
2026 Notes
December 31, 2023 (as of June 30, 2023 Unaudited)	$298.7	$1,860.9	—	N/A
December 31, 2022	$298.5	$1,885.7	—	N/A
December 31, 2021	$298.1	$2,053.6	—	N/A

(1)	Total amount of each class of senior securities outstanding at carrying value, excluding the impact of deferred financing costs, at the end of the period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading.

CAPITALIZATION

The following table sets forth our consolidated capitalization at June 30, 2023. You should read this table together with “Use of Proceeds” described in this prospectus supplement and our most recent balance sheet included in our 2023 2Q Quarterly Report incorporated by reference in this prospectus supplement.

As of June 30, 2023 (unaudited)
(Amounts in thousands, except share and per share amounts)
Cash and cash equivalents	$25,855
Debt(1)
Revolving Credit Facility	1,050,784
2024 Notes	347,500
2026 Notes	300,000
Total Debt	1,698,284
Stockholders’ Equity
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	$—
Common stock, $0.01 par value; 400,000,000 shares authorized; 87,905,481 shares issued and 87,241,231 shares outstanding	879
Additional paid-in capital	1,395,409
Treasury stock at cost, 664,250 shares	(10,459)
Distributable earnings	74,700
Total stockholders’ equity	$1,460,529
Total capitalization	$3,184,668

(1)	The above table reflects the principal amount of indebtedness outstanding as of June 30, 2023.

DESCRIPTION OF NOTES

The following description of the particular terms of the        % Notes due        supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

We will issue the Notes under a base indenture dated as of January 22, 2018, between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “trustee”), as supplemented by a separate supplemental indenture, dated as of the settlement date for the Notes (the “fourth supplemental indenture”). As used in this section, all references to the indenture mean the base indenture as supplemented by the fourth supplemental indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the TIA.

The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

For purposes of this description, references to “we,” “our” and “us” refer only to TSLX and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by TSLX in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of TSLX and its subsidiaries.

General

The Notes:

•	will be our direct, general unsecured, senior obligations;

•	will be issued in an aggregate principal amount of $ million;

•	will mature on , , unless earlier redeemed or repurchased, as discussed below;

•	will bear cash interest from , 2023 at an annual rate of % payable semi-annually on and of each year, beginning on , 2024;

•	will be subject to redemption at our option as described under “—Optional Redemption;”

•

will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined below under “—Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Offer to Repurchase Upon a Change of Control Repurchase Event” and “—Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue further additional Notes under the indenture with the same terms (except for the issue date, public offering price and, if applicable, the initial interest payment date) and with the same CUSIP numbers as the Notes in an unlimited aggregate principal amount; provided that such additional Notes must either be issued in a “qualified reopening” for U.S. federal income tax purposes, with less than a de minimis amount of original issue discount, or otherwise be part of the same issue as the Notes for U.S. federal income tax purposes.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).

Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the paying agent, which initially shall be the trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, in the case of notes that are not in global form, at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.

A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the indenture. A holder may be required, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. The transferor of any Note shall provide or cause to be provided to the trustee, upon reasonable request therefore, all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

The registered holder of a Note will be treated as its owner for all purposes.

Interest

The Notes bear cash interest at a rate of        % per year until maturity. Interest on the Notes will accrue from        , 2023 or from the most recent date on which interest has been paid or duly provided for. Interest is payable semiannually in arrears on        and        of each year, beginning on        , 2024.

Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time (the “close of business”) on        or        (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the corporate trust office is located are authorized or obligated by law or executive order to close.

Ranking

The Notes are our direct, general unsecured obligations that rank:

•	senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes;

•

pari passu, or equal, in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated, or junior, including, without limitation, as of June 30, 2023, approximately $347.5 million aggregate principal amount of outstanding indebtedness under our 2024 Notes and approximately $300.0 million aggregate principal amount of outstanding indebtedness under our 2026 Notes;

•

effectively subordinated, or junior, to any of our secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, including, without limitation, approximately $1,050.8 million aggregate principal amount of outstanding indebtedness as of June 30, 2023 under the Revolving Credit Facility; and

•	structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of June 30, 2023, our total consolidated indebtedness was approximately $1,698.3 million aggregate principal amount outstanding, of which approximately $1,050.8 million was secured indebtedness at the TSLX level and none of which was indebtedness of our subsidiaries. After giving effect to the issuance of the Notes, and assuming the net proceeds therefrom are used to repay outstanding borrowings under the Revolving Credit Facility, our total consolidated indebtedness would have been approximately $        million aggregate principal amount outstanding as of January 22, 2021. See “Capitalization.”

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

Optional Redemption

Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act. Prior to        (        month[s] prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee will not be responsible or liable for determining, confirming, or verifying the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any exercise of our option to redeem the Notes will be done in compliance with the 1940 Act.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair with the prior written consent of the Company. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the Note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC, Euroclear or Clearstream (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount thereabove) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will send a notice to each holder and the trustee describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of our credit facility provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the credit facility at that time and to terminate the credit facility. In addition, the indentures governing the 2024 Notes and 2026 Notes each contains a provision that would require us to offer to purchase the respective 2024 Notes or 2026 Notes upon the occurrence of a fundamental change. A failure to purchase any tendered 2024 Notes or 2026 Notes would constitute an event of default under the applicable indenture, which would, in turn, constitute a default under our credit facility and the indenture. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in our Q2 2023 Quarterly Report, which is incorporated by reference herein, for a general discussion of our indebtedness. Our future debt instruments may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes or our other debt. See “Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.”

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by all three Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of TSLX and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of TSLX or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of TSLX, measured by voting power rather than number of shares; or

(3)	the approval by TSLX’s stockholders of any plan or proposal relating to the liquidation or dissolution of TSLX.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of TSLX, 50% or more of the outstanding equity interests of which are owned by TSLX and its direct or indirect subsidiaries and of which TSLX possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Investor Service, or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) Sixth Street Specialty Lending Advisers, LLC or any affiliate of Sixth Street Specialty Lending Advisers, LLC that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

“Rating Agency” means:

(1)	each of Fitch, Moody’s and S&P; and

(2)

if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch, Moody’s or S&P, or all three, as the case may be.

“S&P” means S&P Global Ratings or any successor thereto.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

In addition to the covenants described in the base indenture, the following covenants shall apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants shall govern:

Merger, Consolidation or Sale of Assets

The indenture provides that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of TSLX or its Controlled Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•

we are the surviving person (the “Surviving Person”) or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

•

the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing; and

•

we shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant, that all conditions precedent in the indenture relating to such transaction have been complied with and that such supplemental indenture is valid, binding and enforceable against the successor company.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

Each of the following is an event of default:

(1)	default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity, including upon any redemption date or required repurchase date;

(3)

our failure for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding to us and the trustee, as applicable, has been received to comply with any of our other agreements contained in the Notes or indenture;

(4)

default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with TSLX for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)

Pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, or any successor provisions, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the 1940 Act) of less than 100%, giving effect to any amendments to such provisions of the 1940 Act or to any exemptive relief granted to us by the SEC; and

(6)	certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 90 days.

If an event of default occurs and is continuing and a responsible officer of the Trustee has received written notice or has actual knowledge thereof, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal amount of Notes to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

(i)	such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;

(ii)	the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the trustee to institute proceedings in respect of such event of default;

(iii)	such holder or holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)	the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(v)	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with this indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) to the holders of Notes not consenting.

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating that to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.

Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice of such default actually known to a responsible officer of the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee shall be protected in withholding such notice if and so long as it in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture. Defeasance means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling, or (b) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, the holders of the Notes and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, we can legally release ourselves from all payment and other obligations on the Notes. Covenant defeasance means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel to the effect that the holders of the Notes and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, we will be released from some of the restrictive covenants in the indenture.

Trustee

Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, is the trustee, security registrar and paying agent. Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility (or liability) for the accuracy, correctness, adequacy, or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement and accompanying prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information. Neither the trustee nor any paying agent shall be responsible for determining whether any Change of Control or Below Investment Grade Rating Event has occurred and whether any Change of Control offer with respect to the Notes is required.

We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

“corporate trust office” means the corporate trust office of the Trustee, at which at any particular time its corporate trust business with respect to the Indenture shall be administered, which office is currently located at Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, MN 55108.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation any act or provision of any present or future law or regulation or governmental authority, natural disaster, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, labor dispute, disease, epidemic or pandemic, quarantine, national emergency and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failure, malware or ransomware or other unavailability of the Federal Reserve Bank wire or facsimile or telex system or other funds transfer system or other wire or communication facility or unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.”

Each of the trustee, security registrar, and paying agent will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, and protections, as more fully set forth in the indenture

Governing Law

The indenture provides that it and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons (the “Global Notes”). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee (in any of its capacities) nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to receiving notices or the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

In connection with any proposed exchange of a certificated Note for a Global Note, there shall be provided to the trustee, upon reasonable request therefore, all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of the Notes. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Notes by any particular investor. Thus, for example, this summary deals only with beneficial owners (referred to in this summary as “holders”) of Notes that hold their Notes as capital assets and acquired Notes upon their original issuance at their original issue price, which is the first price at which a substantial amount of the Notes is sold for money to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). Additionally, we have not described tax consequences that may be relevant to certain types of holders that are subject to special treatment under U.S. federal income tax laws, including:

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	pension plans;

•	trusts;

•	financial institutions;

•	entities taxed as partnerships or partners therein;

•	persons holding Notes as part of a “straddle”, “hedge”, “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who hold our stock or Notes on behalf of another person as a nominee;

•	U.S. expatriates;

•	Nonresident alien individuals present in the United States for more than 182 days in a taxable year; or

•	U.S. Holders (as defined below) who have a “functional currency” other than the U.S. dollar.

Finally, this summary does not address other U.S. federal tax consequences (such as estate and gift tax consequences, the Medicare tax on net investment income and the alternative minimum tax, consequences arising under special timing rules prescribed under section 451(b) of the Code) or any state, local or non-U.S. tax consequences.

The discussion below is based upon the provisions of the Code, Treasury Regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of the Notes. The term “non-U.S. Holder” means a beneficial owner of a Note that is not a U.S. Holder. If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Notes, and persons holding interests in such partnerships, should each consult their own tax advisors as to the consequences of investing in the Notes in their individual circumstances.

Consequences to U.S. Holders of Notes

Payments of Stated Interest

Stated interest on the Notes will generally be includible in the income of a U.S. Holder as ordinary income at the time the interest is received or accrued in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the Notes will be issued with less than the de minimis amount of original issue discount (within the meaning of the applicable Treasury regulations). If, however, the Notes are issued for an amount less than the principal amount and the difference is not less than such de minimis amount, a U.S. Holder will be required to include the difference in income as original issue discount in accordance with a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. A U.S. Holder is urged to consult its own tax advisor in the event the Notes are issued with original issue discount.

Sale, Exchange, Retirement or Other Taxable Disposition of Notes

A U.S. Holder will generally recognize taxable gain or loss upon the sale, exchange, retirement or other taxable disposition of a Note equal to the difference between the amount received for the Note (less amounts attributable to accrued but unpaid stated interest, which will be taxable as a payment of such accrued interest) and the U.S. Holder’s tax basis in the Note. A U.S. Holder’s tax basis in a Note generally will be equal to the amount paid for the Note. Any gain or loss recognized on a taxable disposition of the Note will generally constitute capital gain or loss. A non-corporate U.S. Holder who has held the Note for more than one year generally will be eligible for reduced rates of taxation on long-term capital gain. The ability to deduct capital losses is limited.

Consequences to Non-U.S. Holders of Notes

Payments of Stated Interest

Subject to the discussion of backup withholding and FATCA below, a non-U.S. Holder will not be subject to U.S. federal withholding tax or income tax in respect of stated interest on the Notes provided that:

•

the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. Holder is not a controlled foreign corporation that is related to us (actually or constructively) through sufficient stock ownership; and

•

the non-U.S. Holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form, in each case)) or the Non-U.S. Holder holds the Notes through certain foreign intermediaries or certain foreign partnerships, and satisfies the certification requirements of applicable Treasury Regulations.

Sale, Exchange or Retirement of Notes

Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or retirement of Notes.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments on the Notes made to, and the proceeds of dispositions of Notes effected by, certain U.S. taxpayers. In addition, certain U.S. taxpayers may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. taxpayers may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of such information reporting requirements and backup withholding. Any amounts withheld under the backup withholding rules from a payment to a U.S. or Non-U.S. taxpayer generally would be allowed as a refund or a credit against such Holder’s U.S. federal income tax provided the required information is timely furnished to the IRS.

FATCA

Under certain circumstances, the Foreign Account Tax Compliance provisions of the United States Hiring Incentives to Restore Employment Act (“FATCA”) will impose a withholding tax of 30% on payments of interest on the Notes made to certain foreign entities unless various information reporting requirements are satisfied. Specifically, a 30% withholding tax may be imposed on interest on the Notes paid to a “foreign financial institution” or a “nonfinancial foreign entity” (each as defined in the Code), unless such entity is FATCA compliant. In order to be treated as FATCA compliant, an entity must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which the Notes are held will affect the determination of whether such withholding is required.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of interest on the Notes from their date of issuance. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. If payment of this withholding tax is made, holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction, if any. We will not pay additional amounts to holders of the Notes in respect of any amounts withheld. Prospective holders should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes.

Investors should consult their own tax advisors with respect to the particular tax consequences of an investment in the Notes in their individual circumstances, including the possible effect of any pending legislation or proposed regulations.

UNDERWRITING

BofA Securities, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount
BofA Securities, Inc.
J.P. Morgan Securities LLC
SMBC Nikko Securities America, Inc.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The following table shows the per Note and total underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

	Per Note		Total
Public offering price		%	$
Underwriting discount (sales load)		%	$
Proceeds to us, before expenses		%	$

The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, plus accrued interest of $        in the aggregate from        , 2023 up to, but not including, the date of delivery, and some of the Notes to certain other Financial Industry Regulatory Authority, or FINRA, members at the public offering price less a concession not in excess of        % of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of        % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The expenses of the offering, not including the underwriting discount, are estimated at $     and are payable by us.

No Sales of Similar Securities

Subject to certain exceptions, we have agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us or file any registration statement under the Securities Act with respect to any of the foregoing through the closing date without first obtaining the written consent of the representative. This consent may be given at any time without public notice.

Listing

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.

We have been advised by certain of the underwriters that they currently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the aggregate principal amount of Notes to be purchased by the underwriters in the offering, which creates a short position for the underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, valuation services and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, currently provide, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the underwriters and their affiliates were underwriters in connection with our IPO and our subsequent debt and equity offerings, for which they received customary fees. Additionally, affiliates of certain underwriters are lenders under the Revolving Credit Facility.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities or instruments (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in such assets, securities and instruments.

We intend to use the net proceeds of this offering to pay down a portion of the outstanding indebtedness under the Revolving Credit Facility. Affiliates of certain underwriters are lenders under the Revolving Credit Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down a portion of the outstanding indebtedness under the Revolving Credit Facility.

Certain funds or accounts managed by affiliates of the Adviser may purchase Notes in the transaction through the underwriters at the public offering price.

Settlement

We expect that delivery of the Notes will be made to investors on or about        , 2023, which will be the        business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or the next succeeding two business days will be required by virtue of the fact that the Notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date hereof or the next succeeding two business days should consult their advisors.

Principal Business Addresses

The principal business address of BofA Securities, Inc. is One Bryant Park, New York, NY 10036. The principal business address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, New York 10179. The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, New York, New York 10172.

Other Jurisdictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the

UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons in the in the Dubai International Financial Centre, or DIFC of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person in the DIFC. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the Notes and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, the Company and the underwriters in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement that the company prepares and files a prospectus under applicable Canadian securities laws. Any resale of Notes by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Notes will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Notes or with respect to the eligibility of the Notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. In addition, Proskauer Rose LLP and Morris, Nichols, Arsht & Tunnell LLP will pass on certain legal matters for us. Cleary Gottlieb Steen & Hamilton LLP and Proskauer Rose LLP also represent the Adviser. Certain legal matters in connection with the offering will be passed upon for the underwriters by Ropes & Gray LLP.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement is part of a registration statement that we have filed with the SEC. Pursuant to the Small Business Credit Availability Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 16, 2023 (the “2022 Annual Report”);

•

our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 8, 2023 (the “1Q 2023 Quarterly Report”) and our Quarterly Report on Form 10-Q for the three months ended June  30, 2023, filed with the SEC on August 3, 2023 (the “2Q 2023 Quarterly Report”);

•	our Current Reports on Form 8-K, filed with the SEC on May 15, 2023, May 25, 2023, June 12, 2023, June 13, 2023, July 14, 2023 and July 17, 2023; and

•

the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February  16, 2023 from our Definitive Proxy Statement on Schedule 14A relating to our 2023 Annual Meeting of Stockholders, filed with the SEC on April 13, 2023.

We incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, the information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus supplement and any accompanying prospectus. Information that we file with the SEC will automatically update and may supersede information in this prospectus supplement, the accompanying prospectus and information previously filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost. Any such request may be made by contacting us in writing at the following address:

Sixth Street Specialty Lending, Inc.

888 7th Avenue, 41st Floor

New York, NY 10106

Attention: TSLXInvestor Relations

Email: IRTSLX@sixthstreet.com.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or accompanying prospectus. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

Sixth Street Specialty Lending, Inc.

Common Stock

Preferred Stock

Subscription Rights

Warrants

Debt Securities

We are a specialty finance company focused on lending to middle-market companies that has elected to be regulated as a business development company under the Investment Company Act of 1940. We seek to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. By “middle-market companies,” we mean companies that have annual EBITDA, which we believe is a useful proxy for cash flow, of $10 million to $250 million, although we may invest in larger or smaller companies on occasion

As of September 30, 2022 , our investment portfolio consisted of investments in 118 portfolio investments with an aggregate fair value of $2,806.1 million. We intend to continue to pursue an investment strategy focused primarily on direct origination of loans to middle-market companies domiciled in the United States.

We are an externally-managed, closed-end, non-diversified management investment company. Sixth Street Specialty Lending Advisers, LLC, or the Adviser, acts as our investment adviser and administrator. Our investment decisions are made by our Investment Review Committee, which includes senior personnel of our Adviser and Sixth Street Partners, LLC or “Sixth Street.” Sixth Street is a global investment business with over $60 billion of assets under management as of September 30,2022.

The companies in our investment portfolio are typically highly leveraged, and, in many cases, our investments in these companies are not rated by any rating agency. If these investments were rated, we believe that most would likely receive a rating of below investment grade (that is, below BBB- or Baa3, which is often referred to as “junk”). Our exposure to below investment grade instruments involves certain risks, including speculation with respect to the borrower’s capacity to pay interest and repay principal. The debt investments in our portfolio generally have a significant portion of principal due at the maturity of the investment, which would result in a substantial loss to us if such borrowers are unable to refinance or repay their debt at maturity.

Substantially all of our debt investments have variable interest rates that reset periodically based on interest rate benchmarks such as the London Interbank Offered Rate, the Euro Interbank Offered Rate, the Secured Overnight Financing Rate, the Sterling Overnight Interbank Average Rate, the Federal Funds Effective Rate or the Prime Rate. As a result, significant increases in such interest rate benchmarks in the future would make it more difficult for these borrowers to service their obligations under the debt investments that we hold.

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities.” The preferred stock, debt securities, subscription rights and warrants offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority of our outstanding voting securities or (iii) under such other circumstances as the Securities and Exchange Commission may permit.

The securities may be offered directly to one or more purchasers, or through agents designated from time to time by us or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We will not sell any of the securities pursuant to this registration statement through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “TSLX.” On January 12, 2023, the last reported sales price of our common stock on the NYSE was $18.94 per share. The net asset value per share of our common stock at September 30, 2022 (the last date prior to the date of this prospectus for which we reported net asset value) was $16.36.

Investing in our securities involves a high degree of risk. Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their net asset values. If our shares trade at a discount to our net asset value, purchasers in any offering will face increased risk of loss. In addition, the companies in which we invest are subject to special risks. Before buying any securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage, in “Risk Factors” beginning on page 22 of this prospectus and in the documents incorporated by reference herein.

This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.

Please read this prospectus and any accompanying prospectus supplements, including any information incorporated by reference herein or therein, before investing and keep such documents for future reference. This prospectus and any accompanying prospectus supplements, and the documents incorporated by reference herein or therein, contain important information about us that a prospective investor ought to know before investing in our securities. Information required to be included in a Statement of Additional Information may be found in this prospectus and an accompanying prospectus supplement, as applicable. We also file periodic and current reports, proxy statements and other information about us with the Securities and Exchange Commission. This information is available free of charge by contacting us at 888 7th Avenue, 41st Floor, New York, NY 10106, Attention: TSLX Investor Relations, by emailing us at IRTSLX@sixthstreet.com or visiting our website at https://sixthstreetspecialtylending.gcs-web.com/. Information on our website is not incorporated into or a part of this prospectus or any prospectus supplement. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains this information.

The Securities and Exchange Commission has not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2023

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus, any prospectus supplement to this prospectus or any information that we have incorporated by reference herein or therein. This prospectus and any such supplements do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in this prospectus and any such supplements is accurate only as of the dates on their respective covers unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since then. We will update these documents to reflect material changes only as required by law.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering.

The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the offerings of securities that we may conduct pursuant to this prospectus. Each time we use this prospectus to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus.

Please read this prospectus and the accompanying prospectus supplement, including any information incorporated herein or therein by reference, before you make an investment decision. You should also read the documents we have referred you to in “Available Information” and “Information Incorporated by Reference” below for information on our company and our consolidated financial statements.

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SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read this entire prospectus and any accompanying prospectus supplement, including any information incorporated herein or therein by reference, carefully. In particular, you should read the more detailed information set forth under “Risk Factors” and the consolidated financial statements and the related notes included elsewhere in this prospectus and any accompanying prospectus supplement or incorporated by reference herein or therein.

As used in the prospectus, except where the context suggests otherwise, references to:

•

“TSLX,” “Sixth Street Specialty Lending,” “we,” “us,” “our,” the “Company,” and the “Registrant” refer to Sixth Street Specialty Lending, Inc., a Delaware corporation, and its consolidated subsidiaries;

•

the consolidated subsidiaries of Sixth Street Specialty Lending, Inc. refers to TC Lending, LLC, Sixth Street SL SPV, LLC and Sixth Street SL Holding, LLC, each a Delaware limited liability company, and Sixth Street Specialty Lending Sub, LLC, a Cayman Islands limited liability company;

•	“Adviser” refers to Sixth Street Specialty Lending Advisers, LLC, a Delaware limited liability company; and

•	“Sixth Street” refers to Sixth Street Partners, LLC.

We have elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended, or the 1940 Act. In addition, for U.S. federal income tax purposes we have elected to be treated as a regulated investment company, or RIC, under the Internal Revenue Code of 1986, as amended, or the Code.

Sixth Street Specialty Lending

We are a specialty finance company focused on lending to middle-market companies. Since we began our investment activities in July 2011, through September 30, 2022, we have originated approximately $23.9 billion aggregate principal amount of investments and retained approximately $9.0 billion aggregate principal amount of these investments on our balance sheet prior to any subsequent exits and repayments. We seek to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. By “middle-market companies,” we mean companies that have annual earnings before interest, income taxes, depreciation and amortization, or EBITDA, which we believe is a useful proxy for cash flow, of $10 million to $250 million, although we may invest in larger or smaller companies on occasion. As of September 30, 2022 our core portfolio companies, which excludes certain investments that fall outside of our typical borrower profile and represent 87.3% of our total investments based on fair value, had weighted average annual revenue of $149.4 million and weighted average annual EBITDA of $43.8 million.

We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on direct equity investments, capital gains on the sale of investments and various loan origination and other fees.

We have operated as a BDC since we began our investment activities in July 2011, and we are currently one of the largest BDCs by total assets. In conducting our investment activities, we believe that we benefit from the significant scale and resources of our Adviser and its affiliates.

Investment Portfolio

The companies in which we invest use our capital to support organic growth, acquisitions, market or product expansion and recapitalizations (including restructurings). We invest in first-lien debt, second-lien debt, mezzanine and unsecured debt and equity and other investments. Our first-lien debt may include stand-alone first-lien loans; “last out” first-lien loans, which are loans that have a secondary priority behind super-senior “first out” first-lien loans; “unitranche” loans, which are loans that combine features of first-lien, second-lien and mezzanine debt, generally in a first-lien position; and secured corporate bonds with similar features to these categories of first-lien loans. Our second-lien debt may include secured loans, and, to a lesser extent, secured corporate bonds, with a secondary priority behind first-lien debt.

As of September 30, 2022, based on fair value our portfolio consisted of 90.4% first-lien debt investments, 1.5% second-lien debt investments, 0.4% mezzanine debt investments, and 7.7% equity and other investments. As of September 30, 2022, 98.9% of our debt investments based on fair value bore interest at floating rates, with 100.0% of these subject to interest rate floors, which we believe helps act as a portfolio-wide hedge against inflation.

As of September 30, 2022, we had investments in 118 portfolio companies with an aggregate fair value of $2,806.1 million. For the three months ended September 30, 2022, the principal amount of new investments funded was $274.4 million in twenty-five new portfolio companies and six existing portfolio companies. For this period, we had $15.8 million aggregate principal amount in exits and repayments.

As of December 31, 2021, we had investments in 72 portfolio companies with an aggregate fair value of $2,521.6 million. For the three months ended September 30, 2021, the principal amount of new investments funded was $65.4 million in one new portfolio company and four existing portfolio companies. For this period, we had $283.7 million aggregate principal amount in exits and repayments.

As of September 30, 2022, the largest single investment based on fair value represented 3.1% of our total investment portfolio. As of September 30, 2022, the average investment size in each of our portfolio companies was approximately $23.8 million based on fair value. Portfolio companies includes investments in structured products including each series of collateralized loan obligation as a portfolio company investment. When excluding investments in structured products the average investment in our remaining portfolio companies was approximately $36.7 million as of September 30, 2022. As of September 30, 2022, the largest industry represented 14.0% of our total portfolio based on fair value.

Since we began investing in 2011 through September 30, 2022, weighted by capital invested, our exited investments have generated an average realized gross internal rate of return to us of 17.8% (based on total capital invested of $6.4 billion and total proceeds from these exited investments of $8.0 billion). Ninety-one percent of these exited investments resulted in a realized gross internal rate of return to us of 10% or greater. For a description of how we calculate gross internal rates of return, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Realized Gross Internal Rate of Return” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the three months ended September 30, 2022, which is incorporated by reference in this prospectus.

Corporate Structure

Sixth Street Specialty Lending, Inc. is a Delaware corporation formed on July 21, 2010. Sixth Street Specialty Lending Advisers, LLC is our external manager.

Our portfolio is subject to diversification and other requirements because we elected to be regulated as a BDC under the 1940 Act and treated as a RIC for U.S. federal income tax purposes. We made our BDC election on April 15, 2011. We intend to maintain these elections. See “Regulation as a Business Development Company” in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) for more information on these requirements.

About Our Adviser

Our Adviser is a Delaware limited liability company. Our Adviser acts as our investment adviser and administrator and is a registered investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended, or the Advisers Act.

Our Adviser sources and manages our portfolio through our Investment Team, a dedicated team of investment professionals predominately focused on us. Our Investment Team is led by our Chairman and Chief Executive Officer and our Adviser’s Co-Chief Investment Officer Joshua Easterly and our Adviser’s Co-Chief Investment Officer Alan Waxman, both of whom have substantial experience in credit origination, underwriting and asset management. Our investment decisions are made by our Investment Review Committee, which includes senior personnel of our Adviser and Sixth Street Partners, LLC or “Sixth Street.”

Sixth Street is a global investment business with approximately $60 billion of assets under management as of September 30, 2022. Sixth Street’s core platforms include Sixth Street Specialty Lending, Sixth Street Specialty Lending Europe, which is aimed at European middle-market loan originations, Sixth Street TAO, which has the flexibility to invest across all of Sixth Street’s private credit market investments, Sixth Street Opportunities, which focuses on actively managed opportunistic investments across the credit cycle, Sixth Street Credit Market Strategies, which is the firm’s “public-side” credit investment platform focused on investment opportunities in broadly syndicated leveraged loan markets, Sixth Street Growth, which provides financing solutions to growing companies, Sixth Street Fundamental Strategies, which primarily invests in secondary credit, and Sixth Street Agriculture, which invests in niche agricultural opportunities. Sixth Street has a long-term oriented, highly flexible capital base that allows it to invest across industries, geographies, capital structures and asset classes. Sixth Street has extensive experience with highly complex, global public and private investments executed through primary originations, secondary market purchases and restructurings, and has a team of over 460 investment and operating professionals. As of September 30, 2022, forty-one (41) of these personnel are dedicated to our business, including thirty-three (33) investment professionals.

Our Adviser consults with Sixth Street in connection with a substantial number of our investments. The Sixth Street platform provides us with a breadth of large and scalable investment resources. We believe we benefit from Sixth Street’s market expertise, insights into industry, sector and macroeconomic trends and intensive due diligence capabilities, which help us discern market conditions that vary across industries and credit cycles, identify favorable investment opportunities and manage our portfolio of investments. Sixth Street and its affiliates will refer all middle-market loan origination activities for companies domiciled in the United States to us and conduct those activities through us. The Adviser will determine whether it would be permissible, advisable or otherwise appropriate for us to pursue a particular investment opportunity allocated to us.

On April 15, 2011, the Company entered into the Investment Advisory Agreement with the Adviser. The Investment Advisory Agreement was subsequently amended on December 12, 2011. Under the terms of the Investment Advisory Agreement, the Adviser provides investment advisory services to the Company. The Adviser’s services under the Investment Advisory Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to the Company are not impaired. Under the terms of the Investment Advisory Agreement, the Company will pay the Adviser the Management Fee and may also pay certain Incentive Fees.

About Our Administrator

On March 15, 2011, we entered into the Administration Agreement with our Adviser (the “Administration Agreement”). Under the terms of the Administration Agreement, the Adviser acts as our administrator and provides administrative services to us. These services include providing office space, equipment and office services, maintaining financial records, preparing reports to stockholders and reports filed with the SEC, and managing the payment of expenses and the oversight of the performance of administrative and professional services rendered by others. Certain of these services are reimbursable to the Adviser under the terms of the Administration Agreement. In addition, the Adviser is permitted to delegate its duties under the Administration Agreement to affiliates or third parties and we pay or reimburse the Adviser for certain expenses incurred by any such affiliates or third parties for work done on our behalf.

In February 2017, the Board of Directors of the Company and the Adviser entered into an amended and restated administration agreement (the “Administration Agreement”) reflecting certain clarifications to the agreement to provide greater detail regarding the scope of the reimbursable costs and expenses of the Administrator’s services.

In November 2022, the Board renewed the Administration Agreement. Unless earlier terminated as described below, the Administration Agreement will remain in effect until November 2023, and may be extended subject to required approvals. The Administration Agreement may be terminated by either party without penalty on 60 days’ written notice to the other party.

See the section entitled “Administration Agreement” in Note 3 to our consolidated financial statements in our 3Q 2022 Quarterly Report.

Market Opportunity

Our investment objective is to generate current income by targeting investments with favorable risk-adjusted returns. We believe the middle-market lending environment provides opportunities for us to meet this objective as a result of a combination of the following factors:

Limited availability of capital for middle-market companies. We believe that certain structural changes in the market have reduced the amount of capital available to middle-market companies. In particular, we believe there are currently fewer providers of capital to middle-market companies. Traditional middle-market lenders, such as commercial and regional banks and commercial finance companies, have contracted their origination activities and are focusing on more liquid asset classes. At the same time, institutional investors have sought to invest in larger, more liquid offerings, limiting the ability of middle-market companies to raise debt capital through public capital markets. We believe the Basel III Accord and regulations imposed by the Federal Reserve, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, or FDIC, significantly increase capital and liquidity requirements for banks, decreasing their capacity to hold non-investment grade leveraged loans on their balance sheets. We believe these factors reduce the capacity of traditional lenders to serve this market segment and, as a result, increase the cost of borrowing for middle-market companies.

Strong demand for debt capital. We believe middle-market companies will continue to require access to debt capital to refinance existing debt, support growth and finance acquisitions. In addition, we believe the large amount of uninvested capital held by funds of private equity firms, estimated by Preqin Ltd., an alternative assets industry data and research company, at over $2.4 trillion as of December 1, 2022, will continue to drive deal activity. We expect that private equity firms will continue to pursue acquisitions and to seek to leverage their equity investments with secured loans provided by companies such as ours.

Attractive investment dynamics. An imbalance between the supply of, and demand for, middle-market debt capital creates attractive pricing dynamics. The directly negotiated nature of middle-market financings also generally provides more favorable terms to the lender, including stronger covenant and reporting packages, better call protection, and lender-protective change of control provisions. Additionally, we believe BDC managers’ expertise in credit selection and ability to manage through credit cycles has generally resulted in BDCs experiencing lower loss rates than U.S. commercial banks through credit cycles. Further, we believe that historical middle-market default rates have been lower, and recovery rates have been higher, as compared to the larger market capitalization, broadly distributed market, leading to lower cumulative losses.

Conservative capital structures. Following the credit crisis, which we define broadly as occurring between mid-2007 and mid-2009, borrowers have generally been required to maintain more equity as a percentage of their total capitalization, specifically to protect lenders during periods of economic downturns. With more conservative capital structures, middle-market companies have exhibited higher levels of cash flows available to service their debt. In addition, middle-market companies often are characterized by simpler capital structures than larger borrowers, which facilitates a streamlined underwriting process and improves returns to lenders during a restructuring process.

Specialized lending requirements. Lending to middle-market companies requires specialized due diligence and underwriting capabilities, as well as extensive ongoing monitoring. Middle-market lending also is generally more labor-intensive than lending to larger companies due to smaller investment sizes and the lack of publicly available information on these companies. We believe the experience and resources of our Adviser and Sixth Street position us more strongly than many capital providers to lend to middle-market companies.

Desirability of partnering with BDCs. We believe middle-market companies see advantages in raising capital from BDCs. BDCs have the ability to offer attractive financing structures, including unitranche loans and “one-stop” financings and can provide a valuable combination of flexibility to develop loans that reflect each borrower’s distinct situation, long-term relationship focus and reliability as a potential source of future capital.

Competitive Strengths and Core Competencies

Leading platform and access to proprietary deal flow. The substantial majority of our investments are not intermediated and are originated without the assistance of investment banks or other traditional Wall Street sources. Our Adviser has a dedicated team of 33 investment professionals responsible for originating, underwriting, executing and managing the assets of our direct lending transactions. This team is responsible for sourcing and executing opportunities directly, while leveraging the resources and expertise of the Sixth Street platform. The senior members of our Investment Team have over 360 years of collective experience as commercial dealmakers.

In addition to executing direct calling campaigns on companies based on the Adviser’s sector and macroeconomic views, our Investment Team also maintains direct contact with financial sponsors, banks, corporate advisory firms, industry consultants, attorneys, investment banks, “club” investors and other potential sources of lending opportunities. By sourcing through multiple channels, we believe we are able to generate investment opportunities that have more attractive risk-adjusted return characteristics than by relying solely on origination flow from investment banks or other intermediaries.

In addition, our Adviser draws upon the resources of Sixth Street in underwriting transactions, performing due diligence, managing assets and optimizing our operations as a public company. Access to Sixth Street resources complements our Adviser’s view of markets and provides insight into important cyclical patterns.

Disciplined investment and underwriting process. Through our Adviser, we seek to achieve the highest risk-adjusted returns available as opposed to the highest absolute return available. Our investment approach seeks to combine a rigorous analysis of macroeconomic and market factors with a deep understanding of individual companies and their assets, management and prospects. We believe four factors distinguish our investment approach:

•	Flexibility. Our broad middle-market focus and our Adviser’s integrated position within Sixth Street allow us to determine current market opportunities and identify relative value.

•

Risk pricing. The risk profile of our portfolio evolves across credit cycles as credit tightens and loosens. During periods when risk premiums are tight and pricing alone may not reflect the possibility for volatility, we typically focus on investing at a senior position in deals that permit us to control duration (that is, price sensitivity as a function of time and changes in interest rates, expressed as a number of years). Conversely, during periods when risk premiums are wide, we seek to capture an incremental risk premium by offering more junior instruments that have higher rates and longer durations.

•	Disciplined four-tiered investment framework. Through our Adviser, we perform detailed company-specific analysis focusing on a four-tiered investment framework:

•

Business and sector selection. We focus on companies with enterprise value between $50 million and $1 billion. When reviewing potential investments, we seek to invest in businesses with high marginal cash flow, recurring revenue streams and where we believe credit quality will improve over time. We look for portfolio companies that we think have a sustainable competitive advantage in growing industries or distressed situations. We also seek companies where our investment will have a low loan-to-value ratio. We currently do not limit our focus to any specific industry and we may invest in larger or smaller companies.

•

Investment structuring. We focus on investing at the top of the capital structure and protecting that position. We carefully diligence and structure investments to include strong investor covenants. As a result, we structure investments with a view to creating opportunities for early intervention in the event of non-performance or stress. In addition, we seek to retain effective voting control in investments over the loans or particular class of securities in which we invest through maintaining affirmative voting positions or negotiating consent rights that allow us to retain a blocking position. We also aim for our loans to mature on a medium term, between two to six years after origination.

•

Deal dynamics. We focus on, among other deal dynamics, direct origination of investments, where we identify and lead the investment transaction. We seek transactions that are too small for the traditional high yield market. We look to invest in companies that value our commitment and ability to originate an investment that meets their goals and fits within their existing capital structure.

•

Risk Mitigation. We seek to mitigate non-credit-related risk on our returns in several ways, including call protection provisions to protect future payment income. In addition, most of our investments are floating rate in nature, which we believe helps act as a portfolio-wide hedge against inflation.

•

Robust and active investment management. Our Adviser rigorously monitors the credit profile of portfolio investments, with the aim of proactively identifying sector and operational issues and carefully managing risks. The information gathered on market trends through this process also informs our underwriting for new loans.

We tailor investments rather than focusing only on driving investment volume.

Carefully constructed, existing portfolio consisting of predominantly senior, floating rate loans across a broad range of industries and borrowers. Since we began investing in July 2011, we have originated more than $23.9 billion aggregate principal amount of investments. As of September 30, 2022, we had a portfolio of investments in 118 portfolio investments with an aggregate fair value of $2,806.1 million that we believe exhibits strong credit quality and broad industry composition. As of September 30, 2022, 98.9% of our debt investments based on fair value bore interest at floating rates, with 100.0% of these subject to interest rate floors, and 90.4% of the fair value of our portfolio was invested in first-lien debt investments. We believe this portfolio will allow us to generate meaningful investment income, and consequently dividend income, for our stockholders.

Experienced management team. The Adviser has a highly experienced management team consisting of seven Sixth Street Partners and eight Sixth Street Managing Directors, with deep experience identifying and executing transactions across a broad range of industries and types of financings. Over their careers, our team has developed unique relationships and access to proprietary sourcing and servicing channels. The team includes the founder of the Goldman Sachs Specialty Lending Group, Alan Waxman, who managed the group from its inception in 2003 through 2009, and other senior members, such as Joshua Easterly, who was Co-head from 2006 through 2010. The team also includes Michael Fishman, who, as National Director of Loan Originations at Wells Fargo Capital Finance, oversaw primary and secondary lending, loan distribution and syndications, strategic transactions and new lending products from 2000 to 2011, and Bo Stanley, who brings expertise in the software, payment systems, data infrastructure and business services sectors. Our Adviser’s senior team also has experience managing us as a BDC since we began our investment activities in July 2011. We believe that the broad knowledge of this group from investing across asset classes through numerous credit cycles provides us with sound decision-making and invaluable insights into the investment process.

Aligned investment professionals. We believe our investment professionals are aligned with our investment objective. The compensation structure for our investment professionals is based on our returns, as opposed to transaction volume, which we believe fosters a focus on credit quality when originating investments.

Operating and Regulatory Structure

The Adviser manages our investment activities under the direction of our board of directors, or the Board. A majority of our Board members are not “interested persons” of us, the Adviser and our respective affiliates, as such term is defined under Section 2(a)(19) of the 1940 Act.

As a BDC, we are required to comply with numerous regulatory requirements:

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Leverage. Regulations under the 1940 Act limit our ability to use borrowing, also known as leverage, in significant respects. In accordance with the 1940 Act, with certain limitations, we are allowed to borrow amounts such that our asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. On October 8, 2018, our stockholders approved the application of the minimum asset coverage ratio of 150% to us, as set forth in Section 61(a)(2) of the 1940 Act, as amended by the SBCAA. As a result and subject to certain additional disclosure requirements, as of October 9, 2018, our minimum asset coverage ratio was reduced from 200% to 150%. See “Regulation as a Business Development Company” in Part I, Item 1 of our 2021 Annual Report.

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Investment Allocation. As a BDC, we are required to invest at least 70% of our total assets in qualifying assets, which generally include securities of “eligible portfolio companies,” cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. “Eligible portfolio companies” are defined in the 1940 Act as:

•	private domestic operating companies;

•

public domestic operating companies whose securities are not listed on a national securities exchange (e.g., the NYSE Amex Equities and The NASDAQ Global Market) or registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act; and

•	public domestic operating companies having a market capitalization of less than $250 million.

Public domestic operating companies whose securities are quoted on the over-the-counter bulletin board and through OTC Markets Group, Inc. are not listed on a national securities exchange and, as a result, are eligible portfolio companies.

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RIC Status. We have elected to be treated as a RIC for U.S. federal income tax purposes. To maintain our status as a RIC and to avoid having our earnings subject to corporate-level U.S. federal income taxation, we must satisfy certain source of income, asset diversification and distribution requirements.

See “Material U.S. Federal Income Tax Considerations.”

Use of Leverage

Leverage increases the potential for gain and loss on amounts invested and, as a result, increases the risks associated with investing in our securities. The costs associated with our borrowings, including any increase in the fees payable to the Adviser, are borne by our stockholders. Any decision on our part to use borrowings depends upon our assessment of the attractiveness of available investment opportunities in relation to the costs and perceived risks of such leverage.

On October 8, 2018, our stockholders approved the application of the minimum asset coverage ratio of 150% to us, as set forth in Section 61(a)(2) of the 1940 Act, as amended by the SBCAA. As a result and subject to certain additional disclosure requirements, as of October 9, 2018, our minimum asset coverage ratio was reduced from 200% to 150%. In other words, pursuant to Section 61(a) of the 1940 Act, as amended by the SBCAA, we are permitted to potentially increase our maximum debt-to-equity ratio from an effective level of one-to-one to two-to-one.

The Adviser intends to waive a portion of the Management Fee payable under the Investment Advisory Agreement by reducing the Management Fee on assets financed using leverage over 200% asset coverage (in other words, over 1.0x debt to equity). Pursuant to the waiver, the Adviser intends to waive the portion of the Management Fee in excess of an annual rate of 1.0% (0.250% per quarter) on the average value of our gross assets as of the end of the two most recently completed calendar quarters that exceeds the product of (i) 200% and (ii) the average value of our net asset value at the end of the two most recently completed calendar quarters. For the three and nine months ended September 30, 2022, Management Fees of $0.2 million have been waived pursuant to the Leverage Waiver. For the three and nine months ended September 30, 2021, Management Fees of $0.1 million and $0.2 million have been waived pursuant to the Leverage Waiver.

While as a BDC the amount of leverage that we are permitted to use is limited in significant respects, we use leverage to increase our ability to make investments. The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions, however, under the 1940 Act, our total borrowings are limited so that our asset coverage ratio cannot fall below 150% immediately after any borrowing, as defined in the 1940 Act. In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase leverage over time within the limits of the 1940 Act. In addition, we may dedicate assets as collateral to financing facilities from time to time.

See “Business—General—Our Company”; and “Business—General—Regulation as a Business Development Company” in Part I, Item 1 of our 2021 Annual Report, as well as “Risk Factors—Legislation allows us to incur additional leverage,” “Risk Factors—We borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us” and “Risk Factors—Risks Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital” in Part II, Item 1A of our 3Q 2022 Quarterly Report.

Conflicts of Interests

Certain members of the Adviser’s senior management and the Investment Review Committee are and will continue to be active in other investment funds affiliated with Sixth Street and its affiliates that pursue investment opportunities that could overlap with those pursued by us. However, the Adviser and its affiliates intend to allocate investment opportunities in a fair and equitable manner in accordance with their allocation principles and are obligated to refer any investments to us, by means of our Adviser, that fit within certain criteria that our Board may establish from time to time (such criteria, the “Board Established Criteria”). If no Board Established Criteria are in effect, then we will be notified of all such potential investment opportunities that fall within our current investment objective and principal investment strategies. The Adviser will determine whether it would be permissible, advisable or otherwise appropriate for us to pursue a particular investment opportunity referred to us for inclusion in our portfolio. For example, certain investment opportunities which otherwise fit within our investment strategies and objectives and any Board Established Criteria may not be suitable for us if they would cause us to violate asset coverage or concentration limitations imposed by the 1940 Act, the Code or the Amended Order (as defined below), be ineligible for financing under our financing arrangements, pose adverse legal, regulatory or tax risks, constrain our resources to make future investments, involve inappropriate investment risk or otherwise be inappropriate or inadvisable as an investment for us. If the Adviser deems participation in an investment referred to us to be appropriate, it will determine an appropriate size for our investment. If the aggregate interest in an investment opportunity across Sixth Street funds or investment vehicles, including us, exceeds the size of the opportunity, the Adviser would allocate to us our pro-rata share of the investment opportunity based on the size of each respective participating Sixth Street funds’ or investment vehicles’ demand for such opportunity.

While we seek to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans, we may also invest up to 30% of our portfolio opportunistically in securities or other instruments of issuers not deemed eligible portfolio companies under the 1940 Act. These opportunities may include, among other things, debt issued by companies located outside the United States, publicly and privately traded debt and equity securities of companies listed on a national securities exchange with a market capitalization of $250 million or more, certain high yield bonds and other instruments or assets (including consumer and commercial loans). Many of these opportunities may be required to be offered to, or may be otherwise suitable for, other Sixth Street funds or investment vehicles, in which case the scope or size of opportunities otherwise available to us may be adversely affected or reduced. In the event that an investment opportunity falls outside of our Board Established Criteria and Sixth Street is not required to, and otherwise determines not to, direct these investment opportunities to an affiliated fund, we may be permitted to take them. The decision to allocate an opportunity as between us and other Sixth Street vehicles will take into account various factors that Sixth Street and our Adviser deem appropriate.

Our ability to pursue investment opportunities other than those that meet our Board Established Criteria is subject to the allocation decisions by Sixth Street senior professionals. Such opportunities may be required to be offered to, or may be otherwise suitable for, other Sixth Street funds or investment vehicles. As a result, the Adviser and its affiliates may face conflicts in allocating investment opportunities between us and those other entities. It is possible that we may not be given the opportunity to participate in certain investments made by Sixth Street vehicles that would otherwise be suitable for us if the investment falls outside of our Board Established Criteria. Sixth Street has organized separate investment vehicles, aimed specifically at middle-market loan originations and may in the future organize vehicles aimed at other loan origination opportunities outside our primary focus (for example, based on opportunity size or geography).

See “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A relating to our 2022 Annual Meeting of Stockholders filed with the SEC on April 13, 2022, and such section is incorporated by reference in this prospectus.

Exemptive Order

On December 16, 2014, we were granted an exemptive order from the SEC (the “Prior Order”) that allows us to co-invest, subject to certain conditions and to the extent the size of an investment opportunity exceeds the amount our Adviser has independently determined is appropriate to invest, with certain of our affiliates (including affiliates of Sixth Street).

On January 16, 2020, we filed a further application for co-investment exemptive relief with the SEC to better align our existing co-investment relief with more recent SEC exemptive orders. On August 3, 2022, the SEC granted the new order (the “Amended Order”) in response to our application. The Amended Order superseded the Prior Order, and updated the conditions pursuant to which we could co-invest with certain of our affiliates (including affiliates of Sixth Street) in investment opportunities that fall within our Board Established Criteria.

We believe our ability to co-invest with Sixth Street affiliates is particularly useful where we identify larger capital commitments than otherwise would be appropriate for us. We expect that with the ability to co-invest with Sixth Street affiliates we will continue to be able to provide “one-stop” financing to a potential portfolio company in these circumstances, which may allow us to capture opportunities where we alone could not commit the full amount of required capital or would have to spend additional time to locate unaffiliated co-investors.

See “Regulation as a Business Development Company—Transactions with our Affiliates” in our 2021 Annual Report, and such section is incorporated by reference in this prospectus.

See “Certain Relationships and Related Party Transactions—Exemptive Order” in our 2022 Annual Proxy, and such section is incorporated by reference in this prospectus.

Stock Repurchase Plan

On August 4, 2015, the Company’s Board authorized the Company to acquire up to $50 million in aggregate of the Company’s common stock from time to time over an initial six month period, and has continued to authorize the refreshment of the $50 million amount authorized under and extension of the stock repurchase program prior to its expiration since that time, most recently as of November 1, 2022. The amount and timing of stock repurchases under the program may vary depending on market conditions, and no assurance can be given that any particular amount of common stock will be repurchased.

Summary of Risk Factors

Potential investors should be aware that an investment in our securities involves risk. We cannot assure you that our objectives will be achieved or guarantee a return on invested capital. In addition, there will be occasions when the Adviser and its affiliates may encounter potential conflicts of interest. See “Risk Factors” in this prospectus, our 2021 Annual Report and our 3Q 2022 Quarterly Report, as well as the other documents that are incorporated by reference in this prospectus or in any prospectus supplement, for a description of these and other risks relating to our business and investments in our securities, including that:

Risks Related to Our Business and Structure

•	We are dependent upon management personnel of the Adviser, Sixth Street and their affiliates for our future success.

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We are subject to significant regulations governing our operation as a BDC, which affect our ability to, and the way in which we, raise additional capital. Changes in regulation could adversely affect our business.

•	We borrow money, which magnifies the potential for gain or loss and increases the risk of investing in us.

•	We operate in a highly competitive market for investment opportunities.

•	If we are unable to source investments, access financing or manage future growth effectively, we may be unable to achieve our investment objective.

•	Even in the event the value of your investment declines, the Management Fee and, in certain circumstances, the Incentive Fee will still be payable to the Adviser.

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To the extent that we do not realize income or choose not to retain after-tax realized net capital gains, we will have a greater need for additional capital to fund our investments and operating expenses.

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We will be subject to corporate-level U.S. federal income tax if we are unable to maintain our qualification as a RIC under Subchapter M of the Code, including as a result of our failure to satisfy the RIC distribution requirements.

•	We can be expected to retain some income and capital gains in excess of what is permissible for excise tax purposes and such amounts will be subject to 4% U.S. federal excise tax.

•	Our Adviser and its affiliates, officers and employees may face certain conflicts of interest.

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Our Adviser can resign on 60 days’ notice. We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations and a loss of the benefits from our relationship with Sixth Street. Any new investment advisory agreement would require stockholder approval.

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The Adviser’s liability is limited under the Investment Advisory Agreement, and we are required to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

•	Any failure to maintain our status as a BDC would reduce our operating flexibility

•	We incur significant costs as a result of being a publicly traded company

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Provisions of the General Corporation Law of the State of Delaware and our certificate of incorporation and bylaws could deter takeover attempts and have an adverse effect on the price of our common stock.

•	Certain investors are limited in their ability to make significant investments in us.

•	Cybersecurity risks and cyber incidents may adversely affect our business or those of our portfolio companies.

•	Our Board may change our investment objective, operating policies and strategies without prior notice or stockholder approval.

•	The interest rates of our debt investments to our portfolio companies and our indebtedness that extend beyond 2023 might be subject to change based on recent regulatory changes.

Risks Related to Economic Conditions

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The COVID-19 pandemic has materially and adversely affected, and is likely to continue to materially and adversely affect, our portfolio companies and the results of our operations, including our financial results.

•	The current state of the economy and financial markets increases the likelihood of adverse effects on our financial position and results of operations.

•	Uncertainty about financial stability could have a significant adverse effect on our business, results of operations and financial condition.

•	Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Risks Related to Our Portfolio Company Investments

•	Our investments are very risky and highly speculative.

•	The value of most of our portfolio securities will not have a readily available market price and we value these securities at fair value as determined in good faith by our Board, which valuation is inherently subjective, may not reflect what we may actually realize for the sale of the investment and could result in a conflict of interest with the Adviser.

•	The lack of liquidity in our investments may adversely affect our business.

•	Our portfolio may be focused on a limited number of portfolio companies or industries, which will subject us to a risk of

•	significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

•	We may securitize certain of our investments, which may subject us to certain structured financing risks.

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Because we generally do not hold controlling interests in our portfolio companies, we may not be in a position to exercise control over those portfolio companies or prevent decisions by management of those portfolio companies that could decrease the value of our investments.

•	We are exposed to risks associated with changes in interest rates.

•	We may not be able to realize expected returns on our invested capital.

•	By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

•	Our portfolio companies in some cases may incur debt or issue equity securities that rank equally with, or senior to, our investments in those companies.

•	We may be exposed to special risks associated with bankruptcy cases.

•	Our failure to make follow-on investments in our portfolio companies could impair the value of our investments.

•	Our ability to enter into transactions with our affiliates is restricted.

•	Any acquisitions or strategic investments that we pursue are subject to risks and uncertainties.

•	We cannot guarantee that we will be able to obtain various required licenses in U.S. states or in any other jurisdiction where they may be required in the future.

•	Our investments in foreign companies may involve significant risks in addition to the risks inherent in U.S. investments.

•	We expose ourselves to risks when we engage in hedging transactions.

•	The new market structure applicable to derivatives imposed by the Dodd-Frank Act may affect our ability to use over-the-counter (“OTC”) derivatives for hedging purposes.

•	If we cease to be eligible for an exemption from regulation as a commodity pool operator, our compliance expenses could increase substantially.

•	Our portfolio investments may present special tax issues.

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If we are not treated as a publicly offered regulated investment company, certain U.S. stockholders will be treated as having received a dividend from us in the amount of such U.S. stockholders’ allocable share of the Management and Incentive Fees paid to our investment adviser and certain of our other expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. stockholders.

•	There are certain risks associated with holding debt obligations that have original issue discount or payment-in-kind interest.

Risks Related to Our Securities

•	There is a risk that investors in our common stock may not receive dividends or that our dividends may not grow over time.

•	Investing in our securities may involve a high degree of risk.

•	The market price of our common stock may fluctuate significantly and could decline.

•	Our stockholders will experience dilution in their ownership percentage if they opt out of our dividend reinvestment plan.

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Purchases of our common stock by us under the Company 10b5-1 Plan may result in dilution to our net asset value per share and the price of our common stock being higher than the price that otherwise might exist in the open market.

General Risk Factors

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We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividend.

•	Changes in laws or regulations governing our operations may adversely affect our business.

•	The effect of global climate change may impact the operations of our portfolio companies.

Corporate Information

Our principal executive offices are located at 2100 McKinney Avenue, Suite 1500, Dallas, TX 75201 and our telephone number is (469) 621-3001. Our corporate website is located at https://sixthstreetspecialtylending.com. Information on our website is not incorporated into or a part of this prospectus.

THE OFFERING

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, generally will not be less than the net asset value per share of our common stock at the time of an offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our outstanding voting securities or (c) under such other circumstances as the SEC may permit. Any such issuance of shares of our common stock at a price per share below the net asset value per share of our common stock may be dilutive to the net asset value of our common stock. See “Risk Factors—Risks Related to Offerings Pursuant to This Prospectus.”

Pursuant to approval granted at a special meeting of stockholders held on May 26, 2022, we are currently permitted to sell or otherwise issue shares of our common stock at a price below our then-current net asset value per share, subject to the approval of our Board and certain other conditions. Such stockholder approval expires on May 26, 2023. We intend to propose the extension of this approval in future years.

We may offer our securities directly to one or more purchasers, including existing stockholders in a rights offering by us, through agents that we designate from time to time or to or through underwriters or dealers. The prospectus supplement relating to each offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and the agents or underwriters or among the underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of the securities pursuant to this registration statement through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of our securities.

Set forth below is additional information regarding offerings of our securities:

Use of Proceeds	Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, investing in portfolio companies in accordance with our investment objective and repaying indebtedness (which will be subject to reborrowing).

Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See “Use of Proceeds.”

Symbol on the NYSE	“TSLX”

Distributions	To the extent we have earnings available for distribution, we expect to continue distributing quarterly dividends to our stockholders. The specific tax characteristics of our distributions will be reported to stockholders after the end of the calendar year. Future quarterly dividends, if any, will be determined by our Board. See “Price Range of Common Stock and Distributions.”

To maintain our tax treatment as a RIC, we must make certain distributions. See “Material U.S. Federal Income Tax Considerations—Regulated Investment Company Classification.”

Anti-Takeover Provisions	Our Board is divided into three classes of directors serving staggered three-year terms. This structure is intended to provide us with a greater likelihood of continuity of management, which may be necessary for us to realize the full value of our investments. A staggered board of directors also may serve to deter hostile takeovers or proxy contests, as may certain other measures adopted by us. See “Description of Our Capital Stock—Anti-Takeover Provisions.”

Leverage	As a BDC, we are permitted under the 1940 Act to borrow funds or issue senior securities to finance a portion of our investments. As a result, we are exposed to the risks of leverage, which may be considered a speculative investment technique.

Leverage increases the potential for gain and loss on amounts invested and, as a result, increases the risks associated with investing in our securities. The costs associated with our borrowings, including any increase in the fees payable to the Adviser, are borne by our stockholders. Any decision on our part to use borrowings depends upon our assessment of the attractiveness of available investment opportunities in relation to the costs and perceived risks of such leverage. See “Regulation as a Business Development Company” in Part I, Item 1 of our 2021 Annual Report.

Dividend Reinvestment Plan	We have adopted a dividend reinvestment plan for our stockholders, which is an “opt out” dividend reinvestment plan. Under this plan, if we declare a cash dividend or other distribution, our stockholders who have not elected to “opt out” of our dividend reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. If a stockholder elects to “opt out,” that stockholder will receive cash dividends or other distributions.

Taxation	We have elected to be treated as a RIC for U.S. federal income tax purposes. Our status as a RIC will enable us to deduct qualifying distributions to our stockholders, so that we will be subject to corporate-level U.S. federal income taxation only in respect of earnings that we retain and do not distribute.

To maintain our status as a RIC and to avoid being subject to corporate-level U.S. federal income taxation on our earnings, we must, among other things:

•	maintain our election under the 1940 Act to be treated as a BDC;

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derive in each taxable year at least 90% of our gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

•	maintain diversified holdings.

In addition, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes equal to at least 90% of our investment company taxable income and net tax-exempt income for that taxable year.

As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to stockholders. If we fail to distribute our investment company taxable income or net capital gains on a timely basis, we will be subject to a nondeductible 4% U.S. federal excise tax. We can be expected to carry forward investment company taxable income in excess of current year distributions into the next tax year and pay a 4% excise tax on such income. We elected to retain a portion of income and capital gains for the nine months ended September 30, 2022. For the three and nine months ended September 30, 2022 we recorded a net expense of $0.4 million and $1.5 million, respectively, for U.S. federal excise tax and other taxes. For the three and nine months ended September 30, 2021, the Company recorded a net expense of $0.1 million and $0.7 million, respectively, for U.S. federal excise tax and other taxes and for the calendar years ended December 31, 2021 and 2020 and we recorded a net expense of, $0.4 million and $5.8 million, respectively, for U.S. federal excise tax as a result. Any carryover of investment company taxable income or net capital gains must be timely declared and distributed as a dividend in the taxable year following the taxable year in which the income or gains were earned. See “Price Range of Common Stock and Distributions” and “Material U.S. Federal Income Tax Considerations.”

Stockholders who receive dividends and other distributions in the form of shares of common stock generally are subject to the same U.S. federal tax consequences as stockholders who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, those stockholders will not receive cash with which to pay any applicable taxes on reinvested dividends. See “Dividend Reinvestment Plan.”

Management Arrangements	Our Adviser serves as our investment adviser and our administrator. For more information regarding our Adviser and Sixth Street and our contractual arrangements with these companies, see “Management Agreements” in Part I, Item 1 of our 2021 Annual Report and Note 3 to our consolidated financial statements in our 3Q 2022 Quarterly Report.

Trading at a Discount	Shares of closed-end investment companies, including BDCs, frequently trade at a discount to their net asset value. We are not generally able to issue and sell our common stock at a price below our net asset value per share except (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our outstanding voting securities or (c) under such other circumstances as the SEC may permit. The risk that our shares may trade at a discount to our net asset value is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade at a price per share above, at or below net asset value per share. See “Risk Factors—Risks Related to Offerings Pursuant to This Prospectus.”

Available Information	We have filed with the SEC a registration statement on Form N-2, of which this prospectus is a part, under the Securities Act. This registration statement contains additional information about us and the securities being offered by this prospectus. We are also required to file periodic reports, current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 and on the SEC’s website at http://www.sec.gov. Information on the operation of the SEC’s public reference room may be obtained by calling the SEC at 1 (800) SEC-0330.

We maintain a website at https://sixthstreetspecialtylending.com and make all of our periodic and current reports, proxy statements and other information available, free of charge, on or through our website. Information on our website is not incorporated into or part of this prospectus. You may also obtain such information free of charge by contacting us in writing at 888 7th Avenue, 41st Floor, New York, NY 10106, Attention: TSLX Investor Relations, or by emailing us at IRTSLX@sixthstreet.com.

Information Incorporated by Reference	The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Information Incorporated by Reference” for more information.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in our common stock will bear directly or indirectly in the twelve months after the date of this prospectus, based on the assumptions set forth below. We caution you that some of the percentages indicated in the table below are estimates and may vary. The following table should not be considered a representation of our future expenses, which may be greater or less than shown. Future expenses will depend on many factors, including our use of leverage, which may vary periodically depending on market conditions, our portfolio composition and our Adviser’s assessment of risks and returns. However, our total borrowings are limited under the 1940 Act so that we may not incur any additional leverage if doing so would cause our asset coverage ratio to fall below 150%, as defined in the 1940 Act. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us,” the “Company” or “Sixth Street Specialty Lending, Inc.” or says that “we” will pay fees or expenses, stockholders will indirectly bear these fees or expenses as investors in Sixth Street Specialty Lending, Inc.

Stockholder transaction expenses (as a percentage of offering price):
Sales load	—	(1)
Offering expenses	—	(2)
Dividend reinvestment plan expenses	—	(3)

Estimated annual expenses (as a percentage of net assets attributable to common stock)(4):
Management Fee payable under the Investment Advisory Agreement	2.91	%(5)
Incentive Fee payable under the Investment Advisory Agreement	2.59	%(6)
Interest payments on borrowed funds	2.47	%(7)
Other expenses	1.06	%(8)
Total annual expenses	9.07%

(1)

In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load (underwriting discount or commission).

(2)	The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price.
(3)

The expenses of the dividend reinvestment plan are included in “Other expenses” in the table above. The plan administrator’s fees will be paid by us. There are no brokerage charges or other charges to stockholders who participate in the plan, except that if a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a brokerage commission from the proceeds. For additional information, see “Dividend Reinvestment Plan.”

(4)	The net assets attributable to common stock used to calculate the percentages in this table reflect our net assets of $1,275.8 million as of December 31, 2021.
(5)

The Management Fee is 1.5% of the average value of our gross assets (including cash and cash equivalents and assets purchased with borrowed amounts) using the values at the end of the two most recently completed calendar quarters, adjusted for any share issuances or repurchases during the period. We may from time to time decide it is appropriate to change the terms of our Investment Advisory Agreement. Under the 1940 Act, any material change to our Investment Advisory Agreement must be submitted to stockholders for approval. See “Management Agreements” in Part I, Item 1 of our 2021 Annual Report and in Note 3 to our consolidated financial statements in our 3Q 2022 Quarterly Report.

The Management Fee reflected in the table is calculated by determining the ratio that the Management Fee for the year ended December 31, 2021 bears to our net assets attributable to common stock (rather than our gross assets).

From time to time, our Adviser voluntarily has waived certain Management Fees. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Management Fees” in Part II, Item 7 of our 2021 Annual Report and in Part I, Item 2 of our 3Q 2022 Quarterly Report. The above estimates are based on our actual Management Fees for the year ended December 31, 2021. For the year ended December 31, 2021, Management Fees of $0.2 million were waived consisting solely of Management Fees pursuant to the Leverage Waiver.

The Adviser intends to waive a portion of the Management Fee payable under the Investment Advisory Agreement by reducing the Management Fee on assets financed using leverage over 200% asset coverage (in other words, over 1.0x debt to equity) (the “Leverage Waiver”). Pursuant to the Leverage Waiver, the Adviser intends to waive the portion of the Management Fee in excess of an annual rate of 1.0% (0.250% per quarter) on the average value of the Company’s gross assets as of the end of the two most recently completed calendar quarters that exceeds the product of (i) 200% and (ii) the average value of our net asset value at the end of the two most recently completed calendar quarters. For the three and nine months ended September 30, 2022, Management Fees of $0.2 million have been waived pursuant to the Leverage Waiver. We may have capital gains and interest income that could result in the payment of an Incentive Fee to the Adviser in the twelve months after the date of this prospectus. The Incentive Fee payable in the example below is based upon our actual results for the year ended December 31, 2021 and assumes that the Incentive Fee is 17.5% for all relevant periods. However, the Incentive Fee payable to the Adviser is based on our performance and will not be paid unless we achieve certain goals.

The Incentive Fee consists of two parts, as follows:

(i) The first component, payable at the end of each quarter in arrears, equals 100% of the pre-Incentive Fee net investment income in excess of a 1.5% quarterly “hurdle rate,” the calculation of which is further explained below, until the Adviser has received 17.5% of the total pre-Incentive Fee net investment income for that quarter and, for pre-Incentive Fee net investment income in excess of 1.82% quarterly, 17.5% of all remaining pre-Incentive Fee net investment income for that quarter. The 100% “catch-up” provision for pre-Incentive Fee net investment income in excess of the 1.5% “hurdle rate” is intended to provide the Adviser with an Incentive Fee of 17.5% on all pre-Incentive Fee net investment income when that amount equals 1.82% in a quarter (7.28% annualized), which is the rate at which catch-up is achieved. Once the “hurdle rate” is reached and catch-up is achieved, 17.5% of any pre-Incentive Fee net investment income in excess of 1.82% in any quarter is payable to the Adviser.

Pre-Incentive Fee net investment income means dividends, interest and fee income accrued by us during the calendar quarter, minus our operating expenses for the quarter (including the Management Fee, expenses payable under the Administration Agreement to the Administrator, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest and zero coupon securities), accrued income that we may not have received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses.

(ii) The second component, payable at the end of each fiscal year in arrears, equaled 15% through March 31, 2014 and, beginning April 1, 2014, equals a weighted percentage of cumulative realized capital gains from the Company’s inception to the end of that fiscal year, less cumulative realized capital losses and unrealized capital losses. This component of the Incentive Fee is referred to as the Capital Gains Fee. Each year, the fee paid for this component of the Incentive Fee is net of the aggregate amount of any previously paid Capital Gains Fee for prior periods. For capital gains that accrue following March 31, 2014, the Incentive Fee rate is 17.5%. The Company accrues, but does not pay, a capital gains Incentive Fee with respect to unrealized capital gains because a capital gains Incentive Fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain. The weighted percentage is intended to ensure that for each fiscal year following the completion of the IPO, the portion of the Company’s realized capital gains that accrued prior to March 31, 2014, is subject to an Incentive Fee rate of 15% and the portion of the Company’s realized capital gains that accrued beginning April 1, 2014 is subject to an Incentive Fee rate of 17.5%. As of March 31, 2020, there are no remaining investments that were made prior to April 1, 2014, and as a result, the Incentive Fee rate of 17.5% is applicable to any future realized capital gains..

For purposes of determining whether pre-Incentive Fee net investment income exceeds the hurdle rate, pre-Incentive Fee net investment income is expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter.

Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Because of the structure of the Incentive Fee, it is possible that we may pay an Incentive Fee in a quarter in which we incur a loss. For example, if we receive pre-Incentive Fee net investment income in excess of the quarterly minimum hurdle rate, we will pay the applicable Incentive Fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses. In addition, because the quarterly minimum hurdle rate is calculated based on our net assets, decreases in our net assets due to realized or unrealized capital losses in any given quarter may increase the likelihood that the hurdle rate is reached and therefore the likelihood of us paying an Incentive Fee for that quarter. Our net investment income used to calculate this component of the Incentive Fee is also included in the amount of our gross assets used to calculate the Management Fee because gross assets are total assets (including cash received) before deducting liabilities (such as declared dividend payments).

Section 205(b)(3) of the Advisers Act, as amended, prohibits the Adviser from receiving the payment of fees on unrealized gains until those gains are realized, if ever. There can be no assurance that such unrealized gains will be realized in the future.

See Note 3 to our consolidated financial statements in our 2021 Annual Report and our 3Q 2022 Quarterly Report and “Management Agreements—Investment Advisory Agreement; Administration Agreement; License Agreement” in Part I, Item 1 of our 2021 Annual Report and Note 3 to our consolidated financial statements in our 3Q 2022 Quarterly Report.

From time to time, our Adviser has voluntarily waived certain Incentive Fees. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Incentive Fees” in Part II, Item 7 of our 2021 Annual Report and in Part I, Item 2 of our 3Q 2022 Quarterly Report. The above estimates do not reflect or assume any such waivers.

(7)

Interest payments on borrowed funds is based on our interest expense for the year ended December 31, 2021 under our credit facilities excluding fees (such as fees on undrawn amounts and amortization of upfront fees) and including the swap-adjusted interest expense related to our 2022 Convertible Notes,2023 Notes, 2024 Notes and 2026 Notes. This item is based on the assumption that our borrowings and interest costs after an offering will remain similar to those prior to such offering. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. On October 8, 2018, our stockholders approved the application of the minimum asset coverage ratio of 150% to us, as set forth in Section 61(a)(2) of the 1940 Act, as amended by the SBCAA.

(8)

Includes our overhead expenses, such as payments under the Administration Agreement for certain expenses incurred by the Adviser, and excise taxes. See “Management Agreements—Investment Advisory Agreement; Administration Agreement; License Agreement” in Part I, Item 1 of our 2021 Annual Report and Note 3 to our consolidated financial statements in our 3Q 2022 Quarterly Report. The expenses in this table are based on our actual other expenses and excise taxes for the year ended December 31, 2021.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. The Incentive Fee payable in the example below assumes that the Incentive Fee is 17.5% for all relevant periods. Transaction expenses are not included in the following example. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load and offering expenses.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return from realized capital gains	$88	$253	$407	$742

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. Because the income portion of the Incentive Fee under the Investment Advisory Agreement is unlikely to be significant assuming a 5% annual return, the example assumes that the 5% annual return will be generated entirely through the realization of capital gains on our assets and, as a result, will trigger the payment of the capital gains portion of the Incentive Fee under the Investment Advisory Agreement. The income portion of the Incentive Fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an Incentive Fee of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, under certain circumstances, reinvestment of dividends and other distributions under our dividend reinvestment plan may occur at a price per share that differs from net asset value. See “Dividend Reinvestment Plan” for additional information regarding our dividend reinvestment plan.

This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

RISK FACTORS

Investing in our securities involves a number of significant risks. You should carefully consider the risks set out below and described in Part I, Item 1A, “Risk Factors,” in our 2021 Annual Report and Part I, Item IA, “Risk Factors,” in our quarterly report on Form 10-Q for the three months ended March 31, 2022 (the “1Q 2022 Quarterly Report”), in our quarterly report on Form 10-Q for the three months ended June 30, 2022 (the “2Q 2022 Quarterly Report”), and in our quarterly report on Form 10-Q for the three months ended September 30, 2022 (the “3Q 2022 Quarterly Report”), which are incorporated by reference in this prospectus, together with the other information set forth in this prospectus or in any prospectus supplement and in the other documents that we include or incorporate by reference into this prospectus before making a decision about investing in our securities. The risks and uncertainties set out below and discussed in our 2021 Annual Report, 1Q 2022 Quarterly Report, 2Q 2022 Quarterly Report, and 3Q 2022 Quarterly Report are not the only ones we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also materially and adversely affect our business, financial condition and results of operations. In such case, our net asset value and the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to Offerings Pursuant to This Prospectus

There is a risk that investors in our common stock may not receive dividends or that our dividends may not grow over time.

We intend to continue paying dividends on a quarterly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results or maintain a tax status that will allow or require any specified level of cash dividends or year-to-year increases in cash dividends. Our ability to pay dividends might be adversely affected by the impact of one or more of the risk factors described in this prospectus. Due to the asset coverage test applicable to us under the 1940 Act as a BDC or restrictions under our credit facilities, we may be limited in our ability to pay dividends. Although a portion of our expected earnings and dividend distributions will be attributable to net interest income, we do not expect to generate capital gains from the sale of our portfolio investments on a level or uniform basis from quarter to quarter. This may result in substantial fluctuations in our quarterly dividend payments.

In some cases where we receive certain upfront fees in connection with loans we originate, we treat the loan as having OID under applicable accounting and tax regulations, even though we have received the corresponding cash. In other cases, however, we may recognize income before or without receiving the corresponding cash, including in connection with the accretion of OID. For other risks associated with debt obligations treated as having OID, see “Risk Factors—Risks Related to Our Portfolio Company Investments—There are certain risks associated with holding debt obligations that have original issue discount or payment-in-kind interest” in Part I, Item 1A of our 2021 Annual Report.

Therefore, we may be required to make a distribution to our stockholders in order to satisfy the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code, even though we may not have received the corresponding cash amount. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

To the extent that the amounts distributed by us exceed our current and accumulated earnings and profits, these excess distributions will be treated first as a return of capital to the extent of a stockholder’s tax basis in his or her shares and then as capital gain. Reducing a stockholder’s tax basis will have the effect of increasing his or her gain (or reducing loss) on a subsequent sale of shares.

The part of the Incentive Fee payable by us that relates to our net investment income is computed and paid on income that may include interest that has been accrued but not yet received in cash. If a portfolio company defaults on a loan, it is possible that accrued interest previously used in the calculation of the Incentive Fee will become uncollectible. Consequently, while we may make Incentive Fee payments on income accruals that we may not collect in the future and with respect to which we do not have a clawback right against our Adviser, the amount of accrued income written off in any period will reduce the income in the period in which the write-off is taken and thereby reduce that period’s Incentive Fee payment, if any.

In addition, the middle-market companies in which we intend to invest may be more susceptible to economic downturns than larger operating companies, and therefore may be more likely to default on their payment obligations to us during recessionary periods. Any such defaults could substantially reduce our net investment income available for distribution in the form of dividends to our stockholders.

Investing in our securities may involve a high degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our securities may not be suitable for someone with lower risk tolerance.

The market price of our common stock may fluctuate significantly.

The market price and liquidity of the market for shares of our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•	significant volatility in the market price and trading volume of securities of BDCs or other companies in our sector, which is not necessarily related to the operating performance of these companies;

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;

•

the exclusion of BDC common stock from certain market indices, which could reduce the ability of certain investment funds to own our common stock and put short term selling pressure on our common stock;

•	loss of RIC or BDC status;

•	changes or perceived changes in earnings or variations in operating results;

•	changes in our portfolio of investments;

•	changes or perceived changes in the value of our portfolio of investments;

•	changes in accounting guidelines governing valuation of our investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	any downgrades to our credit rating or placement on a negative watch status by a credit rating agency;

•	departure of the Adviser’s or any of its affiliates’ key personnel;

•	operating performance of companies comparable to us;

•	short-selling pressure with respect to shares of our common stock or BDCs generally;

•	future sales of our securities convertible into or exchangeable or exercisable for our common stock or the conversion of such securities;

•	uncertainty surrounding the strength of the U.S. economy;

•	concerns regarding European sovereign debt and Brexit;

•	concerns regarding volatility in the Chinese stock market and Chinese currency;

•	concerns regarding U.S. and global tariffs and trade policy;

•	fluctuations in base interest rates, such as LIBOR, SOFR, EURIBOR, SONIA, the Federal Funds Rate or the Prime Rate;

•	the impact of public health epidemics on the global economy, such as the COVID-19 pandemic and its worldwide impact;

•	general economic trends and other external factors; and

•	loss of a major funding source.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. If our stock price fluctuates significantly, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

We cannot assure you that the market price of shares of our common stock will not decline.

Shares of closed-end investment companies, including BDCs, frequently trade at a discount from their net asset value and our stock may also be discounted in the market. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share of common stock may decline. In the past, shares of BDCs, including at times shares of our common stock, have traded at prices per share below net asset value per share. We cannot predict whether our common stock will trade at a price per share above, at or below net asset value per share. In addition, if our common stock trades below its net asset value per share, we will generally not be able to sell additional shares of our common stock to the public at its market price without first obtaining the approval of a majority of our stockholders (including a majority of our unaffiliated stockholders) and our Independent Directors for such issuance. See “Risk Factors—Risks Related to Our Business and Structure—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital” in our 2021 Annual Report.

Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.

Sales of substantial amounts of our common stock, the availability of such common stock for sale or the perception that such sales could occur could adversely affect the prevailing market prices for our common stock. If this occurs, it could impair our ability to raise additional capital through the sale of equity securities should we desire to do so. We cannot predict what effect, if any, future sales of securities or the availability of securities for future sales will have on the market price of our common stock prevailing from time to time.

Our stockholders will experience dilution in their ownership percentage if they opt out of our dividend reinvestment plan.

We have adopted a dividend reinvestment plan, pursuant to which we will reinvest all cash dividends and distributions declared by the Board on behalf of investors who do not elect to receive their dividends in cash. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional common stock, rather than receiving the cash dividend or other distribution. See “Price Range of Common Stock and Distributions” and “Dividend Reinvestment Plan” for a description of our dividend policy and obligations.

In addition, the number of shares issued pursuant to the dividend reinvestment plan will be determined based on the market price of shares of our common stock, except in circumstances where the market price exceeds our most recently computed net asset value per share, in which case we will issue shares at the greater of

(i) the most recently computed net asset value per share and (ii) 95% of the current market price per share or such lesser discount to the current market price per share that still exceeds the most recently computed net asset value per share. Accordingly, participants in the dividend reinvestment plan may receive a greater number of shares of our common stock than the number of shares associated with the market price of our common stock, resulting in dilution for other stockholders. Stockholders that opt out of our dividend reinvestment plan will experience dilution in their ownership percentage of our common stock over time.

Purchases of our common stock by us under the Company 10b5-1 Plan may result in the price of our common stock being higher than the price that otherwise might exist in the open market.

We have entered into an agreement with Goldman Sachs & Co. LLC, which we refer to as the Company 10b5-1 Plan, in accordance with Rules 10b5-1 and 10b-18 under the Exchange Act, under which Goldman Sachs & Co. LLC, as agent for us, will buy up to $50 million of our common stock in the aggregate during the period ending on the earlier of the date on which all the capital committed to the plan has been exhausted or May 31, 2023.

Whether purchases will be made under the Company 10b5-1 Plan and how much will be purchased at any time is uncertain, dependent on prevailing market prices and trading volumes, all of which we cannot predict. These activities may have the effect of maintaining the market price of our common stock or retarding a decline in the market price of the common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market.

Purchases of our common stock by us under the Company 10b5-1 Plan may result in dilution to our net asset value per share.

On August 4, 2015, the Board authorized us to acquire up to $50 million in aggregate of our common stock from time to time over an initial six month period, and has continued to authorize the refreshment of the $50 million amount authorized under and extension of the stock repurchase program prior to its expiration since that time, most recently as of November 1, 2022. Under the Company 10b5-1 Plan, the agent will increase the volume of purchases made as the price of our common stock declines, subject to volume restrictions.

Dilution to our net asset value per share will occur if we purchase shares of our common stock at a price above the net asset value per share, as it would cause a proportionately smaller increase in our stockholders’ interest in our earnings and assets and their voting interest in us than the decrease in our assets resulting from such repurchase.

As a result of any such dilution, our market price per share may decline. The actual dilutive effect will depend on the number of shares of common stock that could be so repurchased, the price and the timing of any repurchases under the Company 10b5-1 Plan.

We will have broad discretion over the use of proceeds of any offering made pursuant to this prospectus, to the extent it is successful.

We will have significant flexibility in applying the proceeds of any offering made pursuant to this prospectus. For example, we may pay operating expenses from net proceeds, which could limit our ability to achieve our investment objective.

The net asset value per share of our common stock may be diluted if we sell or otherwise issue shares of our common stock at prices below the then-current net asset value per share of our common stock.

Pursuant to approval granted at a special meeting of stockholders held on May 26, 2022, we are currently permitted to sell or otherwise issue shares of our common stock at a price below our then-current net asset value per share, subject to the approval of our Board and certain other conditions. Such stockholder approval expires on May 26, 2023. We intend to propose the extension of this approval in future years.

Any decision to sell or otherwise issue shares of our common stock below our then-current net asset value per share would be subject to the determination by our board of directors that such issuance or sale is in our and our stockholders’ best interests.

If we were to sell or otherwise issue shares of our common stock below our then-current net asset value per share, such issuances or sales would result in an immediate dilution to the net asset value per share of our common stock. This dilution would occur as a result of the issuance or sale of shares at a price below the then-current net asset value per share of our common stock and a proportionately greater decrease in the stockholders’ interest in our earnings and assets and their voting interest in us than the increase in our assets resulting from such issuance or sale. Because the number of shares of common stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted.

Further, if our current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then-current net asset value per share, their voting power will be diluted. For additional information and hypothetical examples of these risks, see “Sales of Common Stock Below Net Asset Value” and the prospectus supplement pursuant to which such sale is made.

Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares.

In the event we issue subscription rights, stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of a rights offering pursuant to this prospectus, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of such rights offering.

In addition, if the subscription price is less than the net asset value per share of our common stock, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of a rights offering or what proportion of the shares will be purchased as a result of such rights offering. Such dilution could be substantial.

We may in the future determine to issue preferred stock, which could adversely affect the market value of our common stock and cause the net asset value and market value of our common stock to be more volatile.

The issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive and could make the net asset value and market value of our common stock more volatile. Payment of dividends and repayment of the liquidation preference of preferred stock would take preference over any dividends or other payments to our common stockholders, and holders of preferred stock would not be subject to any of our expenses or losses and would not be entitled to participate in any income or appreciation in excess of their stated preference (other than convertible preferred stock that converts into common stock). If the dividend rate on the preferred stock were to approach the net rate of return on our investment portfolio, the benefit of leverage to the holders of the common stock would be reduced. If the dividend rate on the preferred stock were to exceed the net rate of return on our portfolio, the leverage would result in a lower rate of return to the holders of common stock than if we had not issued preferred stock. Any decline in the net asset value of our investments would be borne entirely by the holders of common stock. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in net asset value to the holders of common stock than if we were not leveraged through the issuance of preferred stock. This greater net asset value decrease would also tend to cause a greater decline in the market price for the common stock. We might be in danger of failing to maintain the required asset coverage of the preferred stock or of losing our ratings on the preferred stock or, in an extreme case, our current investment income might not be sufficient to meet the dividend requirements on the preferred stock. In order to counteract such an event, we might need to liquidate investments in order to fund a redemption of some or all of the preferred stock. In addition, under the 1940 Act, preferred stock constitutes a “senior security” for purposes of the asset coverage test.

Holders of any preferred stock we might issue would have the right to elect members of the board of directors and class voting rights on certain matters.

Holders of any preferred stock we might issue, voting separately as a single class, would have the right to elect two members of the Board at all times and in the event dividends become two full years in arrears would have the right to elect a majority of the directors until such arrearage is completely eliminated. In addition, preferred stockholders may have class voting rights on certain matters, including changes in fundamental investment restrictions and conversion to open-end status, and, accordingly, could veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our common stock and preferred stock, both by the 1940 Act and by requirements imposed by rating agencies or the terms of our credit facilities, might impair our ability to maintain our qualification as a RIC for federal income tax purposes. While we would intend to redeem our preferred stock to the extent necessary to enable us to distribute our income as required to maintain our qualification as a RIC, there can be no assurance that such actions could be effected in time to meet the tax requirements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

In addition to factors identified elsewhere in this prospectus and the documents incorporated by reference herein, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	an economic downturn could impair our portfolio companies’ abilities to continue to operate, which could lead to the loss of some or all of our investments in those portfolio companies;

•

such an economic downturn could disproportionately impact the companies in which we have invested and others that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;

•	such an economic downturn could also impact availability and pricing of our financing;

•	an inability to access the capital markets could impair our ability to raise capital and our investment activities;

•	inflation could negatively impact our business, including our ability to access the debt markets on favorable terms, or could negatively impact our portfolio companies; and

•

the risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in this prospectus and in Part I, Item 1A of our 2021 Annual Report and Part II, Item 1A of our 3Q 2022 Quarterly Report, and those discussed in other documents we file with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, some of those assumptions are based on the work of third parties and any of those assumptions could prove to be inaccurate; as a result, forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include, among other things, those described or identified in the section entitled “Risk Factors” in this prospectus and in Part I, Item 1A and Part II, Item 1A of our 3Q 2022 Quarterly Report, and in our 2021 Annual Report and those discussed in other documents we file with the SEC and elsewhere in this prospectus and the documents incorporated by reference herein. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein or therein, except as required by applicable law. You should understand that, under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements made in connection with any offering of securities pursuant to this prospectus.

The “TSLX” and “TAO” marks are marks of Sixth Street.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which may include investing in portfolio companies in accordance with our investment objective and strategies described in this prospectus and repaying indebtedness (which will be subject to reborrowing). The supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

We estimate that it will take less than three months for us to substantially invest the net proceeds of any offering made pursuant to this prospectus, depending on the availability of attractive opportunities, market conditions and the amount raised.

Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower dividends, if any, during such period.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is traded on the NYSE under the symbol “TSLX.” Our common stock has historically traded at prices both above and below our net asset value per share. It is not possible to predict whether our common stock will trade at a price per share at, above or below net asset value per share. See “Risk Factors—Risks Related to Offerings Pursuant to This Prospectus.”

The following table sets forth the net asset value per share of our common stock, the range of high and low closing sales prices of our common stock reported on the NYSE, the closing sales price as a premium (discount) to net asset value and the dividends declared by us in each fiscal quarter for the year ending December 31, 2022 and for the years ended December 31, 2021, 2020 and 2019. On January 12, 2023, the last reported closing sales price of our common stock on the NYSE was $18.94 per share, which represented a premium of approximately 15.8% to the net asset value per share reported by us as of September 30, 2022, the last date prior to the date of this prospectus for which we reported net asset value.

	NAV(1)	Price Range		High Sales Price to Net Asset Value(2)	Low Sales Price to Net Asset Value(2)	Cash Dividend Per Share(3)
		High	Low
Year ended December 31, 2019
First Quarter	$16.34	$20.99	$18.44	28.5%	12.9%	$0.51
Second Quarter	$16.68	$20.29	$19.49	21.6%	16.8%	$0.40
Third Quarter	$16.72	$21.01	$19.36	25.7%	15.8%	$0.43
Fourth Quarter	$16.83	$21.83	$20.01	29.7%	18.9%	$0.47
Year ended December 31, 2020
First Quarter	$15.57	$23.28	$11.30	49.5%	(27.4)%	$0.97
Second Quarter	$16.08	$19.51	$12.57	21.3%	(21.8)%	$0.41
Third Quarter	$16.87	$18.48	$15.68	9.5%	(7.1)%	$0.41
Fourth Quarter	$17.16	$21.24	$16.31	23.8%	(5.0)%	$0.51
Year ended December 31, 2021
First Quarter	$16.47	$22.76	$20.46	38.2%	24.2%	$1.71
Second Quarter	$16.85	$22.78	$20.80	35.2%	23.4%	$0.47
Third Quarter	$17.18	$23.97	$21.13	39.5%	23.0%	$0.43
Fourth Quarter	$16.84	$24.74	$21.97	47.0%	30.5%	$0.98
Year ended December 31, 2022
First Quarter	$16.88	$24.27	$22.40	43.8%	23.0%	$0.52
Second Quarter	$16.27	$23.64	$18.09	45.3%	11.2%	$0.45
Third Quarter	$16.36	$19.64	$16.13	19.9%	(1.4)%	$0.42
Fourth Quarter	*	$19.14	$16.56	*	*	$0.45
Year ending December 31, 2023
First Quarter (through January 12, 2023)	*	$18.94	$17.96	*	*	—

(1)

Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices. The net asset values shown are based on outstanding shares at the end of the relevant quarter.

(2)	Calculated as the respective high or low closing sales price less net asset value, divided by net asset value (in each case, as of the applicable quarter). Does not reflect intraday trading prices.
(3)	Represents the dividends declared in the relevant quarter.
*	Net asset value has not yet been reported for this period.

To the extent we have earnings available for distribution, we expect to continue distributing quarterly dividends to our stockholders. Our quarterly dividends, if any, will be determined by our Board. Any dividends to our stockholders will be declared out of assets legally available for distribution.

On November 1, 2022, our Board declared a fourth quarter 2022 base dividend of $0.45 per share for stockholders of record as of December 15, 2022, payable on December 30, 2022. Those dividends were paid from income generated primarily by interest earned on our investment portfolio.

The following tables summarize dividends declared during the nine months ended September 30, 2022 and years ended December 31, 2021, 2020 and 2019:

	Nine Months Ended September 30, 2022
Date Declared	Dividend(1)	Record Date	Payment Date	Dividend per Share
February 17, 2022	Supplemental	February 28, 2022	March 31, 2022	$0.11
February 17, 2022	Base	March 15, 2022	April 18, 2022	0.41
May 3, 2022	Supplemental	May 31, 2022	September 30, 2022	0.04
May 3, 2022	Base	June 15, 2022	July 15, 2022	0.41
August 2, 2022	Base	September 15, 2022	September 30, 2022	0.42

Total Dividends Declared				$1.39

	Year Ended December 31, 2021
Date Declared	Dividend(1)	Record Date	Payment Date	Dividend per Share
February 17, 2021	Supplemental	February 26, 2021	March 31, 2021	$0.05
February 17, 2021	Base	March 15, 2021	April 15, 2021	0.41
February 17, 2021	Special	March 25, 2021	April 8, 2021	1.25
May 4, 2021	Supplemental	May 28, 2021	June 30, 2021	0.06
May 4, 2021	Base	June 15, 2021	July 15, 2021	0.41
August 3, 2021	Supplemental	August 31, 2021	September 30, 2021	0.02
August 3, 2021	Base	September 15, 2021	October 15, 2021	0.41
November 2, 2021	Supplemental	November 30, 2021	December 31, 2021	0.07
November 2, 2021	Special	December 7, 2021	December 20, 2021	0.50
November 2, 2021	Base	December 15, 2021	January 14, 2022	0.41

Total Dividends Declared				$3.59

	Year Ended December 31, 2020
Date Declared	Dividend	Record Date	Payment Date	Dividend per Share
February 19, 2020	Supplemental	February 28, 2020	March 31, 2020	$0.06
February 19, 2020	Base	March 13, 2020	April 15, 2020	0.41
February 19, 2020	Special	April 15, 2020	April 30, 2020	0.25
February 19, 2020	Special	June 15, 2020	June 30, 2020	0.25
May 5, 2020	Base	June 15, 2020	July 15, 2020	0.41
August 4, 2020	Base	September 15, 2020	October 15, 2020	0.41
November 4, 2020	Supplemental	November 30, 2020	December 31, 2020	0.10
November 4, 2020	Base	December 15, 2020	January 15, 2021	0.41

Total Dividends Declared				$2.30

	Year Ended December 31, 2019
Date Declared	Dividend	Record Date	Payment Date	Dividend per Share
February 20, 2019	Supplemental	February 28, 2019	March 29, 2019	$0.12
February 20, 2019	Base	March 15, 2019	April 15, 2019	0.39
May 2, 2019	Supplemental	May 31, 2019	June 28, 2019	0.01
May 2, 2019	Base	June 14, 2019	July 15, 2019	0.39
July 31, 2019	Supplemental	August 30, 2019	September 30, 2019	0.04
July 31, 2019	Base	September 13, 2019	October 15, 2019	0.39
November 5, 2019	Supplemental	November 29, 2019	December 31, 2019	0.08
November 5, 2019	Base	December 13, 2019	January 15, 2020	0.39

Total Dividends Declared				$1.81

The dividends declared during the nine months ended September 30, 2022 were derived from net investment income, determined on a tax basis. The dividends declared during the years ended December 31, 2021, 2020 and 2019 were derived from net investment income and net realized capital gains, determined on a tax basis.

To the extent that the amounts distributed by us are in excess of our current and accumulated earnings and profits, such excess distributions will be treated first as a return of capital to the extent of a stockholder’s tax basis in his or her shares and then as capital gain. Reducing a stockholder’s tax basis will have the effect of increasing his or her gain (or reducing loss) on a subsequent sale of shares. The specific tax characteristics of the dividend will be reported to stockholders after the end of the calendar year.

To be treated as a regulated investment company, or a RIC, for U.S. federal income tax purposes and therefore to avoid being subject to corporate-level U.S. federal income taxation of our earnings, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes equal to at least 90% of our investment company taxable income (as defined by the Code) and 90% of our net tax-exempt income to our stockholders in that taxable year. In addition, we generally will be subject to a nondeductible U.S. federal excise tax equal to 4% of the amount by which our distributions for a calendar year are less than the sum of:

•	98% of our net ordinary income, excluding certain ordinary gains and losses, recognized during such calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of income or gains recognized, but not distributed, in preceding years.

For these purposes, we will be deemed to have distributed any net ordinary taxable income or capital gain net income on which we have paid U.S. federal income tax. Depending on the level of taxable income earned in a calendar year, we may choose to carry forward taxable income for distribution in the following calendar year, and pay any applicable U.S. federal excise tax. We elected to retain a portion of income and capital gains for the nine months ended September 30, 2022 and for calendar years ended December 31, 2021 and 2020 for purposes of additional liquidity and we recorded a net expense of $1.5 million for the nine months ended September 30, 2022 and $0.7 million and $5.8 million for the years ended December 31, 2021 and December 31, 2020, respectively, for U.S. federal excise tax as a result. We cannot assure you that we will achieve results that will permit the payment of any dividends. See “Risk Factors—Risks Related to Our Business and Structure—We will be subject to corporate-level U.S. federal income tax if we are unable to maintain our qualification as a RIC under Subchapter M of the Code, including as a result of our failure to satisfy the RIC distribution requirements” in Part I, Item 1A of our 2021 Annual Report.

We also intend to distribute net capital gains (that is, net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such net capital gains for investment and elect to treat such gains as deemed distributions to our stockholders. If this happens, our stockholders will be treated for U.S. federal income tax purposes as if they had received an actual distribution of the net capital gains that we retain and they reinvested the net after-tax proceeds in us. In this situation, our stockholders would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to their allocable share of the tax we paid on the capital gains deemed distributed to them. See “Material U.S. Federal Income Tax Considerations.” We cannot assure you that we will achieve results that will permit us to pay any cash dividends or that we will not be limited in our ability to pay dividends under the asset coverage test applicable to us under the 1940 Act.

Unless our common stockholders elect to receive their dividends in cash, we intend to make such distributions in additional shares of our common stock under our dividend reinvestment plan. See “Dividend Reinvestment Plan.”

SENIOR SECURITIES

Information about our senior securities as of the last ten fiscal years ended December 31, 2021 and as of the unaudited fiscal period ended September 30, 2022 is shown in the following table. The report of our independent registered public accounting firm, KPMG LLP, on the senior securities table as of December 31, 2021 is included in our 2021 Annual Report and is incorporated by reference to the registration statement of which this prospectus is a part.

Class and Year/Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
Credit Facilities
December 31, 2022 (as of September 30, 2022 Unaudited)	$739.3	$1,865.5	—	N/A
December 31, 2021	$316.4	$2,053.6	—	N/A
December 31, 2020	$472.3	$2,045.4	—	N/A
December 31, 2019	$495.7	$2,004.1	—	N/A
December 31, 2018	$187.5	$2,705.2	—	N/A
December 31, 2017	$486.8	$2,355.3	—	N/A
December 31, 2016	$578.7	$2,376.6	—	N/A
December 31, 2015	$540.3	$2,257.3	—	N/A
December 31, 2014	$283.9	$3,110.3	—	N/A
December 31, 2013	$432.3	$2,329.5	—	N/A
December 31, 2012	$331.8	$2,445.9	—	N/A
Convertible Notes due 2019
December 31, 2022 (as of September 30, 2022 Unaudited)	$—	$—	—	N/A
December 31, 2021	$—	$—	—	N/A
December 31, 2020	$—	$—	—	N/A
December 31, 2019	$—	$—	—	N/A
December 31, 2018	$114.3	$2,705.2	—	N/A
December 31, 2017	$113.7	$2,355.3	—	N/A
December 31, 2016	$113.1	$2,376.6	—	N/A
December 31, 2015	$112.5	$2,257.3	—	N/A
December 31, 2014	$111.9	$3,110.3	—	N/A
Convertible Notes due 2022
December 31, 2022 (as of September 30, 2022 Unaudited)	$—	$—	—	N/A
December 31, 2021	$100.0	$2,053.6	—	N/A
December 31, 2020	$142.5	$2,045.4	—	N/A
December 31, 2019	$171.9	$2004.1	—	N/A
December 31, 2018	$171.7	$2,705.2	—	N/A
December 31, 2017	$114.7	$2,355.3	—	N/A
2023 Notes
December 31, 2022 (as of September 30, 2022 Unaudited)	$150.0	$1,865.5	—	N/A
December 31, 2021	$150.0	$2,053.6	—	N/A
December 31, 2020	$150.0	$2,045.4	—	N/A
December 31, 2019	$150.0	$2,004.1	—	N/A
December 31, 2018	$150.0	$2,705.2	—	N/A

Class and Year/Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
2024 Notes
December 31, 2022 (as of September 30, 2022 Unaudited)	$346.7	$1,865.5	—	N/A
December 31, 2021	$346.4	$2,053.6	—	N/A
December 31, 2020	$346.1	$2,045.4	—	N/A
December 31, 2019	$297.2	$2,004.1	—	N/A
2026 Notes
December 31, 2022 (as of September 30, 2022 Unaudited)	$298.4	$1,865.5	—	N/A
December 31, 2021	$298.1	$2,053.6	—	N/A

(1)	Total amount of each class of senior securities outstanding at carrying value, excluding the impact of deferred financing costs, at the end of the period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading.

PORTFOLIO COMPANIES

The table set forth below contains certain information as of September 30, 2022 for each portfolio company in which we had an investment. Other than these investments, our only formal relationships with our portfolio companies are the managerial assistance that we may provide upon request and any board observer or participation rights we may receive in connection with our investment. In this table, we have further specified our descriptions of certain investments to indicate whether they are Debt Investments such as first-lien or second-lien loans, unsecured notes, or bonds, or they are Equity or Other Investments such as common equity, preferred equity, or equity warrants. We either originated or purchased in the secondary market the Debt Investments and Equity or Other Investments in our current portfolio.

Company(1)(6)	Investment	Initial Acquisition Date	Reference Rate and Spread	Interest Rate	Amortized Cost(2)(8)	Fair Value(9)	Percentage of Net Assets
Debt Investments
Automotive
Carlstar Group, LLC(3)	First-lien loan ($34,000 par, due 7/2027)	7/8/2022	SOFR + 6.60%	9.25%	$33,125	$33,256	2.5%
Business services
Acceo Solutions, Inc.(3)(4)(5)	First-lien loan (CAD 73,687 par, due 10/2025)	7/6/2018	C + 4.75%	8.70%	55,562	54,164 (CAD 74,424)	4.1%
Alpha Midco, Inc.(3)(5)	First-lien loan ($68,788 par, due 8/2025)	8/15/2019	SOFR + 7.50%	11.17%	67,823	69,485	5.2%
Dye & Durham Corp.(3)(4)	First-lien loan (CAD 32,772 par, due 12/2027)	12/3/2021	C + 5.75%	9.95%	25,011	23,778 (CAD 32,672)	1.8%
ExtraHop Networks, Inc.(3)(5)	First-lien loan ($56,066 par, due 7/2027)	7/22/2021	L + 7.50%	11.17%	54,881	54,384	4.0%
ForeScout Technologies, Inc.(3)	First-lien loan ($6,349 par, due 8/2026)	8/17/2020	L + 9.50%	13.17% (incl. 9.50% PIK)	6,247	6,263	0.5%
	First-lien loan ($2,548 par, due 8/2026)	7/1/2022	L + 9.00%	12.67% (incl. 9.00% PIK)	2,475	2,453	0.2%
Information Clearinghouse, LLC and MS Market Service, LLC(3)(5)	First-lien loan ($17,865 par, due 12/2026)	12/20/2021	L + 6.50%	10.07%	17,457	17,284	1.3%
Mitnick Corporate Purchaser, Inc.(3)(10)	First-lien loan ($333 par, due 5/2029)	5/2/2022	SOFR + 4.85%	7.39%	334	314	0.0%
Netwrix Corp.(3)	First-lien loan ($47,130 par, due 6/2029)	6/9/2022	SOFR + 5.00%	7.92%	31,211	30,697	2.3%
ReliaQuest Holdings, LLC(3)(5)	First-lien loan ($60,497 par, due 10/2026)	10/8/2020	SOFR + 7.25%	10.80%	59,366	60,346	4.5%
TIBCO Software Inc.(10)	First-lien note ($13,000 par, due 3/2029)	9/20/2022	6.50%	6.50%	10,863	11,046	0.8%
	First-lien loan ($12,000 par, due 3/2029)(3)	9/20/2022	SOFR + 4.50%	8.15%	10,920	11,087	0.8%
WideOrbit, Inc.(3)	First-lien loan ($35,655 par, due 7/2025)	7/8/2020	L + 8.50%	11.62%	35,291	36,457	2.7%

					377,441	377,758	28.2%

Chemicals
Erling Lux Bidco Sarl(3)(4)	First-lien loan (EUR 3,660 par, due 9/2028)	9/6/2022	E + 6.75%	7.46%	3,586	3,505 (EUR 3,578)	0.3%
	First-lien loan (GBP 3,538 par, due 9/2028)	9/6/2022	S + 6.75%	8.94%	3,564	3,449 (GBP 3,090)	0.3%

					7,150	6,954	0.6%

Communications
Celtra Technologies, Inc.(3)(5)	First-lien loan ($34,738 par, due 11/2026)	11/19/2021	L + 7.00%	10.67%	33,803	33,435	2.5%
IntelePeer Holdings, Inc.	First-lien loan ($34,956 par, due 12/2024)(3)	12/2/2019	L + 8.25%	11.37%	34,907	34,257	2.6%
	Convertible note ($4,314 par, due 5/2028)	5/12/2021	6.00%	6.00% PIK	4,281	4,239	0.3%

					72,991	71,931	5.4%

Education
Astra Acquisition Corp.(3)	Second-lien loan ($43,479 par, due 10/2029)	10/25/2021	L + 8.88%	11.99%	42,725	41,197	3.1%
Destiny Solutions Parent Holding Company(3)(5)	First-lien loan ($60,000 par, due 6/2026)	6/8/2021	L + 5.75%	8.87%	58,983	58,200	4.4%
EMS Linq, Inc.(3)	First-lien loan ($56,216 par, due 12/2027)	12/22/2021	L + 6.25%	9.37%	55,057	53,616	4.0%
Frontline Technologies Group, LLC(3)	First-lien loan ($85,389 par, due 9/2023)	9/18/2017	L + 5.25%	11.00%	85,259	85,389	6.4%

					242,024	238,402	17.9%

Financial Services
AvidXchange, Inc.(3)(5)	First-lien loan ($11,460 par, due 4/2024)	10/1/2019	L + 9.00%	12.69%	11,408	11,460	0.9%
Bear OpCo, LLC(3)(5)	First-lien loan ($19,874 par, due 10/2024)	10/10/2019	SOFR + 7.65%	10.68%	19,629	19,874	1.5%
BlueSnap, Inc.(3)(5)	First-lien loan ($42,000 par, due 10/2024)	10/25/2019	L + 6.75%	10.42%	41,598	41,881	3.2%
G Treasury SS, LLC(3)(5)	First-lien loan ($64,271 par, due 4/2023)	4/9/2018	L + 8.25%	11.92%	63,957	64,603	4.9%
Ibis Intermediate Co.(3)(5)	First-lien loan ($1,530 par, due 5/2027)	5/28/2021	L + 5.00%	8.07%	1,414	1,530	0.1%
Ibis US Blocker Co.(3)	First-lien loan ($13,569 par, due 5/2028)	5/28/2021	L + 8.25%	11.32% PIK	13,317	13,162	1.0%
Jonas Collections and Recovery, Inc.(3)(5)	First-lien loan ($27,188 par, due 6/2026)	6/21/2021	L + 5.50%	8.38%	26,746	26,576	2.0%
Kyriba Corp.(3)	First-lien loan ($18,628 par, due 4/2025)	4/9/2019	L + 9.00%	12.67% (incl. 9.00% PIK)	18,429	18,721	1.4%
	First-lien loan (EUR 9,704 par, due 4/2025)	4/9/2019	E + 9.00%	10.19% (incl 9.00% PIK)	10,759	9,554 (EUR 9,752)	0.7%
	First-lien revolving loan ($1,411 par, due 4/2025)	4/9/2019	L + 7.25%	10.92%	1,392	1,418	0.1%
	First-lien revolving loan (EUR 336 par, due 4/2025)	4/9/2019	E + 7.25%	8.44%	372	329 (EUR 336)	0.0%
Passport Labs, Inc.(3)	First-lien loan ($23,142 par, due 4/2026)	4/28/2021	L + 8.25%	11.11% (incl. 4.125% PIK)	22,906	22,541	1.7%
PrimeRevenue, Inc.(3)	First-lien loan ($22,507 par, due 12/2023)	12/31/2018	L + 7.00%	10.12%	22,416	22,579	1.7%
TradingScreen, Inc.(3)(5)	First-lien loan ($44,775 par, due 4/2027)	4/30/2021	L + 6.25%	9.06%	43,706	43,768	3.3%

					298,049	297,996	22.5%

Healthcare

Company(1)(6)	Investment	Initial Acquisition Date	Reference Rate and Spread	Interest Rate	Amortized Cost(2)(8)	Fair Value(9)	Percentage of Net Assets
BCTO Ace Purchaser, Inc.(3)(5)	First-lien loan ($61,585 par, due 11/2026)	11/23/2020	SOFR + 7.50%	10.60%	60,398	60,507	4.6%
Caris Life Sciences, Inc.	First-lien loan ($5,000 par, due 9/2023)	9/21/2018	11.30%	11.30%	4,956	4,975	0.4%
	First-lien loan ($3,750 par, due 4/2025)	4/2/2020	11.30%	11.30%	3,586	3,741	0.3%
	Convertible note ($2,602 par, due 9/2023)	9/21/2018	8.00%	8.00%	2,602	5,660	0.4%
Homecare Software Solutions, LLC(3)(5)	First-lien loan ($65,000 par, due 10/2026)	10/6/2021	SOFR + 5.70%	8.72%	63,664	62,888	4.7%
Integrated Practice Solutions, Inc.(3)(5)	First-lien loan ($46,624 par, due 10/2024)	6/30/2017	L + 7.50%	10.62%	45,805	46,624	3.5%
Merative L.P.(3)(5)	First-lien loan ($70,103 par, due 6/2028)	6/30/2022	SOFR + 7.25%	10.81%	67,833	66,773	5.0%

					248,844	251,168	18.9%

Hotel, Gaming and Leisure
ASG II, LLC(3)(5)	First-lien loan ($56,522 par, due 5/2028)	5/25/2022	SOFR + 6.65%	9.37%	55,033	54,409	4.1%
IRGSE Holding Corp.(3)(7)	First-lien loan ($30,261 par, due 6/2023)	9/29/2015	L + 9.50%	13.17%	28,594	29,958	2.3%
	First-lien revolving loan ($14,827 par, due 6/2023)	9/29/2015	L + 9.50%	13.14%	14,828	14,672	1.1%

					98,455	99,039	7.5%

Human Resource Support Services
Axonify, Inc.(3)(4)(5)	First-lien loan ($46,088 par, due 5/2026)	5/5/2021	L + 7.50%	10.24%	45,113	45,024	3.4%
Elysian Finco Ltd.(3)(4)(5)	First-lien loan ($16,785 par, due 1/2028)	1/31/2022	SOFR + 6.65%	9.64%	16,282	16,489	1.2%
Employment Hero Holdings Pty Ltd.(3)(4)	First-lien loan (AUD 40,000 par, due 12/2026)	12/6/2021	B + 6.50%	9.56%	27,554	24,503 (AUD 38,110)	1.8%
PageUp People, Ltd.(3)(4)(5)	First-lien loan (AUD 15,982 par, due 12/2025)	1/11/2018	B + 5.50%	8.56%	11,794	9,259 (AUD 14,401)	0.7%
	First-lien loan (GBP 4,723 par, due 12/2025)	10/28/2021	S + 5.50%	7.32%	6,501	5,128 (GBP 4,593)	0.4%
	First-lien loan ($12,989 par, due 12/2025)	10/28/2021	L + 5.50%	9.17%	12,974	12,632	1.0%
PayScale Holdings, Inc.(3)(5)	First-lien loan ($68,950 par, due 5/2024)	5/3/2019	L + 5.50%	9.17%	68,270	67,743	5.1%
PrimePay Intermediate, LLC(3)(5)	First-lien loan ($29,500 par, due 12/2026)	12/17/2021	L + 7.00%	9.88%	28,496	28,394	2.1%
Modern Hire, Inc.(3)(5)	First-lien loan ($29,068 par, due 5/2024)	5/15/2019	L + 7.00%	10.12%	28,769	29,432	2.2%
Workwell Acquisition Co.(3)(5)	First-lien loan ($23,951 par, due 10/2025)	10/19/2020	SOFR + 7.35%	10.55%	23,550	23,581	1.8%

					269,303	262,185	19.7%

Internet Services
Bayshore Intermediate #2, L.P.(3)	First-lien loan ($31,256 par, due 10/2028)	10/1/2021	L + 7.75%	10.43% PIK	30,633	30,078	2.3%
CrunchTime Information, Systems, Inc.(3)(5)	First-lien loan ($53,255 par, due 6/2028)	6/17/2022	SOFR + 6.00%	9.02%	52,047	51,595	3.9%
EDB Parent, LLC(3)(5)	First-lien loan ($53,988 par, due 7/2028)	7/7/2022	SOFR + 6.00%	9.11%	52,597	52,504	4.0%
Higher Logic, LLC(3)(5)	First-lien loan ($56,181 par, due 1/2024)	6/18/2018	L + 7.25%	10.93%	55,852	56,040	4.2%
LeanTaaS Holdings, Inc.(3)(5)	First-lien loan ($26,690 par, due 7/2028)	7/12/2022	SOFR + 6.50%	11.05%	25,783	25,639	1.9%
Lithium Technologies, LLC(3)	First-lien loan ($54,700 par, due 1/2024)	10/3/2017	SOFR + 8.00%	10.53%	54,636	53,606	4.0%
	First-lien revolving loan ($1,320 par, due 10/2022)	10/3/2017	SOFR + 8.00%	10.53%	1,319	1,254	0.1%
Lucidworks, Inc.(3)(5)	First-lien loan ($8,188 par, due 2/2027)	2/11/2022	SOFR + 7.50%	10.53% (incl. 3.50% PIK)	8,188	8,030	0.6%
Piano Software, Inc.(3)(5)	First-lien loan ($51,442 par, due 2/2026)	2/25/2021	SOFR + 7.10%	10.13%	50,526	50,156	3.8%

					331,581	328,902	24.8%

Marketing Services
Acoustic, L.P.(3)	First-lien note ($33,330 par, due 6/2024)	12/17/2019	L + 7.00%	9.81%	32,681	32,913	2.5%
Office Products
USR Parent, Inc.(3)(5)	ABL FILO term loan ($19,500 par, due 4/2027)	4/25/2022	SOFR + 6.50%	9.01%	19,118	18,866	1.4%
Oil, Gas and Consumable Fuels
Murchison Oil and Gas, LLC(3)	First-lien loan ($26,873 par, due 6/2026)	6/30/2022	SOFR + 8.50%	12.20%	26,307	26,323	2.0%
TRP Assets, LLC(3)	First-lien loan ($46,364 par, due 12/2025)	12/3/2021	SOFR + 7.76%	11.31%	45,546	46,664	3.5%

					71,853	72,987	5.5%

Other
Omnigo Software, LLC(3)(5)	First-lien loan ($40,455 par, due 3/2026)	3/31/2021	SOFR + 6.60%	9.63%	39,710	39,545	3.0%
Pharmaceuticals
Biohaven Pharmaceuticals, Inc.(3)(4)	First-lien loan ($42,613 par, due 8/2025)	8/7/2020	L + 9.00%	12.67%	41,864	45,169	3.4%
	First-lien loan ($35,689 par, due 9/2026)	9/30/2021	L + 8.25%	11.92%	35,011	41,043	3.1%
TherapeuticsMD, Inc.(3)(4)	First-lien loan ($13,797 par, due 10/2022)	4/24/2019	L + 7.75%	11.42%	13,673	13,659	1.0%

					90,548	99,871	7.5%

Retail and Consumer Products
99 Cents Only Stores LLC(3)	ABL FILO term loan ($25,000 par, due 5/2025)	9/6/2017	L + 8.50%	11.67%	24,762	25,000	1.9%
American Achievement, Corp.(3)	First-lien loan ($26,566 par, due 9/2026)	9/30/2015	L + 6.25%	8.82% (incl. 8.32% PIK)	25,710	20,257	1.5%

Company(1)(6)	Investment	Initial Acquisition Date	Reference Rate and Spread	Interest Rate	Amortized Cost(2)(8)	Fair Value(9)	Percentage of Net Assets
	First-lien loan ($1,364 par, due 9/2026) (15)	6/10/2021	L + 14.00%	16.57% (incl. 16.07% PIK)	1,364	82	0.0%
	Subordinated note ($4,740 par, due 9/2026) (15)	3/16/2021	L + 1.00%	3.28% PIK	545	71	0.0%
Bed Bath and Beyond Inc.(3)	ABL FILO term loan ($55,000 par, due 8/2027)	9/2/2022	SOFR + 7.90%	10.87%	53,646	53,625	4.0%
Cordance Operations, LLC(3)	First-lien loan ($26,087 par, due 7/2028)	7/25/2022	SOFR + 8.50%	11.80%	25,310	25,141	1.9%
Moran Foods, LLC(3)	ABL FILO term loan ($32,267 par, due 4/2024)	4/1/2020	L + 7.50%	11.17%	31,997	32,186	2.4%
Neuintel, LLC(3)(5)	First-lien loan ($55,300 par, due 12/2026)	12/20/2021	L + 6.25%	9.07%	54,263	53,365	4.0%
Project P Intermediate 2, LLC(3)	ABL FILO term loan ($74,063 par, due 5/2026)	11/8/2021	L + 8.00%	10.81%	72,828	73,877	5.6%
Tango Management Consulting, LLC(3)(5)	First-lien loan ($42,736 par, due 12/2027)	12/1/2021	L + 6.75%	9.03%	41,769	40,749	3.1%

					332,194	324,353	24.4%
Transportation
Project44, Inc.(3)(5)	First-lien loan ($35,139 par, due 11/2027)	11/12/2021	L + 6.25%	8.19%	33,988	33,626	2.5%

Total Debt Investments					2,599,055	2,589,752	194.8%

Equity and Other Investments
Business Services
Dye & Durham, Ltd.(4)(11)(13)	Common Shares (126,968 shares)	12/3/2021			3,909	1,688 (CAD 2,322)	0.1%
Mitnick TA Aggregator, LP(12)(13)(14)	Membership Interest (0.29% ownership)	5/2/2022			5,243	5,243	0.4%
ReliaQuest, LLC(12)(13)(14)	Class A-1 Units (570,263 units)	11/23/2021			1,126	1,363	0.1%
Sprinklr, Inc.(11)(12)	Common Shares (484,700 shares)	6/24/2021			4,180	4,469	0.3%
WideOrbit, Inc.(12)	1,567,807 Warrants	7/8/2020			327	2,482	0.2%

					14,785	15,245	1.1%

Communications
Celtra Technologies, Inc.(12)(13)	Class A Units (1,250,000 units)	11/19/2021			1,250	1,250	0.1%
IntelePeer Holdings, Inc.(12)	Series C Preferred Shares (1,816,295 shares)	4/8/2021			1,816	2,829	0.2%
	Series D Preferred Shares (1,598,874 shares)	4/8/2021			2,925	2,925	0.2%
	280,000 Warrants	2/28/2020			183	193	0.0%
	106,592 Warrants	4/8/2021			—	11	0.0%

					6,174	7,208	0.5%

Education
Astra 2L Holdings II LLC(12)(13)	Membership Interest (10.17% ownership)	1/13/2022			3,255	2,620	0.2%
EMS Linq, Inc.(12)(13)	Class B Units (5,522,526 units)	12/22/2021			5,523	4,763	0.3%
RMCF IV CIV XXXV, LP.(12)	Partnership Interest (11.94% ownership)	6/8/2021			1,000	1,190	0.1%

					9,778	8,573	0.6%

Financial Services
AvidXchange, Inc.(11)(12)(13)	Common Shares (200,721 shares)	10/15/2021			1,022	1,690	0.1%
Newport Parent Holdings, LP(12)	Class A-2 Units (131,569 units)	12/10/2020			4,177	4,386	0.3%
Oxford Square Capital Corp.(4)(11)	Common Shares (1,620 shares)	8/5/2015			6	5	0.0%
Passport Labs, Inc.(12)	17,534 Warrants	4/28/2021			192	92	0.0%
TradingScreen, Inc.(12)(14)	Class A Units (600,000 units)	5/14/2021			600	600	0.0%

					5,997	6,773	0.4%

Healthcare
Caris Life Sciences, Inc.(12)	Series C Preferred Shares (362,319 shares)	10/13/2020			1,000	1,300	0.1%
	Series D Preferred Shares (1,240,740 shares)	5/11/2021			10,050	8,568	0.6%
	633,376 Warrants	9/21/2018			192	1,151	0.1%
	569,991 Warrants	4/2/2020			250	888	0.1%
Merative L.P.(12)(13)(14)	989,691 Class A-1 Units	6/30/2022			9,897	9,897	0.7%

					21,389	21,804	1.6%

Hotel, Gaming and Leisure
IRGSE Holding Corp.(7)(12)	Class A Units (33,790,171 units)	12/21/2018			21,842	25,596	1.9%
	Class C-1 Units (8,800,000 units)	12/21/2018			100	43	0.0%

					21,942	25,639	1.9%

Human Resource Support Services
Axonify, Inc.(4)(12)(14)	Class A-1 Units (3,780,000 units)	5/5/2021			3,780	4,262	0.3%
ClearCompany, LLC(12)(14)	Series A Preferred Units (1,429,228 units)	8/24/2018			2,014	4,788	0.4%
DaySmart Holdings, LLC(12)(14)	Class A Units (166,811 units)	10/1/2019			1,347	1,845	0.1%
Employment Hero Holdings Pty Ltd.(4)(12)(13)	Series E Preferred Shares (113,250 shares)	3/1/2022			2,134	1,929 (AUD 3,000)	0.1%

					9,275	12,824	0.9%

Internet Services
Bayshore Intermediate #2, L.P.(12)(13)(14)	Common Units (12,330,709 units)	10/1/2021			12,331	12,331	0.9%
Lucidworks, Inc.(12)	Series F Preferred Shares (199,054 shares)	8/2/2019			800	842	0.1%
Piano Software, Inc.(12)(13)	Series C-1 Preferred Shares (418,527 shares)	12/22/2021			3,000	3,000	0.2%

					16,131	16,173	1.2%

Marketing Services
Validity, Inc.(12)	Series A Preferred Shares (3,840,000 shares)	5/31/2018			3,840	11,520	0.9%
Oil, Gas and Consumable Fuels
Murchison Oil and Gas, LLC(13)(14)	13,355 Preferred Units	6/30/2022			13,355	13,355	1.0%
TRP Assets, LLC(12)(13)(14)	Partnership Interest (1.89% ownership)	8/25/2022			8,058	8,058	0.6%

					21,413	21,413	1.6%

Pharmaceuticals
TherapeuticsMD, Inc.(12)(13)	759,317 Warrants	8/5/2020			1,326	402	0.0%
Retail and Consumer Products
American Achievement, Corp.(12)	Class A Units (687 units)	3/16/2021			—	50	0.0%
Copper Bidco, LLC(10)	Trust Certificates (132,928 Certificates)	12/7/2020			—	798	0.1%
	Trust Certificates (996,958 Certificates)	1/30/2021			4,148	13,309	1.0%
Neuintel, LLC(12)(13)(14)	Class A Units (1,176,494 units)	12/21/2021			3,000	2,618	0.2%

					7,148	16,775	1.3%

Company(1)(6)	Investment	Initial Acquisition Date	Reference Rate and Spread	Interest Rate	Amortized Cost(2)(8)	Fair Value(9)	Percentage of Net Assets
Structured Products
Allegro CLO Ltd, Series 2018-1A,(3)(4)(10)	Structured Product ($1,000 par, due 6/2031)	5/26/2022	L + 2.85%	5.36%	907	856	0.1%
American Money Management Corp CLO Ltd, Series 2016-18A(3)(4)(10)	Structured Product ($1,500 par, due 5/2031)	6/22/2022	L + 3.05%	6.06%	1,344	1,302	0.1%
Ares CLO Ltd, Series 2021-59A(3)(4)(10)	Structured Product ($1,000 par, due 4/2034)	6/23/2022	L + 6.25%	9.03%	893	837	0.1%
Ares Loan Funding I Ltd, Series 2021-ALFA, Class E(3)(4)(10)	Structured Product ($1,000 par, due 10/2034)	6/24/2022	L + 6.70%	9.21%	909	867	0.1%
Bain Capital Credit CLO Ltd, Series 2018-1A(3)(4)(10)	Structured Product ($500 par, due 4/2031)	10/15/2020	L + 5.35%	8.13%	422	381	0.0%
Battalion CLO Ltd, Series 2021-21A(3)(4)(10)	Structured Product ($1,300 par, due 7/2034)	7/13/2022	L + 3.30%	5.81%	1,143	1,140	0.1%
Benefit Street Partners CLO Ltd, Series 2015-6BR(3)(4)(10)	Structured Product ($2,500 par, due 7/2034)	7/13/2022	L + 3.85%	6.56%	2,157	2,220	0.2%
Benefit Street Partners CLO Ltd, Series 2015-8A(3)(4)(10)	Structured Product ($1,425 par, due 1/2031)	9/13/2022	L + 2.75%	5.46%	1,258	1,219	0.1%
Carlyle Global Market Strategies CLO Ltd, Series 2014-4RA(3)(4)(10)	Structured Product ($1,000 par, due 7/2030)	5/26/2022	L + 2.90%	5.41%	887	850	0.1%
Carlyle Global Market Strategies CLO Ltd, Series 2018-1A(3)(4)(10)	Structured Product ($1,550 par, due 4/2031)	8/11/2020	L + 5.75%	8.46%	1,241	1,201	0.1%
Carlyle Global Market Strategies CLO Ltd, Series 2017-4A(3)(4)(10)	Structured Product ($4,150 par, due 1/2030)	9/3/2020	L + 6.15%	8.66%	3,498	3,275	0.2%
CarVal CLO III Ltd, Series 2019-2A(3)(4)(10)	Structured Product ($1,000 par, due 7/2032)	6/30/2022	L + 6.44%	9.15%	882	833	0.1%
Cedar Funding CLO Ltd, Series 2018-7A(3)(4)(10)	Structured Product ($1,000 par, due 1/2031)	7/21/2022	L + 4.55%	7.26%	851	784	0.0%
CIFC CLO Ltd, Series 2018-3A(3)(4)(10)	Structured Product ($1,000 par, due 7/2031)	6/16/2022	L + 5.50%	8.24%	895	833	0.1%
CIFC CLO Ltd, Series 2021-4A(3)(4)(10)	Structured Product ($1,000 par, due 7/2033)	7/14/2022	L + 6.00%	8.51%	874	850	0.1%
Crown Point CLO Ltd, Series 2021-10A(3)(4)(10)	Structured Product ($1,000 par, due 7/2034)	6/14/2022	L + 6.85%	9.56%	899	835	0.1%
Dryden Senior Loan Fund, Series 2018-55A(3)(4)(10)	Structured Product ($1,000 par, due 4/2031)	7/25/2022	L + 2.85%	5.36%	893	860	0.1%
Dryden Senior Loan Fund, Series 2020-86A(3)(4)(10)	Structured Product ($1,500 par, due 7/2034)	8/17/2022	L + 6.50%	9.24%	1,403	1,230	0.1%
Eaton CLO Ltd, Series 2015-1A(3)(4)(10)	Structured Product ($2,500 par, due 1/2030)	6/23/2022	L + 2.50%	5.21%	2,181	2,172	0.2%
Eaton CLO Ltd, Series 2020-1A(3)(4)(10)	Structured Product ($1,000 par, due 10/2034)	8/11/2022	L + 6.25%	8.76%	928	837	0.1%
GoldenTree CLO Ltd, Series 2020-7A(3)(4)(10)	Structured Product ($1,000 par, due 4/2034)	6/17/2022	L + 6.50%	9.21%	916	871	0.1%
Gulf Stream Meridian, Series 2021-4A(3)(4)(10)	Structured Product ($1,015 par, due 7/2036)	6/3/2022	L + 6.35%	8.86%	931	838	0.1%
Gulf Stream Meridian, Series 2021-6A(3)(4)(10)	Structured Product ($2,000 par, due 1/2037)	9/12/2022	L + 6.36%	8.87%	1,780	1,654	0.1%
Jefferson Mill CLO Ltd, Series 2015-1A(3)(4)(10)	Structured Product ($1,000 par, due 10/2031)	5/23/2022	L + 3.55%	6.26%	898	842	0.1%
KKR CLO Ltd, 49A(3)(4)(10)	Structured Product ($1,000 par, due 7/2035)	6/2/2022	L + 8.00%	10.17%	961	917	0.1%
Madison Park CLO, Series 2018-28A(3)(4)(10)	Structured Product ($1,000 par, due 7/2030)	6/28/2022	L + 5.25%	7.76%	873	829	0.1%
Magnetite CLO Ltd, Series 2021-30A(3)(4)(10)	Structured Product ($1,000 par, due 10/2034)	6/13/2022	L + 6.20%	8.98%	916	864	0.1%
MidOcean Credit CLO Ltd, Series 2016-6A(3)(4)(10)	Structured Product ($3,500 par, due 4/2033)	5/23/2022	L + 3.52%	6.23%	3,145	2,919	0.2%
MidOcean Credit CLO Ltd, Series 2018-9A(3)(4)(10)	Structured Product ($1,100 par, due 7/2031)	6/1/2022	L + 6.05%	8.76%	957	818	0.0%
Octagon 57 LLC, Series 2021-1A(3)(4)(10)	Structured Product ($1,000 par, due 10/2034)	5/24/2022	L + 6.60%	9.11%	916	852	0.1%
Octagon Investment Partners 18 Ltd, Series 2018-18A(3)(4)(10)	Structured Product ($1,000 par, due 4/2031)	7/26/2022	L + 2.70%	5.44%	885	856	0.1%
Octagon Investment Partners 38 Ltd, Series 2018-1A(3)(4)(10)	Structured Product ($2,800 par, due 7/2030)	9/20/2022	L + 2.95%	5.66%	2,438	2,430	0.2%
Park Avenue Institutional Advisers CLO Ltd, Series 2018-1A(3)(4)(10)	Structured Product ($1,000 par, due 10/2031)	9/23/2022	L + 3.33%	6.04%	857	856	0.1%
Pikes Peak CLO, Series 2021-9A(3)(4)(10)	Structured Product ($2,000 par, due 10/2034)	8/31/2022	L + 6.58%	9.35%	1,778	1,679	0.1%
RR Ltd, Series 2020-8A(3)(4)(10)	Structured Product ($1,000 par, due 4/2033)	8/22/2022	L + 6.40%	8.91%	919	862	0.1%
Shackelton CLO Ltd, Series 2015-7RA(3)(4)(10)	Structured Product ($1,000 par, due 7/2031)	5/23/2022	L + 3.33%	5.84%	888	845	0.1%
Signal Peak CLO LLC, Series 2018-5A(3)(4)(10)	Structured Product ($1,000 par, due 4/2031)	8/9/2022	L + 5.65%	8.43%	888	829	0.1%
Southwick Park CLO Ltd, Series 2019-4A(3)(4)(10)	Structured Product ($1,000 par, due 7/2032)	5/25/2022	L + 6.25%	8.96%	927	843	0.1%
Stewart Park CLO Ltd, Series 2015-1A(3)(4)(10)	Structured Product ($1,000 par, due 1/2030)	7/25/2022	L + 2.60%	5.11%	889	865	0.1%
Voya CLO Ltd, Series 2018-3A(3)(4)(10)	Structured Product ($2,750 par, due 10/2031)	6/22/2022	L + 5.75%	8.26%	2,369	2,151	0.1%
Whitebox CLO I Ltd, Series 2020-2A(3)(4)(10)	Structured Product ($1,125 par, due 10/2034)	7/12/2022	L + 3.35%	6.13%	1,003	1,021	0.1%
Wind River CLO Ltd, Series 2014-2A(3)(4)(10)	Structured Product ($1,500 par, due 1/2031)	6/23/2022	L + 2.90%	5.41%	1,330	1,290	0.0%
Wind River CLO Ltd, Series 2017-1A(3)(4)(10)	Structured Product ($3,000 par, due 4/2036)	7/14/2022	L + 3.72%	6.46%	2,591	2,649	0.1%

					54,520	51,962	4.4%

Total Equity and Other Investments					193,718	216,311	16.4%

Total Investments					$2,792,773	$2,806,063	211.2%

	Interest Rate Swaps as of September 30, 2022
	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Market Value	Upfront (Payments) / Receipts	Change in Unrealized Gains / (Losses)
Interest rate swap(a)	4.50%	L + 1.99%	1/22/2023	$150,000	$(668)	$—	$(3,729)
Interest rate swap(a)(e)	L + 2.28%	3.875%	11/1/2024	2,500	—	—	—
Interest rate swap(a)(b)	4.50%	L + 2.37%	8/1/2022	—	—	—	(1,192)
Interest rate swap(a)(b)	4.50%	L + 1.59%	8/1/2022	—	—	—	(751)
Interest rate swap(a)(b)	4.50%	L + 1.60%	8/1/2022	—	—	—	(112)
Interest rate swap(a)(b)	L + 2.11%	4.50%	8/1/2022	—	—	1,252	(923)
Interest rate swap(a)(b)	L + 2.11%	4.50%	8/1/2022	—	—	96	(70)
Interest rate swap(a)(b)	L + 2.11%	4.50%	8/1/2022	—	—	904	(394)

Interest rate swap(a)	L	0.16%	7/30/2022	—	—	—	(13)

Total				152,500	(668)	2,252	(7,184)
Interest rate swap(a)(c)(d)	3.875%	L + 2.25%	11/1/2024	300,000	(16,878)	—	(20,874)
Interest rate swap(a)(c)(d)	3.875%	L + 2.46%	11/1/2024	50,000	(3,023)	—	(3,400)
Interest rate swap(a)(c)	2.50%	L + 1.91%	8/1/2026	300,000	(38,361)	—	(28,122)

Total				650,000	(58,262)	—	(52,396)
Cash collateral				—	61,592	—	—

Total derivatives				$802,500	$2,662	$2,252	$(59,580)

(a)	Contains a variable rate structure. Bears interest at a rate determined by three-month LIBOR.
(b)	Interest rate swap was terminated or matured during the period.
(c)	Instrument is used in a hedge accounting relationship. The associated change in fair value is recorded along with the change in fair value of the hedged item within interest expense.
(d)

$2.5 million in aggregate notional value of these instruments is no longer designated as instruments in a hedge accounting relationship. The associated change in fair value of the de-designated portion is recorded within unrealized gain/(loss).

(e)	The fair market value of this instrument is presented net with the $2.5 million in aggregate notional value of instruments no longer designated as instruments in a hedge accounting relationship.
(1)	Certain portfolio company investments are subject to contractual restrictions on sales.
(2)	The amortized cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
(3)

Investment contains a variable rate structure, subject to an interest rate floor. Variable rate investments bear interest at a rate that may be determined by reference to either London Interbank Offered Rate (“LIBOR” or “L”), Euro Interbank Offer Rate (“Euribor” or “E”), Canadian Dollar Offered Rate (“CDOR” or “C”), Secured Overnight Financing Rate (“SOFR”) which may also contain a credit spread adjustment depending on the tenor election, Bank Bill Swap Bid Rate (“BBSY” or “B”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”) or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate or “P”), all of which include an available tenor, selected at the borrower’s option, which reset periodically based on the terms of the credit agreement. For investments with multiple interest rate contracts, the interest rate shown is the weighted average interest rate in effect at September 30, 2022.

(4)

This portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. Non-qualifying assets represented 12.5% of total assets as of September 30, 2022.

(5)

In addition to the interest earned based on the stated interest rate of this investment, which is the amount reflected in this schedule, the Company may be entitled to receive additional interest as a result of an arrangement with other members in the syndicate to the extent an investment has been allocated to “first out” and “last out” tranches, whereby the “first out” tranche will have priority as to the “last out” tranche with respect to payments of principal, interest and any amounts due thereunder and the Company holds the “last out” tranche.

(6)

Under the 1940 Act, the Company is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, a portfolio company, as the Company owns more than 5% of a portfolio company’s outstanding voting securities. Transactions during the nine months ended September 30, 2022 in which the Company was an Affiliated Person of a portfolio company are as follows:

Non-controlled, Affiliated Investments during the nine months ended September 30, 2022

Company	Fair Value at December 31, 2021	Gross Additions(a)	Gross Reductions(b)	Net Change In Unrealized Gain/(Loss)	Realized Gain/(Loss)	Transfers	Fair Value at September 30, 2022	Dividend Income	Interest Income
MD America Energy, LLC(c)	$27,017	$—	$(12,667)	$(14,350)	$13,673	$—	$—	$—	$133

Total	$27,017	$—	$(12,667)	$(14,350)	$13,673	$—	$—	$—	$133

(a)

Gross additions include increases in the cost basis of investments resulting from new investments, payment-in-kind interest or dividends, the amortization of any unearned income or discounts on debt investments, as applicable.

(b)

Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, and the amortization of any premiums on debt investments, as applicable. When an investment is placed on non-accrual status, any cash flows received by the Company may be applied to the outstanding principal balance.

(c)	Includes investment in SMPA Holdings, LLC of 15,000 common equity units.

(7)

Under the 1940 Act, the Company is deemed to be both an “Affiliated Person” of and “Control,” as such terms are defined in the 1940 Act, this portfolio company, as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement). Transactions during the nine months ended September 30, 2022 in which the Company was an Affiliated Person of and was deemed to Control a portfolio company are as follows:

Controlled, Affiliated Investments during the nine months ended September 30, 2022

Company	Fair Value at December 31, 2021	Gross Additions(a)	Gross Reductions(b)	Net Change In Unrealized Gain/(Loss)	Realized Gain/(Loss)	Transfers	Fair Value at September 30, 2022	Other Income	Interest Income
IRGSE Holding Corp.	$59,779	$2,500	$—	$7,990	$—	$—	$70,269	$3	$3,520
Mississippi Resources, LLC	—	—	(1,553)	1,498	55	—	—	—	—

Total	$59,779	$2,500	$(1,553)	$9,488	$55	$—	$70,269	$3	$3,520

(a)

Gross additions include increases in the cost basis of investments resulting from new investments, payment-in-kind interest or dividends, the amortization of any unearned income or discounts on debt investments, as applicable.

(b)

Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, and the amortization of any premiums on debt investments, as applicable. When an investment is placed on non-accrual status, any cash flows received by the Company may be applied to the outstanding principal balance.

(8)

As of September 30, 2022, the estimated cost basis of investments for U.S. federal tax purposes was $2,807,880, resulting in estimated gross unrealized gains and losses of $117,489 and $109,905, respectively.

(9)

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 820, Fair Value Measurements (“ASC Topic 820”), unless otherwise indicated, the fair values of all investments were determined using significant unobservable inputs and are considered Level 3 investments. See Note 6 for further information related to investments at fair value.

(10)	This investment is valued using observable inputs and is considered a Level 2 investment. See Note 6 for further information related to investments at fair value.
(11)	This investment is valued using observable inputs and is considered a Level 1 investment. See Note 6 for further information related to investments at fair value.
(12)	This investment is non-income producing.
(13)

All or a portion of this security was acquired in a transaction exempt from registration under the Securities Act, and may be deemed to be “restricted securities” under the Securities Act. As of September 30, 2022, the aggregate fair value of these securities is $70,609 or 5.3% of the Company’s net assets.

(14)	Ownership of equity investments may occur through a holding company or partnership.
(15)	Investment is on non-accrual status as of September 30, 2022.

DETERMINATION OF NET ASSET VALUE

The net asset value per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding. We calculate the value of our investments in accordance with the procedures described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Investments at Fair Value” in Part I, Item 1 of our 2021 Annual Report incorporated by reference in this prospectus.

Determinations in Connection with Offerings

In connection with certain future offerings of shares of our common stock, our Board or an authorized committee of our Board will be required to make the determination that we are not selling shares of our common stock at a price below the then-current net asset value of our common stock at the time at which the sale is made. Our Board or an authorized committee will consider the following factors, among others, in making a determination:

•	the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC;

•

our management’s assessment of whether any material change in the net asset value of our common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed net asset value of our common stock and ending two days prior to the date of the sale of our common stock; and

•

the magnitude of the difference between (i) a value that our Board or an authorized committee thereof has determined reflects the current net asset value of our common stock, which is generally based upon the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the net asset value of our common stock since the date of the most recently disclosed net asset value of our common stock, and (ii) the offering price of the shares of our common stock in the proposed offering.

These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

Pursuant to approval granted at a special meeting of stockholders held on May 26, 2022, we are currently permitted to sell or otherwise issue shares of our common stock at a price below our then-current net asset value per share, subject to the approval of our Board and certain other conditions. Such stockholder approval expires on May 26, 2023. We intend to propose the extension of this approval in future years.

Except for such authorizations as otherwise may be required with respect to a particular issuance under applicable law, New York Stock Exchange rules or our certificate of incorporation, no further authorization from stockholders will be solicited or required prior to a sale or other issuance of shares of common stock at a price below net asset value per share in accordance with the terms of the approval. However, will would only issue shares of our common stock at a price below net asset value per share if the following conditions are met:

•	a “required majority” of our directors have determined that any such sale would be in the best interests of us and our stockholders;

•

a “required majority” of our directors, in consultation with any underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such common stock or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price which closely approximates the market value of those shares of common stock, less any distributing commission or discount; and

•	the number of shares to be issued does not exceed 25% of our then-outstanding common stock immediately prior to each such offering.

Under the 1940 Act, a “required majority” of directors means both a majority of our directors who have no financial interest in the transaction and a majority of our independent directors. For these purposes, directors will not be deemed to have a financial interest solely by reason of their ownership of our common stock.

There is no limit on the percentage below net asset value per share at which shares may be sold by us or the number of offerings, each for up to 25% of our then-outstanding common stock, that we may conduct under the approval for the one-year period that authorization is granted.

In making a determination that an offering of common stock at a price below its net asset value per share pursuant to the approval is in our and our stockholders’ best interests, our Board will consider a variety of factors including:

•

the effect that an offering at a price below net asset value per share would have on our stockholders, including the potential dilution to the net asset value per share of our common stock our stockholders would experience as a result of the offering;

•	the amount per share by which the offering price per share and the net proceeds per share are less than our most recently determined net asset value per share;

•	the relationship of recent market prices of our common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;

•	whether the estimated offering price would closely approximate the market value of shares of our common stock;

•	the potential market impact of being able to raise capital during the current financial market difficulties;

•	the nature of any new investors anticipated to acquire shares of our common stock in the offering;

•	the anticipated rate of return on and quality, type and availability of investments; and

•	the leverage available to us.

Our Board will also consider any possible conflict of interest due to the fact that the proceeds from the issuance of additional shares of our common stock would increase the management fees that we pay to the Adviser, as such fees are based on the amount of our gross assets, as it would regardless of whether we offer shares of common stock at a price below our net asset value per share or above our net asset value per share.

We will not sell shares of our common stock under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement if the cumulative dilution to our net asset value per share from offerings under the registration statement, as amended by any post-effective amendments, exceeds 15%. This limit will be measured separately for each offering pursuant to the registration statement, as amended by any post-effective amendments, by calculating the percentage dilution or accretion to aggregate net asset value from that offering and then summing the percentage from each offering. For example, if our most recently determined net asset value per share at the time of the first offering is $16.00 and we have 60 million shares of common stock outstanding, the sale of 12 million shares of common stock at net proceeds to us of $8.00 per share (a 50% discount) would produce dilution of 8.33%. If we subsequently determined that our net asset value per share increased to $17.00 on the then 72 million shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 11.07 million shares of common stock at net proceeds to us of $8.50 per share, which would produce dilution of 6.67%, before we would reach the aggregate 15% limit.

Sales by us of our common stock at a discount from net asset value per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. Any sale of common stock at a price below net asset value per share would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro rata basis.

Examples of Dilutive Effect of the Issuance of Shares Below net asset value

The following two headings and accompanying tables explain and provide hypothetical examples on the impact of a public offering of the Company’s common stock at a price less than net asset value on two different types of investors:

•	existing stockholders who do not purchase any shares in the offering; and

•	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering.

A placement of common stock at a price less than net asset value to a third party in a private placement would have an impact substantially similar to the impact on existing stockholders who do not purchase any shares in the public offering described below.

Impact on Existing Stockholders Who Do Not Participate in the Offering

Our existing stockholders who do not participate in an offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease in the net asset value of the shares they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in its assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value. This decrease could be more pronounced as the size of the offering and level of discounts increase. There is no maximum level of discount from net asset value at which we may sell shares pursuant to this authority.

The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

The examples below assume that the issuer has 75.8 million shares outstanding, $2.6 billion in total assets and $1.3 billion in total liabilities (all figures correspond to actual data for us as of December 31, 2021). The net asset value and net asset value per share are thus $1.3 billion and $16.84 per share as of December 31, 2021. The chart illustrates the dilutive effect on Stockholder A of (a) an offering of 3.8 million shares of common stock (5% of the outstanding shares) at $16.00 per share after offering expenses and commissions (a 5% discount from net asset value per share), (b) an offering of 7.6 million shares of common stock (10% of the outstanding shares) at $15.16 per share after offering expenses and commissions (a 10% discount from net asset value per share), (c) an offering of 15.2 million shares of common stock (20% of the outstanding shares) at $13.47 per share after offering expenses and commissions (a 20% discount from net asset value per share), and (d) an offering of 18.9 million shares of common stock (25% of the outstanding shares) at $12.63 per share after offering expenses and commissions (a 25% discount from net asset value per share). The prospectus pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined net asset value. It is not possible to predict the level of market price decline that may occur.

	Prior to Sale Below net asset value	Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 25% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$16.84		$15.95		$14.18		$13.29
Net Proceeds per Share to Issuer		$16.00		$15.16		$13.47		$12.63
Decrease/Increase to Net Asset Value
Shares Offered		3,788,577		7,577,154		15,154,308		18,942,886
Total Shares Outstanding	75,771,542	79,560,119		83,348,696		90,925,850		94,714,428
Net Asset Value per Share	$16.84	$16.80	(0.25%)	$16.69	(0.92%)	$16.28	(3.34%)	$16.00	(5.01%)
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	75,772	75,772	0.00%	75,772	0.00%	75,772	0.00%	75,772	0.00%
Percentage Held by Stockholder A	0.10%	0.10%	(4.76%)	0.09%	(9.09%)	0.08%	(16.67%)	0.08%	(20.00%)
Total Net Asset Value Held by Stockholder A	$1,275,848	$1,272,824	(0.24%)	$1,264,268	(0.91%)	$1,233,346	(3.33%)	$1,212,084	(5.00%)
Total Investment by Stockholder A (Assumed to be $16.84 per Share)	$1,275,848	$1,275,848		$1,275,848		$1,275,848		$1,275,848
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)		$(3,023)		$(11,579)		$(42,501)		$(63,763)
Investment per Share Held by Stockholder A (Assumed to be $16.84 per Share on Shares Held Prior to Sale)	$16.84	$16.84	0.00%	$16.84	0.00%	$16.84	0.00%	$16.84	0.00%
Net Asset Value per Share Held by Stockholder A		$16.80		$16.69		$16.28		$16.00
Dilution per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$(0.15)		$(0.56)		$(0.84)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.25%)		(0.92%)		(3.34%)		(5.01%)

Impact on Existing Stockholders Who Do Participate in the Offering

Our existing stockholders who participate in an offering below net asset value or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions)

will experience the same types of net asset value per share dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in shares of our common stock immediately prior to the offering. The level of net asset value per share dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience net asset value per share dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who overparticipates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value per share dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from net asset value at which the Company may sell shares pursuant to this authority.

The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (a) 50% of its proportionate share of the offering (i.e., 0.05% of an offering of 15.2 million shares) rather than its 0.10% proportionate share and (b) 150% of such percentage (i.e., 0.15% of an offering of 15.2 million shares) rather than its 0.10% proportionate share. The prospectus pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

	Prior to Sale Below net asset value	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$14.18		$14.18
Net Proceeds per Share to Issuer		$13.47		$13.47
Decrease/Increase to Net Asset Value
Shares Offered		15,154,308		15,154,308
Total Shares Outstanding	75,771,542	90,925,850	20.00%	90,925,850	20.00%
Net Asset Value per Share	$16.84	$16.28	(3.34)%	$16.28	(3.34)%
Dilution/Accretion to Participating Stockholder Shares Held by Stockholder A
Shares Held by Stockholder A	75,772	83,349	10.00%	98,503	30.00%
Percentage Held by Stockholder A	0.10%	0.09%	(8.33)%	0.11%	8.33%
Total Net Asset Value Held by Stockholder A	$1,275,848	$1,356,680	6.34%	$1,603,348	25.67%
Total Investment by Stockholder A (Assumed to be $17.16 per Share on Shares Held Prior to Sale)	$1,275,848	$1,383,300		$1,598,204
Total Dilution/Accretion to Stockholder A (Total Net Asset Value Less Total Investment)		$(26,620)		$5,144
Investment per Share Held by Stockholder A (Assumed to be $17.16 per Share on Shares Held Prior to Sale)	$16.84	$16.60	(1.45)%	$16.22	(3.65)%
Net Asset Value per Share Held by Stockholder A		$16.28		$16.28
Dilution/Accretion per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.32)		$0.05
Percentage Dilution/Accretion to Stockholder A (Dilution per Share Divided by Investment per Share)			(1.92)%		0.32%

Impact on New Investors

Investors who are not currently stockholders and who participate in an offering of shares of our common stock at a price below net asset value per share, but whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by us, will experience an immediate decrease, although small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering of shares of our common stock at a price below net asset value per share and whose investment per share is also less than the resulting net asset value per share due to selling compensation and expenses paid by us being significantly less than the discount per share, will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from net asset value per share at which we may sell shares pursuant to such authority.

The example assumes that the issuer has 75.8 million shares outstanding, $2.6 billion in total assets and $1.3 billion in total liabilities. The current net asset value and NAV per share are thus $1.3 billion and $16.84 per share. The chart illustrates the dilutive effect on Stockholder A of (a) an offering of 3.8 million shares of common stock (5% of the outstanding shares) at $16.00 per share after offering expenses and commissions (a 5% discount from NAV per share), (b) an offering of 7.6 million shares of common stock (10% of the outstanding shares) at $15.16 per share after offering expenses and commissions (a 10% discount from NAV per share), (c) an offering of 15.2 million shares of common stock (20% of the outstanding shares) at $13.47 per share after offering expenses and commissions (a 20% discount from NAV per share), and (d) an offering of 18.9 million shares of common stock (25% of the outstanding shares) at $12.63 per share after offering expenses and commissions (a 25% discount from NAV per share). The prospectus pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined NAV. It is not possible to predict the level of market price decline that may occur.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10%, 20% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only

		Example 1		Example 2		Example 3		Example 4
	Prior to Sale Below NAV	5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 25% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$16.84		$15.95		$14.18		$13.29
Net Proceeds per Share to Issuer		$16.00		$15.16		$13.47		$12.63
Decrease/Increase to Net Asset Value
Total Shares Outstanding	75,771,542	79,560,119		83,348,696		90,925,850		94,714,428
Shares Offered		3,788,577		7,577,154		15,154,308		18,942,886
Net Asset Value per Share	$16.84	$16.80	(0.25)%	$16.69	(0.92)%	$16.28	(3.34)%	$16.00	(5.01)%
Dilution/Accretion to New Investor A
Shares Held by Investor A	0	3,789		7,577		15,154		18,943
Percentage Held by Investor A	0.00%	0.00%		0.01%		0.02%		0.02%
Total Net Asset Value Held by Investor A	$0	$63,641		$126,426		$246,668		$303,019
Total Investment by Investor A (At Price to Public)		$63,800		$120,884		$214,904		$251,841
Total Dilution/Accretion to Investor A (Total Net Asset Value Less Total Investment		$(159)		$5,543		$31,764		$51,179
Investment per Share Held by Investor A		$16.84		$15.95		$14.18		$13.29
Net Asset Value per Share Held by Investor A		$16.80		$16.69		$16.28		$16.00
Dilution/Accretion per Share Held by Investor A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$0.73		$2.10		$2.70
Percentage Dilution/Accretion to Investor A (Dilution per Share Divided by Investment per Share)			(0.25)%		4.59%		14.78%		20.32%

DIVIDEND REINVESTMENT PLAN

The information under the heading “Dividend Reinvestment Plan” in Part I, Item I of our 2021 Annual Report is incorporated by reference in this prospectus.

A stockholder who does not opt out of the dividend reinvestment plan will be treated for U.S. federal income tax purposes as having received a cash dividend or distribution in an amount equal to the total dollar amount of the dividend or distribution payable to such stockholder, net of applicable withholding taxes, and then reinvesting that net cash for additional shares of our stock. Such a stockholder is subject to the same U.S. federal income tax consequences as stockholders who elect to receive their cash dividends or distributions in cash; however, because a stockholder that participates in the dividend reinvestment plan does not actually receive any cash, such a stockholder will not have such cash available to pay any applicable taxes on the deemed distribution. A stockholder that participates in the dividend reinvestment plan and thus is treated as having invested in additional shares of our stock will have a basis in such additional shares of stock equal to the total dollar amount of the cash dividend or distribution payable to the stockholder divided by the total numbers of shares issued to such stockholder pursuant to such dividend or distribution. The stockholder’s holding period for such stock will commence on the day following the day on which the shares are credited to the stockholder’s account.

All correspondence concerning the plan should be directed to the plan administrator by mail at American Stock Transfer & Trust Company, LLC, Transfer Agency—Sixth Street Specialty Lending, 6201 15th Avenue, Brooklyn, NY 11219.

If you hold your common stock with a brokerage firm that does not participate in the plan, you will not be able to participate in the plan and any dividend reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations applicable to us and to an investment in shares of our common stock or preferred stock. This summary deals only with beneficial owners (referred to in this summary as “stockholders”) of shares of our common stock or preferred stock that hold their shares as capital assets. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of stockholders that are subject to special treatment under U.S. federal income tax laws, including:

•	stockholders subject to the alternative minimum tax;

•	tax-exempt organizations (except as discussed below);

•	insurance companies;

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	pension plans (except as discussed below);

•	trusts (except as discussed below);

•	financial institutions;

•	entities taxed as partnerships or partners therein;

•	persons holding shares of common stock or preferred stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who received our stock as compensation;

•	persons who hold our stock on behalf of another person as a nominee;

•	persons who are “controlled foreign corporations;”

•	U.S. expatriates, or

•	U.S. stockholders (as defined below) who have a “functional currency” other than the U.S. dollar.

Finally, this summary does not address other U.S. federal tax consequences (such as estate, gift and Medicare contribution tax consequences), the alternative minimum tax or any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Code, and U.S. Treasury Regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to stockholders in light of their personal circumstances.

If we issue preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or preferred stock with other terms that may have different U.S. federal income tax consequences than those described in this summary, the U.S. federal income tax consequences of such preferred stock will be described in the relevant prospectus supplement. This summary does not discuss the consequences of an investment in our subscription rights, debt securities or warrants representing rights to purchase shares of our preferred stock, common stock or debt securities or as units in combination with such securities. The U.S. federal income tax consequences of such an investment will be discussed in the relevant prospectus supplement.

For purposes of this discussion under the heading “Material U.S. Federal Income Tax Considerations,” a “U.S. stockholder” is a beneficial owner of shares of our common stock or preferred stock that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of our stock.

A “Non-U.S. stockholder” is a beneficial owner of shares of our common stock or preferred stock that is not a U.S. stockholder and not an entity taxed as a partnership.

Regulated Investment Company Classification

As a BDC, we have elected to be treated as a RIC for U.S. federal income tax purposes. Our status as a RIC enables us to deduct qualifying distributions to our stockholders, so that we will be subject to corporate-level U.S. federal income taxation only in respect of income and gains that we retain and do not distribute.

To maintain our status as a RIC, we must, among other things:

•	maintain our election under the 1940 Act to be treated as a BDC;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

•	maintain diversified holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of our taxable year:

•

at least 50% of the value of our total gross assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if our holdings of such issuer are greater in value than 5% of our total assets or greater than 10% of the outstanding voting securities of such issuer, and

•

no more than 25% of the value of our assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by us and are engaged in the same or similar or related trades or businesses (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

To maintain our status as a RIC, we must distribute (or be treated as distributing) in each taxable year dividends for tax purposes of an amount equal to at least 90% of our investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses, as well as other taxable income, excluding any net capital gains reduced by deductible expenses) and 90% of our net tax-exempt income for that taxable year. As a RIC, we generally will not be subject to corporate-level U.S. federal income tax on our investment company taxable income and net capital gains that we distribute to stockholders. In addition, to avoid the imposition of a nondeductible 4% U.S. federal excise tax, we must distribute (or be treated as distributing) in each calendar year an amount at least equal to the sum of:

•	98% of our net ordinary income, excluding certain ordinary gains and losses, recognized during a calendar year;

•	98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of such calendar year; and

•	100% of any income or gains recognized, but not distributed, in preceding years.

We have previously incurred, and can be expected to incur in the future, such excise tax on a portion of our income and gains. While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We generally expect to distribute substantially all of our earnings on a quarterly basis, but will reinvest dividends on behalf of those investors that do not elect to receive their dividends in cash. See “Price Range of Common Stock and Distributions” and “Dividend Reinvestment Plan” for a description of our dividend policy and obligations. One or more of the considerations described below, however, could result in the deferral of dividend distributions until the end of the fiscal year:

•

We may make investments that are subject to tax rules that require us to include amounts in our income before we receive cash corresponding to that income or that defer or limit our ability to claim the benefit of deductions or losses. For example, if we hold securities issued with original issue discount, that original issue discount may be accrued in income before we receive any corresponding cash payments.

•

In cases where our taxable income exceeds our available cash flow, we will need to fund distributions with the proceeds of sale of securities or with borrowed money, and may raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where we are required to recognize income before or without receiving cash representing such income), we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell investments at times we would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

If in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to stockholders, and distributions will be taxable to our stockholders as ordinary dividends to the extent of our current or accumulated earnings and profits, and distributions would not be required. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as capital gain. If we fail to qualify as a RIC for a period greater than two consecutive taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of the taxable year) that we elect to recognize on requalification or when recognized over the next five years.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our stockholders their share of the foreign taxes paid by us.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income or receivables or expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or receivables or pay such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Taxation of U.S. Stockholders

Distributions from our investment company taxable income (consisting generally of net ordinary income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. stockholders as ordinary income to the extent made out of our current or accumulated earnings and profits. To the extent that such distributions paid by us to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“qualified dividend income”) may be eligible for a reduced maximum U.S. federal income tax rate. In this regard, it is anticipated that our distributions generally will not be attributable to dividends received by us and, therefore, generally will not qualify for the reduced rates that may be applicable to qualified dividend income. Distributions generally will not be eligible for the dividends received deduction allowed to corporate stockholders. Distributions derived from our net capital gains (which generally is the excess of our net long-term capital gain over net short-term capital loss) which we have reported as capital gain dividends will be taxable to

U.S. stockholders as long-term capital gain regardless of how long particular U.S. stockholders have held their shares. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such U.S. stockholder’s common stock or preferred stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

Any dividends declared by us in October, November, or December of any calendar year, payable to stockholders of record on a specified date in such a month, which are actually paid during January of the following calendar year, will be treated as if paid by us and received by such stockholders during the quarter ended December 31 of the previous calendar year. In addition, we may elect to relate any undistributed investment company taxable income or net capital gains eligible for distribution as a dividend back to our immediately prior taxable year if we:

•

declare such dividend prior to the earlier of the 15th day of the ninth month following the close of that taxable year, or any applicable extended due date of our U.S. federal corporate income tax return for such prior taxable year;

•	distribute such amount in the 12-month period following the close of such prior taxable year; and

•	make an election in our U.S. federal corporate income tax return for the taxable year in which such undistributed investment company taxable income or net capital gains were recognized.

Any such election will not alter the general rule that a U.S. stockholder will be treated as receiving a dividend in the taxable year in which the dividend is distributed, subject to the October, November, or December dividend declaration rule discussed immediately above.

We have adopted a dividend reinvestment plan that will allow stockholders to elect to receive dividends in the form of additional shares instead of in cash. If a U.S. stockholder reinvests dividends in additional shares, such U.S. stockholder will be treated as if it had received a distribution in the amount of cash that it would have received if it had not made the election. Any such additional shares will have a tax basis equal to the amount of the distribution.

Although we intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their common stock or preferred stock. Since we expect to pay tax on any retained capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. stockholder’s other federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for federal income tax. A stockholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes we paid. To utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

If an investor purchases shares of our common stock or preferred stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

If a U.S. stockholder sells or otherwise disposes of shares of our common stock or preferred stock, the U.S. stockholder will recognize gain or loss equal to the difference between its adjusted tax basis in the shares sold or otherwise disposed of and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Any loss recognized on a sale or exchange of shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock or preferred stock may be disallowed if other shares of our common stock or preferred stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

From time to time, we may offer to repurchase our outstanding shares. Stockholders who tender all shares held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a stockholder tenders fewer than all of its shares or fewer than all shares tendered are repurchased, such stockholder may be treated as having received a taxable dividend upon the tender of its shares. In such a case, there is a risk that non-tendering stockholders, and stockholders who tender some but not all of their shares or fewer than all of whose shares are repurchased, in each case whose percentage interests in us increase as a result of such tender, will be treated as having received a taxable distribution from us. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming shares.

We will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts of such distributions includible in such U.S. stockholder’s taxable income for such year as ordinary dividends and capital gain dividends. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

Under applicable U.S. Treasury regulations, if a U.S. stockholder recognizes a loss with respect to our common stock or preferred stock of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not exempted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. stockholders should consult their own tax advisers to determine the applicability of these U.S. Treasury regulations in light of their individual circumstances.

We will be required in certain cases to backup withhold and remit to the U.S. Treasury a portion of qualified dividend income, ordinary income dividends and capital gain dividends, and the proceeds of redemption of shares, paid to any stockholder (a) who has provided either an incorrect tax identification number or no number at all, (b) whom the IRS subjects to backup withholding for failure to report the receipt of interest or dividend income properly or (c) who has failed to certify to us that it is not subject to backup withholding or that it is an “exempt recipient.” Backup withholding is not an additional tax and any amounts withheld may be refunded or credited against a stockholder’s federal income tax liability, provided the appropriate information is timely furnished to the IRS.

Potential Limitation with Respect to Certain U.S. Stockholders on Deductions for Certain Fees and Expenses

We expect to be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of shares of our common stock being treated as regularly traded on an established securities market. If we are not treated as such for any calendar year, then, for purposes of computing the taxable income of U.S. stockholders that are individuals, trusts or estates, (i) our earnings will be computed without taking into account such U.S. stockholders’ allocable shares of the Management and Incentive Fees paid to our investment adviser and certain of our other expenses, (ii) each such U.S. stockholder will be treated as having received or accrued a dividend from us in the amount of such U.S. stockholder’s allocable share of these fees and expenses for the calendar year, (iii) each such U.S. stockholder will be treated as having paid or incurred such U.S. stockholder’s allocable share of these fees and expenses for the calendar year and (iv) each such U.S. stockholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. stockholder. In addition, we would be required to report the relevant income and expenses, including the Management Fee, on Form 1099-DIV. Miscellaneous itemized deductions generally are not deductible by individuals, trusts or estates for taxable years beginning after December 31, 2017 and before January 1, 2026.

Taxation of Tax-Exempt U.S. Stockholders

A U.S. stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income, or UBTI. The direct conduct by a tax-exempt U.S. stockholder of the activities that we propose to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. stockholder will not be subject to U.S. taxation solely as a result of such stockholder’s ownership of our shares and receipt of dividends that we pay. In addition, under current law, if we incur indebtedness, such indebtedness will not be attributed to portfolio investors in our stock. Therefore, a tax-exempt U.S. stockholder will not be treated as earning income from “debt-financed property” and dividends we pay will not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur.

Taxation of Non-U.S. Stockholders

Whether an investment in the shares of our common stock or preferred stock is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares of our common stock or preferred stock by a Non-U.S. stockholder may have adverse tax consequences as compared to a direct investment in the assets in which we will invest. Non-U.S. stockholders should consult their tax advisors before investing in our common stock or preferred stock.

Distributions of our investment company taxable income that we pay to a Non-U.S. stockholder will be subject to U.S. withholding tax at a 30% rate to the extent of our current or accumulated earnings and profits unless (i) such dividends qualify for the pass-through rules described below, and such stockholder could have received the underlying income free of tax; (ii) such stockholder qualifies for, and complies with the procedures for claiming, an exemption or reduced rate under an applicable income tax treaty; or (iii) such stockholder qualifies, and complies with the procedures for claiming, an exemption by reason of its status as a foreign government-related entity.

Non-U.S. stockholders generally are not subject to U.S. federal income tax on capital gains realized on the sale of our shares or on actual or deemed distributions of our net capital gains. If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. To obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

At the end of 2015, Congress permanently renewed the pass-through rules under which certain dividend distributions by RICs derived from our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at a least a 10% stockholder, reduced by expenses that are allocable to such income) or paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our net long-term capital loss for such taxable year) qualify for an exemption from U.S. withholding tax. As a result, dividends that we designate as “interest-related dividends” or “short-term capital gain dividends” generally will be exempt from U.S. withholding tax if the underlying income is U.S.-source and the Non-U.S. stockholder could have received the underlying income free of tax. To the extent dividends are paid that do not qualify for this exemption (e.g., dividends related to foreign-source income or other income not treated as qualified net interest income or qualified short-term capital gains), some Non-U.S. stockholders may qualify for a reduced rate of U.S. withholding tax under an applicable tax treaty or for an exemption from U.S. withholding tax by reason of their status as a foreign sovereign or under special treaty provisions for certain foreign pension funds. Prospective investors should consult their own advisers regarding their eligibility for a reduced rate or exemption as described above.

To qualify for an exemption or reduced rate of U.S. withholding tax (under a treaty, by reason of an exemption for sovereign investors, or under the rules applicable to interest-related dividends or short-term capital gain dividends), a Non-U.S. stockholder must comply with the U.S. tax certification requirements described below. A Non-U.S. stockholder must deliver to the applicable withholding agent and maintain in effect a valid IRS Form W-8BEN-E or other applicable tax certification establishing its entitlement to the exemption or reduced rate, or otherwise establishing an exemption from backup withholding.

We have adopted a dividend reinvestment plan that will allow stockholders to elect to receive dividends in the form of additional shares instead of in cash. If a Non-U.S. stockholder reinvests dividends in additional shares, such Non-U.S. stockholder will be treated as if it had received a distribution in the amount of cash that it would have received if it had not made the election. If the distribution is a distribution of our investment company taxable income and is not designated by us as a short-term capital gain dividend or interest-related dividend, if applicable, the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) and only the net after-tax amount will be reinvested in our common stock. The Non-U.S. stockholder will have an adjusted tax basis in the additional shares of our common stock purchased through the dividend reinvestment plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. stockholder’s account.

In the case of distributions made by the Company (other than capital gain dividends), additional requirements will apply to Non-U.S. stockholders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. stockholders that hold their shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution, under an agreement it has entered into with the U.S. government or under certain intergovernmental agreements, collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. stockholders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. stockholders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

A RIC is a corporation for U.S. federal income tax purposes. Under current law, a Non-U.S. stockholder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a RIC.

Non-U.S. stockholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares of our common stock or preferred stock.

U.S. information reporting requirements will apply and backup withholding will not apply to dividends paid on our shares to a Non-U.S. stockholder, provided the Non-U.S. stockholder provides to the applicable withholding agent a Form W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that it is not a United States person) or otherwise establishes an exemption. Similarly, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of our shares effected outside the United States by a foreign office of a broker if the broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a “controlled foreign corporation” as to the United States, or (iv) is a foreign partnership that, at any time during its taxable year is more than 50% (by income or capital interest) owned by United States persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a Non-U.S. stockholder and certain conditions are met, or such holder otherwise establishes an exemption. Payment by a United States office of a broker of the proceeds of a sale of our shares will be subject to both backup withholding and information reporting unless the Non-U.S. stockholder certifies its status that it is not a United States person under penalties of perjury or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Non-U.S. stockholder may be refunded or credited against such stockholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

DESCRIPTION OF OUR SECURITIES

This prospectus contains a summary of our common stock, preferred stock, subscription rights, debt securities and warrants. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will describe the material terms and conditions for each security.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Delaware General Corporate Law, or the DGCL, and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the DGCL and our certificate of incorporation and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

Under the terms of our restated certificate of incorporation, which was adopted on June 15, 2020, our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, of which 81,389,287 shares are outstanding as of January 12, 2023, and 100,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are outstanding as of January 12, 2023.

Our common stock is listed on the NYSE under the symbol “TSLX.” There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, our stockholders generally are not personally liable for our debts or obligations.

The following presents our outstanding classes of securities as of January 12, 2023:

Title of Class	Amount Authorized	Amount Held by Us or for Our Account		Amount Outstanding Exclusive of Amount Held by Us or for Our Account
Common Stock	400,000,000	664,	250	81,389,287

Common Stock

Under the terms of our certificate of incorporation, holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and holders of common stock do not have cumulative voting rights. Accordingly, subject to the rights of any outstanding preferred stock, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends declared by our Board, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to receive ratably our net assets available after the payment of all debts and other liabilities and will be subject to the prior rights of any outstanding preferred stock. Holders of common stock have no redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any series of preferred stock that we may designate and issue in the future. In addition, holders of our common stock may participate in our dividend reinvestment plan.

Preferred Stock

Under the terms of our certificate of incorporation, our Board is authorized to issue shares of preferred stock in one or more series without stockholder approval. See “Description of Our Preferred Stock.”

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with providing leverage for our investment program, possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Our certification of incorporation limits our directors’ liability to the fullest extent permitted under Delaware corporate law and the 1940 Act. Specifically, our directors will not be personally liable to us or our stockholders for any breach of fiduciary duty as a director, except for any liability:

(i)	for any breach of the director’s duty of loyalty to us or our stockholders,

(ii)	for acts or omissions not in good faith or which involve willful misconduct, gross negligence, bad faith, reckless disregard or a knowing violation of law,

(iii)	under Section 174 of the DGCL, which relates to unlawful payment of dividends or unlawful stock purchases or redemptions, or

(iv)	for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL. So long as we are registered or regulated under the 1940 Act, any limitation of liability of our directors and officers as described above is limited to the extent prohibited by the 1940 Act or by any valid rule, regulation or order of the SEC.

Section 145 of the DGCL allows for the indemnification of officers, directors, and any corporate agents in terms sufficiently broad to indemnify such person under certain circumstances for liabilities, including reimbursement for expenses, incurred arising under the Securities Act. Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent authorized or permitted by law and this right to indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and personal and legal representatives; however, for proceedings to enforce rights to indemnification, we are not obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless that proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

Our obligation to provide indemnification and advancement of expenses is subject to the requirements of the 1940 Act and Investment Company Act Release No. 11330, which, among other things, preclude indemnification for any liability (whether or not there is an adjudication of liability or the matter has been settled) arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and require reasonable and fair means for determining whether indemnification will be made.

In addition, we have entered into indemnification agreements with our directors and officers that provide for a contractual right to indemnification to the fullest extent permitted by the DGCL. A form of the indemnification agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

We may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to our employees and agents similar to those conferred to our directors and officers. The rights to indemnification and to the advancement of expenses are subject to the requirements of the 1940 Act to the extent applicable. Any repeal or modification of our certificate of incorporation by our stockholders will not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer existing at the time of the repeal or modification with respect to any acts or omissions occurring prior to the repeal or modification.

Under the Investment Advisory Agreement, we have, to the extent permitted by applicable law, indemnified the Adviser and certain of its affiliates, as described under “Management Agreements—Indemnification” in Part I, Item 1 of our 2021 Annual Report.

Anti-Takeover Provisions

The following summary outlines certain provisions of Delaware law and our certificate of incorporation regarding anti-takeover provisions. These provisions could have the effect of limiting the ability of other entities or persons to acquire control of us by means of a tender offer, proxy contest or otherwise, or to change the composition of our Board. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. These measures, however, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders and could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices. These attempts could also have the effect of increasing our expenses and disrupting our normal operation. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging acquisition proposals because the negotiation of the proposals may improve their terms.

We are subject to the provisions of Section 203 of the DGCL. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with “interested stockholders” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions (including an exception for our Adviser and certain of its affiliates), an “interested stockholder” with which business combinations may be restricted is a person that, together with its affiliates and associates, owns, or is an affiliate or associate of the corporation and within the prior three years did own, 15% or more of the corporation’s voting stock.

Our certificate of incorporation and bylaws provide that:

•	the Board be divided into three classes, as nearly equal in size as possible, with staggered three-year terms (and the number of directors shall not be fewer than four or greater than nine);

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directors may be removed only for cause by the affirmative vote of 75% of the holders of our capital stock then outstanding and entitled to vote in the election of directors, voting together as a single class; and

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subject to the rights of any holders of preferred stock, any vacancy on the Board, however the vacancy occurs, including a vacancy due to an enlargement of the Board, may only be filled by vote of a majority of the directors then in office.

The classification of our Board and the limitations on removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from acquiring us. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.

Our bylaws also provide that:

•	any action required or permitted to be taken by the stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting; and

•	special meetings of the stockholders may only be called by our Board, Chairman, or a Chief Executive Officer.

Our bylaws provide that for nominations and any other matters to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding advance notice to us. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Nominating and Corporate Governance Committee a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Our certificate of incorporation further provides that stockholders may not take action by written consent in lieu of a meeting. These provisions may discourage another person or entity from making a tender offer for our common stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders’ meeting, and not by written consent.

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation requires the affirmative vote of at least 75% of the holders of our capital stock then outstanding and entitled to vote in the election of directors, voting together as a single class, to amend certain specified provisions of the certificate relating to our Board, limitation of liability, indemnification procedures, and amendments to our certificate of incorporation.

Our certificate of incorporation permits our Board to amend or repeal our bylaws. Our bylaws generally can be amended or repealed by approval of at least 75% of the total number of authorized directors then in office. Additionally, our stockholders have the power to adopt, amend or repeal our bylaws, upon the affirmative vote of at least 75% of the holders of our capital stock then outstanding and entitled to vote on any matter.

A director may be removed from office, but only for cause and at a meeting called for that purpose, by the affirmative vote of 75% of the holders of our capital stock then outstanding and entitled to vote in the election of directors, voting together as a single class.

In addition, our certificate of incorporation requires the favorable vote of a majority of our Board followed by the favorable vote of the holders of at least 75% of our outstanding shares of common stock, to approve, adopt or authorize certain transactions with 10% or greater holders of our outstanding common stock and their affiliates or associates, unless the transaction has been approved by at least 80% of our Board, in which case approval by “a majority of the outstanding voting securities” (as defined in the 1940 Act) will be required. For purposes of these provisions, a 10% or greater holder of our outstanding common stock, or a principal stockholder, refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 10% or more of the outstanding shares of our common stock.

The 10% holder transactions subject to these special approval requirements are:

•	the merger or consolidation of us or any subsidiary of ours with or into any principal stockholder;

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the issuance of any of our securities to any principal stockholder for cash, except pursuant to any automatic dividend reinvestment plan or the exercise of any preemptive rights granted in our certificate of incorporation (which are no longer applicable following our IPO) or pursuant to any subscription agreement by and among us, the Adviser and such principal stockholder entered into prior to our IPO;

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the sale, lease or exchange of all or any substantial part of our assets to any principal stockholder, except assets having an aggregate fair market value of less than 5% of our total assets, aggregating for the purpose of this computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; and

•

the sale, lease or exchange to us or any subsidiary of ours, in exchange for our securities, of any assets of any principal stockholder, except assets having an aggregate fair market value of less than 5% of our total assets, aggregating for purposes of this computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

To convert us to an open-end investment company, to merge or consolidate us with any entity in a transaction as a result of which the governing documents of the surviving entity do not contain substantially the same anti-takeover provisions as are provided in our certificate of incorporation, to liquidate and dissolve us or to amend any of the provisions discussed herein, our certificate of incorporation requires the favorable vote of at least 80% of the holders of our common stock then outstanding, or the approval of a majority of the continuing directors and at least 75% of the holders of our capital stock then outstanding entitled to vote in the election of directors, voting together as a single class. If approved in the foregoing manner, our conversion to an open-end investment company could not occur until 90 days after the stockholders’ meeting at which the conversion was approved and would also require at least 30 days’ prior notice to all stockholders. As part of the conversion to an open-end investment company, substantially all of our investment policies and strategies and portfolio would have to be modified to assure the degree of portfolio liquidity required for open-end investment companies. In the event of conversion, the common shares would cease to be listed on any national securities exchange or market system. Stockholders of an open-end investment company may require the company to redeem their shares at any time, except in certain circumstances as authorized by or under the 1940 Act, at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. You should assume that it is not likely that our Board would vote to convert us to an open-end fund.

The 1940 Act defines “a majority of the outstanding voting securities” as the lesser of:

•	67% or more of the company’s voting stock present at a meeting if more than 50% of the outstanding voting securities of the company are present or represented by proxy; and

•	more than 50% of the outstanding voting securities of the company.

For the purposes of calculating “a majority of the outstanding voting securities” under our certificate of incorporation, each class and series of our shares will vote together as a single class, except to the extent required by the 1940 Act or our certificate of incorporation, with respect to any class or series of shares. If a separate class vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.

Our Board has determined that provisions with respect to the Board and the stockholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interest of stockholders generally.

DESCRIPTION OF OUR PREFERRED STOCK

In addition to shares of common stock, we have 100,000,000 shares of preferred stock authorized under our certificate of incorporation, par value $0.01 per share, of which no shares are currently outstanding. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our Board is required by Delaware law and by our certificate of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such issuance must adhere to the requirements of the 1940 Act, Delaware law and any other limitations imposed by law.

The Board has discretion to establish the number of shares to be included in each series and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each series, and any qualifications, limitations, or restrictions. The 1940 Act limits our flexibility as to certain rights and preferences of the preferred stock under our certificate of incorporation. In particular, every share of stock issued by a BDC must be voting stock and have equal voting rights with every other outstanding class of voting stock, except to the extent that the stock satisfies the requirements for being treated as a senior security, which requires, among other things, that:

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immediately after issuance and before any distribution is made with respect to common stock, we must meet a coverage ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, of at least 150%; and

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the holders of shares of preferred stock must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and for so long as dividends on the preferred stock are unpaid in an amount equal to two full years of dividends on the preferred stock.

The features of the preferred stock are further limited by the requirements applicable to RICs under the Code.

For any series of preferred stock that we may issue, our Board will determine and the amendment to our certificate of incorporation and the prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;

•

the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board. All shares of each series of preferred stock will differ only as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

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the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Dilutive Effects

Any stockholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of stockholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then current net asset value per share, the rights offering may reduce our net asset value per share. The amount of dilution that a stockholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our stockholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our Board approves such issuance on the basis that the issuance is in the best interests of us and our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The debt securities will be issued under an indenture dated January 22, 2018 between us and Wells Fargo Bank, National Association.

Subject to the provisions of the indenture, the trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default—Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed indentures with the SEC. See “Available Information” for information on how to obtain a copy of the applicable indenture.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•	the provision for any sinking fund;

•	any restrictive covenants;

•	any Events of Default;

•	whether the series of debt securities is issuable in certificated form;

•	any provisions for defeasance or covenant defeasance;

•	any special federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	whether the debt securities are secured and the terms of any security interest;

•	the listing, if any, on a securities exchange; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our common stock if our asset coverage, calculated pursuant to the 1940 Act, is at least equal to 150% immediately after each such issuance. In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit the distribution to our stockholders or the repurchase of such indebtedness or securities unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. Specifically, we may be precluded from declaring dividends or repurchasing shares of our common stock unless our asset coverage is at least 150%. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital” in Part II, Item 1A of our 3Q 2022 Quarterly Report.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

Except as otherwise indicated in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the applicable prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

•	We do not pay the principal of, or any premium on, a debt security of the series on its due date, including upon any redemption date or required repurchase date.

•	We do not pay interest on a debt security of the series when due, and such default is not cured within 30 days.

•	We do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days.

•

We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee (if a Responsible Officer has actual knowledge of such default) or holders of at least 25% of the principal amount of debt securities of the series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days.

•

We or any of our “significant subsidiaries” (as defined in in Rule 1-02(w) of Regulation S-X, other than subsidiaries that are non-recourse or limited recourse subsidiaries, bankruptcy remote special purpose vehicles and any subsidiaries that are not consolidated with us for GAAP purposes) default, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of us and/or any such subsidiary, (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of the series then outstanding.

•

On the last business day of each of twenty-four consecutive calendar months, we have an asset coverage of less than 100%, giving effect to any amendments to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act or to any exemptive relief granted to us by the SEC.

•	Any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it determines in good faith that the withholding of notice is in the interests of the holders.

Remedies If an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee (if a Responsible Officer has actual knowledge of such Event of Default) or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”) (Section 315 of the Trust Indenture Act of 1939). If indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give your trustee written notice that an Event of Default has occurred and remains uncured.

•

The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, any premium or interest; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Covenants

Merger, Consolidation or Sale of Assets

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:

•

Where we merge out of existence or sell all or substantially all our assets, the resulting entity or transferee must be organized and existing in the United States and must agree to be legally responsible for our obligations under the debt securities.

•	Immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing.

•	We must deliver certain certificates and documents to the trustee.

•	We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Other Covenants

•

For the period of time during which debt securities of any series are outstanding, we will not violate, whether or not we are subject thereto, Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, but giving effect, in either case, to any exemptive relief granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the any series of debt securities outstanding and the trustee, for the period of time during which the such debt securities are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•

modify certain of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture, and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including adding additional covenants or event of default. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

•

If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of a series of debt securities issued under an indenture, or all series, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

•

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “—Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities at maturity.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplished covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and repaid the debt securities at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever accomplished full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “—Indenture Provisions—Subordination.”

Form, Exchange and Transfer of Certificated Registered Securities

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking

We may issue two types of unsecured indebtedness obligations: senior and subordinated. Senior unsecured indebtedness obligations refer to those that rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to such indebtedness. Subordinated unsecured indebtedness obligations refer to those that are expressly subordinated in right of payment to other unsecured obligations.

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, will serve as the trustee under the indenture. This document and the related documents do not provide a comprehensive description of the rights, benefits, protections, immunities, indemnities, and privileges of the trustee. Rather, the indenture sets forth the trustee’s rights, benefits, protections, immunities, indemnities, and privileges. The trustee assumes (and shall have) no responsibility or liability for the accuracy, correctness, or completeness of the information (including such information concerning us or our affiliates or any other party) contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Certain Considerations Relating To Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Debt Securities

The Depository Trust Company, New York, NY, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct

Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Our securities and loan documents are held by State Street Bank and Trust Company pursuant to a custodian agreement and American Stock Transfer & Trust Company, LLC serves as our transfer agent, distribution paying agent and registrar. The principal business address of State Street Bank and Trust Company is 1 Lincoln Street, Boston, Massachusetts 02111. The principal business address of American Stock Transfer  & Trust Company, LLC is 6201 15th Avenue, Brooklyn, NY 11219.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in will not require the use of brokers or the payment of brokerage commissions.

Subject to policies established by our Board, the Adviser will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities.

The Adviser generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, the Adviser may select a broker based upon brokerage or research services provided to the Adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

We also pay brokerage commissions incurred in connection with purchases pursuant to the Company 10b5-1 Plan.

The aggregate amount of brokerage commissions paid by us during the three most recent completed fiscal years is less than $0.4 million.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods.

We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents designated from time to time by us, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to our thought a market maker or into an existing trading market, on an exchange or otherwise, in forward contracts of similar arrangements or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; any securities exchange or market on which the securities may be listed; and, in the case of a rights offering, the number of shares of our common stock issuable upon the exercise of each right. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of any common stock offered by us, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the consent of the majority of our outstanding voting securities or (c) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority, or FINRA, or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. In addition, Schulte Roth & Zabel LLP and Morris, Nichols, Arsht & Tunnell LLP will pass on certain legal matters for us. Cleary Gottlieb Steen & Hamilton LLP and Schulte Roth & Zabel LLP also represent the Adviser. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Sixth Street Specialty Lending, Inc. (and subsidiaries) as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021 and the Senior Securities table covering the last ten fiscal years ended December 31, 2021 under the heading “Senior Securities” have been incorporated by reference in this prospectus and included elsewhere in the registration statement, respectively, in reliance upon the reports of KPMG LLP, 345 Park Avenue, New York, New York 10154, independent registered public accounting firm, incorporated by reference, respectively, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.

We file with or submit to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act.

We maintain a website at https://sixthstreetspecialtylending.com and make all of our periodic and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. Information contained on our website is not incorporated into this prospectus, and you should not consider information on our website to be part of this prospectus. You may also obtain such information by contacting us in writing at 888 7th Avenue, 41st Floor, New York, NY 10106, Attention: TSLX Investor Relations, or by emailing us at IRTSLX@sixthstreet.com. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Code of Ethics

Our codes of ethics are attached as exhibits to the registration statement of which this prospectus is a part, and are available on the EDGAR Databased on the SEC’s internet site at http://www.sec.gov. You may also obtain copies of the codes of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Proxy Voting Policies and Procedures

You may obtain information about how the Adviser voted proxies, free of charge, by making a written request for proxy voting information to: Sixth Street Specialty Lending Advisers, 888 7th Avenue, 41st Floor, New York, NY 10106, Attention: TSLX Investor Relations, or by emailing us at IRTSLX@sixthstreet.com. The SEC also maintains a website at http://www.sec.gov that contains such information.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. Pursuant to the SBCAA, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This prospectus incorporates by reference the documents listed below:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 17, 2022, including the information specifically incorporated by reference into the Form 10-K from our Definitive Proxy Statement on Schedule 14A relating to our 2022 Annual Meeting of Stockholders, filed with the SEC on April 13, 2022;

•

Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 4, 2022, for the three months ended June  30, 2022, filed with the SEC on August 2, 2022, and for the three months ended September 30, 2022, filed with the SEC on November 1, 2022; and

•	Our Current Reports on Form 8-K, filed with the SEC on April 29, 2022, May 27, 2022 and July 1, 2022.

We incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made by contacting us in writing at the following address:

Sixth Street Specialty Lending, Inc.

888 7th Avenue, 41st Floor

New York, NY 10106

Attention: TSLX Investor Relations

Email: IRTSLX@sixthstreet.com.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$

% Notes due

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	J.P. Morgan	SMBC Nikko

        , 2023